                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                            Dated September 25, 2003

                                      among

                         QUINTILES TRANSNATIONAL CORP.,
                                as the Borrower,

                          PHARMA SERVICES HOLDING, INC.
                                       and
                   PHARMA SERVICES INTERMEDIATE HOLDING CORP.,
                              as Parent Guarantors,

                         THE LENDERS REFERRED TO HEREIN

                              --------------------

                         CITIGROUP GLOBAL MARKETS INC.,
                    as Sole Lead Arranger and Sole Bookrunner

                                       and

                          CITICORP NORTH AMERICA, INC.,
                            as Administrative Agent,

                              --------------------

                               ABN AMRO BANK N. V.
                                       and
                         BANC ONE MEZZANINE CORPORATION
                            as Co-Syndication Agents
                                       and

                        RESIDENTIAL FUNDING CORPORATION,
                         (DBA GMAC--RFC HEALTH CAPITAL)
                             as Documentation Agent

                              --------------------

                                TABLE OF CONTENTS

                                                                                                                              Page
                                                                                                                              ----
                                   ARTICLE I

                                  DEFINITIONS
SECTION 1.01.  Defined Terms................................................................................................    1
SECTION 1.02.  Classification of Loans and Borrowings.......................................................................   39
SECTION 1.03.  Terms Generally..............................................................................................   39
SECTION 1.04.  Exchange Rates...............................................................................................   40

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  Credit Commitments...........................................................................................   40
SECTION 2.02.  Procedure for Borrowing......................................................................................   41
SECTION 2.03.  Conversion and Continuation Options for Loans................................................................   43
SECTION 2.04.  Provisions Relating to Foreign Currency Loans................................................................   44
SECTION 2.05.  Swingline Loans..............................................................................................   45
SECTION 2.06.  Optional and Mandatory Prepayments of Loans; Repayments of Term B Loans......................................   47
SECTION 2.07.  Letters of Credit............................................................................................   51
SECTION 2.08.  Repayment of Loans; Evidence of Debt.........................................................................   55
SECTION 2.09.  Interest Rates and Payment Dates.............................................................................   56
SECTION 2.10.  Computation of Interest......................................................................................   57
SECTION 2.11.  Fees.........................................................................................................   57
SECTION 2.12.  Termination, Reduction or Adjustment of Commitments..........................................................   58
SECTION 2.13.  Inability to Determine Interest Rate; Unavailability of Deposits; Inadequacy of Interest Rate................   59
SECTION 2.14.  Pro Rata Treatment and Payments..............................................................................   59
SECTION 2.15.  Illegality...................................................................................................   61
SECTION 2.16.  Requirements.................................................................................................   61
SECTION 2.17.  Taxes........................................................................................................   62
SECTION 2.18.  Indemnity....................................................................................................   64
SECTION 2.19.  Change of Lending Office.....................................................................................   64
SECTION 2.20.  Sharing of Setoffs...........................................................................................   65
SECTION 2.21.  Assignment of Commitments Under Certain Circumstances........................................................   65

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization, etc............................................................................................   66

                                                                                                                              Page
                                                                                                                              ----
SECTION 3.02.  Due Authorization, Non-Contravention, etc....................................................................   66
SECTION 3.03.  Government Approval, Regulation, etc.........................................................................   67
SECTION 3.04.  Validity, etc................................................................................................   67
SECTION 3.05.  Activities of Parent Guarantors and Acquisition Corp.........................................................   67
SECTION 3.06.  Representations and Warranties in the Merger Agreement.......................................................   67
SECTION 3.07.  Financial Information........................................................................................   68
SECTION 3.08.  [Reserved]...................................................................................................   68
SECTION 3.09.  No Material Adverse Change...................................................................................   68
SECTION 3.10.  Litigation...................................................................................................   68
SECTION 3.11.  Compliance with Laws and Agreements..........................................................................   68
SECTION 3.12.  Subsidiaries.................................................................................................   68
SECTION 3.13.  Ownership of Properties......................................................................................   69
SECTION 3.14.  Taxes........................................................................................................   70
SECTION 3.15.  Pension and Welfare Plans....................................................................................   70
SECTION 3.16.  Environmental Warranties.....................................................................................   70
SECTION 3.17.  Regulations U and X..........................................................................................   72
SECTION 3.18.  Disclosure; Accuracy of Information; Pro Forma Balance Sheets and Projected Financial Statements.............   72
SECTION 3.19.  Insurance....................................................................................................   73
SECTION 3.20.  Labor Matters................................................................................................   73
SECTION 3.21.  Solvency.....................................................................................................   73
SECTION 3.22.  Securities...................................................................................................   73
SECTION 3.23.  Indebtedness Outstanding.....................................................................................   74
SECTION 3.24.  Security Documents...........................................................................................   74
SECTION 3.25.  Anti-Terrorism Laws..........................................................................................   75

                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.  Effective Date...............................................................................................   76
SECTION 4.02.  Conditions to Each Credit Event..............................................................................   83

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Information, Reports, Notices, etc.................................................................   84
SECTION 5.02.  Compliance with Laws, etc....................................................................................   87
SECTION 5.03.  Maintenance of Properties....................................................................................   87
SECTION 5.04.  Insurance....................................................................................................   88
SECTION 5.05.  Books and Records; Visitation Rights.........................................................................   88
SECTION 5.06.  Environmental Covenant.......................................................................................   89
SECTION 5.07.  Information Regarding Collateral.............................................................................   90
SECTION 5.08.  Existence; Conduct of Business...............................................................................   90

                                                                                                                              Page
                                                                                                                              ----
SECTION 5.09.  Performance of Obligations...................................................................................   90
SECTION 5.10.  Casualty and Condemnation....................................................................................   90
SECTION 5.11.  Pledge of Additional Collateral..............................................................................   91
SECTION 5.12.  Further Assurances...........................................................................................   91
SECTION 5.13.  Use of Proceeds..............................................................................................   92
SECTION 5.14.  Payment of Taxes.............................................................................................   92
SECTION 5.15.  Equal Security for Loans and Notes...........................................................................   92
SECTION 5.16.  Guarantees...................................................................................................   93
SECTION 5.17.  Subordination of Loans.......................................................................................   93
SECTION 5.18.  Unrestricted Subsidiaries....................................................................................   93
SECTION 5.19.  Non-Pledgeable Permitted PharmaBio Investments...............................................................   93
SECTION 5.20.  Additional Mortgages.........................................................................................   94
SECTION 5.21.  Foreign Pledges..............................................................................................   94

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  Indebtedness; Certain Equity Securities......................................................................   95
SECTION 6.02.  Liens........................................................................................................   99
SECTION 6.03.  Fundamental Changes..........................................................................................  101
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions....................................................  102
SECTION 6.05.  Asset Sales..................................................................................................  104
SECTION 6.06.  Sale and Leaseback Transactions..............................................................................  105
SECTION 6.07.  Restricted Payments..........................................................................................  106
SECTION 6.08.  Transactions with Affiliates.................................................................................  107
SECTION 6.09.  Restrictive Agreements.......................................................................................  108
SECTION 6.10.  Amendments or Waivers of Certain Documents; Prepayments of Indebtedness......................................  109
SECTION 6.11.  No Other "Designated Senior Indebtedness"....................................................................  109
SECTION 6.12.  Limitation on Activities of Parent Guarantors................................................................  109
SECTION 6.13.  Interest Expense Coverage Ratio..............................................................................  110
SECTION 6.14.  Total Leverage Ratio.........................................................................................  110
SECTION 6.15.  Senior Leverage Ratio........................................................................................  111
SECTION 6.16.  Capital Expenditures.........................................................................................  112
SECTION 6.17.  Maintenance of Corporate Separateness........................................................................  112
SECTION 6.18.  Anti-Terrorism Law...........................................................................................  113
SECTION 6.19.  Embargoed Person.............................................................................................  113
SECTION 6.20.  Anti-Money Laundering........................................................................................  113

                                   ARTICLE VII

                                EVENTS OF DEFAULT

SECTION 7.01.  Listing of Events of Default.................................................................................  114

                                                                                                                              Page
                                                                                                                              ----
SECTION 7.02.  Action if Bankruptcy.........................................................................................  117
SECTION 7.03.  Action if Other Event of Default.............................................................................  117
SECTION 7.04.  Action if Event of Termination...............................................................................  117

                                  ARTICLE VIII

                                   THE AGENTS

SECTION 8.01.  The Agents...................................................................................................  117

                                   ARTICLE IX

                                    GUARANTEE

SECTION 9.01.  Guarantee of the Parent Guarantors...........................................................................  119
SECTION 9.02.  Amendments, etc. with Respect to the Applicable Obligations..................................................  120
SECTION 9.03.  Guarantee Absolute and Unconditional.........................................................................  120
SECTION 9.04.  Reinstatement................................................................................................  121
SECTION 9.05.  Payments.....................................................................................................  121
SECTION 9.06.  Independent Obligations......................................................................................  121

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01. Notices......................................................................................................  122
SECTION 10.02. Survival of Agreement........................................................................................  123
SECTION 10.03. Binding Effect...............................................................................................  123
SECTION 10.04. Successors and Assigns.......................................................................................  123
SECTION 10.05. Expenses; Indemnity..........................................................................................  127
SECTION 10.06. Right of Setoff..............................................................................................  129
SECTION 10.07. Applicable Law...............................................................................................  129
SECTION 10.08. Waivers; Amendment...........................................................................................  129
SECTION 10.09. Interest Rate Limitation.....................................................................................  131
SECTION 10.10. Entire Agreement.............................................................................................  131
SECTION 10.11. WAIVER OF JURY TRIAL.........................................................................................  131
SECTION 10.12. Severability.................................................................................................  131
SECTION 10.13. Counterparts.................................................................................................  132
SECTION 10.14. Headings.....................................................................................................  132
SECTION 10.15. Jurisdiction; Consent to Service of Process..................................................................  132
SECTION 10.16. Confidentiality..............................................................................................  132
SECTION 10.17. Citigroup Direct Website Communications......................................................................  134
SECTION 10.18. Collateral Agent as Joint Creditor...........................................................................  135
SECTION 10.19. Currency of Payment..........................................................................................  135
SECTION 10.20. Relationship of Banc One Mezzanine Corporation...............................................................  136

EXHIBIT A       Form of Administrative Questionnaire
EXHIBIT B       Form of Borrowing Request
EXHIBIT C       Form of Assignment and Acceptance
EXHIBIT D       Form of Collateral Sharing Agreement
EXHIBIT E       Form of Compliance Certificate
EXHIBIT F-1     Form of Term B Note
EXHIBIT F-2     Form of Revolving Note
EXHIBIT G       Form of Closing Certificate
EXHIBIT H       Form of Subsidiary Guarantee Agreement
EXHIBIT I       Form of Pledge Agreement
EXHIBIT J       Form of Security Agreement
EXHIBIT K-1     Form of Opinion of Morgan, Lewis & Bockius LLP
EXHIBIT K-2     Form of Opinion of Smith, Anderson, Blount, Mitchell & Jernigan,
                  L.L.P.
EXHIBIT L       Form of U.S. Local Counsel Opinion
EXHIBIT M       Form of Solvency Certificate
EXHIBIT N       Form of Mortgage
EXHIBIT O       Form of Officers' Certificate
EXHIBIT P       Form of Landlord Subordination

SCHEDULE 2.01           Lenders and Commitments
SCHEDULE 3.02           Non-Contravention
SCHEDULE 3.03           Government Approvals
SCHEDULE 3.09           Material Adverse Effect
SCHEDULE 3.10           Litigation
SCHEDULE 3.13(b)        Leased, Subleased and Owned Real Property
SCHEDULE 3.16           Environmental Warranties
SCHEDULE 3.19           Insurance
SCHEDULE 3.24(d)        Mortgage Filing Offices
SCHEDULE 4.01(c)        Local Counsel
SCHEDULE 4.01(w)        Non-U.S. Subsidiaries
SCHEDULE 4.01(y)(A)     Mortgaged Properties
SCHEDULE 4.01(y)(C)     Title Insurance Amounts
SCHEDULE 6.01(a)(iii)   Existing Indebtedness
SCHEDULE 6.01(a)(xx)    Employment Agreements
SCHEDULE 6.02           Existing Liens
SCHEDULE 6.04           Existing Investments
SCHEDULE 6.08           Transactions with Affiliates
SCHEDULE 6.09           Existing Restrictions

                  CREDIT AGREEMENT (this "Agreement") dated September 25, 2003, among QUINTILES TRANSNATIONAL CORP., a North Carolina corporation (the "Borrower"); PHARMA SERVICES HOLDING, INC., a Delaware corporation (the "Parent"); PHARMA SERVICES INTERMEDIATE HOLDING CORP., a Delaware corporation (the "Intermediate Parent"); the financial institutions listed on Schedule 2.01, as such Schedule may from time to time be supplemented and amended (the "Lenders"); CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders; RESIDENTIAL FUNDING CORPORATION (DBA GMAC -- RFC HEALTH CAPITAL) ("RFC"), as documentation agent (in such capacity, the "Documentation Agent"); and CITIGROUP GLOBAL MARKETS INC. ("CGMI"), as sole lead arranger and sole bookrunner (the "Lead Arranger") and ABN AMRO BANK N.V. ("ABN"), as co-syndication agent and BANC ONE MEZZANINE CORPORATION ("Banc One"), as co-syndication agent (and together with ABN, the "Syndication Agents").

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" means a Borrowing comprised of ABR Loans.

                  "ABR Loan" means any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II.

                  "Acquisition Consideration" shall mean the purchase consideration for any Permitted Acquisition and all other payments by the Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business (such "earn-outs" and other payments, "Contingent Payment Agreements"); provided that (i) ordinary course indemnification obligations shall be excluded from Acquisition Consideration,
(ii) amounts paid to officers or employees of the Borrower or any of its Subsidiaries (after giving effect to such Permitted Acquisition) and accounted for as operating expenses under GAAP relating to compensation shall be excluded from Acquisition Consideration, (iii) amounts in excess of the discounted present value of payments reasonably anticipated to be made under Contingent Payment Agreements, the calculation of which is set forth in an officer's certificate signed by the chief financial officer of the Borrower and delivered to the Administrative Agent on or prior to the date of such Permitted Acquisition, shall be excluded from Acquisition Consideration; provided that such excluded payments under Contingent Payment Agreements shall be included in Acquisition Consideration if actually paid, but shall not create or result in a Default under Section 6.04(xii) if the amount in such clause is exceeded solely by virtue of any such excluded payments or a combination thereof, and (iv) in the event that the Borrower delivers an officer's certificate signed by the chief financial officer of the Borrower and certifying that specified amounts previously included in Acquisition Consideration with respect to Contingent Payment Agreements are not to be paid, then such amounts shall be deducted from Acquisition Consideration.

                  "Acquisition Corp." means Pharma Services Acquisition Corp., a North Carolina corporation.

                  "Additional Collateral" shall have the meaning assigned to such term in Section 5.11.

                  "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" has the meaning assigned to such term in the preamble hereto.

                  "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit A.

                  "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Each Unrestricted Subsidiary shall be deemed an Affiliate of the Borrower and its Subsidiaries. Verispan and its Subsidiaries shall be deemed not to be Affiliates of any Loan Party so long as Verispan is not a Subsidiary of any Loan Party.

                  "Agent Fees" has the meaning assigned to such term in Section 2.11(c).

                  "Agent Parties" has the meaning assigned to such term in
Section 10.17(c).

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Aggregate Foreign Currency Exposure" means the aggregate amount of the Foreign Currency Lenders' Foreign Currency Exposure.

                  "Aggregate Revolving Credit Exposure" means the aggregate amount of the Revolving Lenders' Revolving Credit Exposures.

                  "Agreement" has the meaning assigned to such term in the preamble hereto.

                  "Alternate Base Rate" means for any day, a rate per annum equal to the highest of (a) the Administrative Agent's Base Rate in effect on such day, (b) 0.5% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the next previous Friday by the Administrative Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by the Administrative Agent, in either case adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25% (the "Certificate of Deposit Rate"), and (c) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Certificate of Deposit Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Certificate of Deposit Rate or the Federal Funds Rate, respectively.

                  "Annual Management Payment" has the meaning assigned to such term in Section 6.07(iv)(b).

                  "Anti-Terrorism Laws" has the meaning assigned to such term in
Section 3.25.

                  "Applicable Currency" has the meaning assigned to such term in
Section 2.13.

                  "Applicable Rate" means, for any day, (i) in the case of Revolving Loans, the applicable rate per annum as set forth in the table below under the caption "ABR Revolving Spread," in the case of ABR Revolving Loans and under the caption "Eurocurrency Revolving Loan Spread," in the case of Eurocurrency Loans that are Revolving Loans in each case based upon the Total Leverage Ratio as of the most recent determination date, and (ii) in the case of Term B Loans that are ABR Loans, 3.25% and in the case of Term B Loans that are Eurocurrency Loans, 4.25%.

         Total               ABR      Eurocurrency
       Leverage           Revolving    Revolving
         Ratio             Spread     Loan Spread
--------------------------------------------------
> or = 3.5 to 1.00          2.25%       3.25%
--------------------------------------------------
<3.5 to 1.00                2.00%       3.00%
> or = 3.0 to 1.00
--------------------------------------------------
<3.0 to 1.00                1.75%       2.75%
> or = 2.5 to 1.00
--------------------------------------------------
<2.5 to 1.00                1.50%       2.50%
==================================================

                  For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate calculating the Total Leverage Ratio. If at any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(a) or (b), the Applicable Rate shall be the highest rate set forth in the table above until such time as the Borrower has provided the information required under Section 5.01(a) or (b). Within one (1) Business Day of receipt of the applicable information as and when required under
Section 5.01(a) or (b), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Rate in effect from such date.

                  Notwithstanding the foregoing, the Applicable Rate during the period from the Effective Date until the date that is six months after the Effective Date (the "Initial Period") shall be determined as if the Total Leverage Ratio were greater than or equal to 3.5:1.00. At the end of the Initial Period, the Applicable Rate shall be determined with reference to the last Compliance Certificate delivered by the Borrower.

                  "Asset Sale" means any direct or indirect sale, transfer, lease, conveyance or other disposition by the Parent Guarantors, the Borrower or any of the Restricted Subsidiaries of any of its property or assets, including any sale or issuance of any Equity Interests of any Subsidiary (including, without limitation, Equity Interests of an Unrestricted Subsidiary), except (a) sales, dispositions and leases permitted by Sections 6.05(i), (ii), (iii), (iv),
(v) and (vi), subsection (ii)(A) of Section 6.05(vii) and Sections 6.05(viii) and (ix) and (b) any such transaction or series of transactions which, if an Asset Sale, would not generate Net Proceeds in excess of $5.0 million (and, when taken together with all other such transactions, in excess of $5.0 million in any twelve-month period).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

                  "Authorized Officer" means, with respect to the Borrower, those of its officers whose signature and incumbency have been certified to the Administrative Agent and the Lenders pursuant to Section 4.01(d) or any successor thereto.

                  "Available Revolving Credit Commitment" means as to any Revolving Lender, at any time of determination, an amount equal to such Revolving Lender's Revolving Credit Commitment at such time minus such Revolving Lender's Revolving Credit Exposure at such time.

                  "Base Amount" has the meaning assigned to such term in Section 6.16.

                  "Base Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its base rate in effect at its principal office in New York City (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors) (any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change).

                  "Bioglan" means Bioglan Pharmaceuticals Company, a North Carolina Corporation.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall have the meaning ascribed to such term in the preamble to this Agreement.

                  "Borrower's Portion of Excess Cash Flow" means, for any Fiscal Year, that portion of Excess Cash Flow that the Borrower is not required to utilize to repay Loans pursuant to Section 2.06(c)(v).

                  "Borrowing" means a Loan or group of Loans to the Borrower of the same Class and Type made (including through a conversion or continuation) by the applicable Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Date" means any Business Day specified in a notice pursuant to Section 2.02 or 2.05 as a date on which the Borrower requests Loans to be made hereunder.

                  "Borrowing Request" has the meaning assigned to such term in
Section 2.02(a).

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided that (i) when used in connection with a Eurocurrency Loan, "Business Day" also shall exclude any day on which dealings in foreign currencies and exchange between banks may not be carried on in London, England and (ii) when used in connection with a Loan denominated in Euros, "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euros.

                  "Calculation Date" means (a) the last Business Day of each calendar month and (b) solely with respect to any Foreign Currency Borrowing, the Business Day immediately preceding the date on which such Borrowing is to be made.

                  "Capital Expenditures" means, for any period, (a) any and all expenditures made by the Borrower or any of its Restricted Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as "additions to plant, property and equipment" on the financial statement prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise and (b) all Capital Lease Obligations of the Borrower and its Restricted Subsidiaries incurred during such period; provided that Capital Expenditures shall not include expenditures for Permitted PharmaBio Investments or Permitted Acquisitions.

                  "Capital Lease Obligations" means all monetary or financial obligations of the Borrower and its Restricted Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would or should be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

                  "CGMI" has the meaning assigned to such term in the preamble hereto.

                  "Change in Control" means (a) prior to a Public Equity Offering, the Permitted Holders ceasing to own, directly or indirectly, Equity Interests representing at least a majority of the voting power of the total outstanding Equity Interests of the Parent; (b) following a Public Equity Offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that that person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Equity Interests representing more than 35% of the voting power of the total outstanding Equity Interests of the Parent, and the Permitted Holders shall at such time own a lower percentage of the voting power of the total outstanding Equity Interests of the Parent and shall not have at such time the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Parent; (c) following a Public Equity Offering, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; (d) at any time, the Parent shall cease to own directly 100% of the outstanding Equity Interests of the Intermediate Parent or the Parent shall cease to own directly or indirectly 100% of the outstanding Equity Interests of the Borrower; or (e) the occurrence of a "change of control" under the Subordinated Notes Indenture, any Permitted Discount Notes or any Permitted Subordinated Indebtedness.

                  "Charges" has the meaning assigned to such term in Section 10.09.

                  "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term B Loans, Foreign Currency Loans or Swingline Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or Term B Commitment, and when used in reference to any Lender, refers to whether such Lender is a Revolving Lender or a Term B Lender.

                  "Closing Certificate" means a certificate substantially in the form of Exhibit G.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral," "Mortgaged Property" or "Trust Property," as defined in any applicable Security Document.

                  "Collateral Account" means the collateral account or sub-account established and maintained by the Collateral Agent in its name as Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of the Security Agreement.

                  "Collateral Agent" means Citicorp North America, Inc., in its capacity as collateral agent for the Secured Parties under the Security Documents.

                  "Collateral Sharing Agreement" means the Collateral Sharing Agreement, substantially in the form of Exhibit D, between the Borrower and the Collateral Agent for the benefit of the Secured Parties.

                  "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment or Term B Commitment or any combination thereof (as the context requires).

                  "Commitment Fee" has the meaning assigned to such term in
Section 2.11(a).

                  "Commitment Fee Average Daily Amount" has the meaning assigned to such term in Section 2.11(a).

                  "Commitment Fee Termination Date" has the meaning assigned to such term in Section 2.11(a).

                  "Commitment Letter" means the Commitment Letter dated April 10, 2003 among the Administrative Agent, the Lead Arranger, the Parent, OEP and GF Management Company LLC.

                  "Commitment Percentage" means the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Commitment Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

                  "Communications" has the meaning assigned to such term in
Section 10.17(a).

                  "Compliance Certificate" has the meaning assigned to such term in Section 5.01(b) and shall be substantially in the form of Exhibit E.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining or otherwise reducing such Consolidated Net Income (in each case, other than to the extent attributable to Unrestricted Subsidiaries), the sum of
(i) Consolidated Interest Expense less cash interest income actually received for such period, (ii) consolidated income tax expense for such period, (iii) all amounts properly attributable to depreciation, amortization and non-cash reductions of revenues in connection with Permitted PharmaBio Investments for such period, (iv) any non-cash deductions from Consolidated Net Income for such period due to the write-down of any assets or any non-recurring event (other than any deductions which require or represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), (v) extraordinary losses for such period and any losses realized in connection with any sale or disposition of assets outside the ordinary course of business during such period (other than Permitted PharmaBio Investments), (vi) with respect to any disposition of a Permitted PharmaBio Investment during such period, any previous write-up of the value of such Permitted PharmaBio Investment that is not otherwise included (and has not been previously included) in Consolidated EBITDA, (vii) restructuring charges related to the Transactions that are incurred within one year of the Effective Date, fees and expenses (including legal, accounting, debt issuance costs) paid in connection with the Transactions and (viii) severance payments and charges as a result of the Merger pursuant to employment agreements existing on the Effective Date paid within 18 months of the Effective Date and any payments made or charges in lieu of or as a replacement for such severance payments (including retention payments paid or expenses as an incentive to retained employees and severance payments allocated to non-competition provisions contained in such employment agreements) so long as (A) such replacement payments are actually made within 18 months of the Effective Date or allocated to a non-competition provision entered into within 18 months after the Effective Date and (B) the total replacement payments plus any severance payments made to any Person does not exceed the amount of severance payments originally due, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any (i) extraordinary gains for such period and any gains realized in connection with any sale or disposition of assets outside the ordinary course of business (other than Permitted PharmaBio Investments) during such period,

(ii) any non-cash additions to Consolidated Net Income during such period due to the write-up of any assets or any non-recurring event and (iii) any amounts paid by the Borrower directly or indirectly to the Parent pursuant to Section 6.07(iv), all determined on a consolidated basis in accordance with GAAP. For purposes of determining compliance with Sections 6.13 through 6.15 only, (x) if Consolidated EBITDA is being calculated for Test Periods including one or more Fiscal Quarters during the Cymbalta Ramp Up Period, Consolidated EBITDA shall be calculated to exclude Net Cymbalta Expenses during such Fiscal Quarters not to exceed (A) $25.0 million per Fiscal Quarter and (B) $125.0 million in the aggregate and (y) calculations of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for periods prior to the Effective Date shall be determined on a pro forma basis to give effect to the consummation of the Transactions as if they occurred on the first day of such period.

                  "Consolidated Indebtedness" means, at a particular date, the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP at such date. For purposes of determining compliance with Sections
6.14 and 6.15 only, Consolidated Indebtedness as of the last day of a Test Period shall be reduced by the amount of cash (not to exceed $50.0 million in the aggregate) of the Borrower and its Restricted Subsidiaries shown on a consolidated balance sheet in accordance with GAAP as of the last day of such Test Period.

                  "Consolidated Interest Expense" means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that (i) the income or loss of any Person (other than consolidated Restricted Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Restricted Subsidiaries) has a joint interest shall be excluded therefrom, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries by such Person during such period, which shall be included in Consolidated Net Income for such period, (ii) the cumulative effect of a change in accounting principles during such period shall be excluded therefrom, (iii) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded therefrom, (iv) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or that Person's assets are acquired by the Borrower or any of its Restricted Subsidiaries shall be excluded therefrom, (v) the income of any consolidated Restricted Subsidiary shall be excluded therefrom to the extent that declaration of payment of both dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, de-cree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary and (vi) for purposes of calculating Consolidated Net Income in any period, purchase price allocation adjustments to the balance sheet and amortization of any purchase price allocation adjustments, in each case related to the Merger, shall be excluded and as such considered to be zero.

                  "Consolidated Operating Assets" means, with respect to any Person as at any date of determination, the total assets of such Person and its Restricted Subsidiaries which should properly be classified as operating assets in the calculation of changes in operating assets on a consolidated statement of cash flows of such Person and its Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Operating Liabilities" means, with respect to any Person as at any date of determination, the total liabilities of such Person and its Restricted Subsidiaries which should properly be classified as operating liabilities in the calculation of changes in operating liabilities on a consolidated statement of cash flows of such Person and its Restricted Subsidiaries in accordance with GAAP.

                  "Contested Collateral Lien Conditions" means (a) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and (b) in the event the amount of any such Lien shall exceed $5.0 million and shall not be fully covered by insurance (less any deductible) as to which the insurer has acknowledged responsibility to pay and discharge such Lien, the Loan Party or its applicable Subsidiary shall either obtain a bond or maintain cash reserves, in either case, in an amount sufficient to pay and discharge such Lien and the Collateral Agent's reasonable estimate of all interest and penalties related thereto.

                  "Contingent Payment Agreements" has the meaning assigned to such term in the definition of "Acquisition Consideration."

                  "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" have meanings correlative thereto.

                  "CPI Increase Amount" means with respect to any calendar year an amount equal to the Annual Management Payment permitted to be paid under
Section 6.07(iv)(b) and 6.08(v)(b) for the prior calendar year times the percentage of the increase from such preceding calendar year in the Urban Wage Earners and Clerical Workers Consumer Price Index for the New York Metropolitan Area, such amount to be calculated in March of each year, beginning in March 2005.

                  "Credit Event" has the meaning assigned to such term in
Section 4.02.

                  "Cumulative Consolidated Net Income" means 50% of the cumulative Consolidated Net Income (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Borrower and its Restricted Subsidiaries since the beginning of the first com-plete Fiscal Quarter beginning after the Effective Date to the end of the last fiscal period for which financial statements have been provided to the Lenders pursuant to Section 5.01(a) or (b).

                  "Cumulative Excess Cash Flow" means the sum of (A) for each Fiscal Year beginning after December 31, 2003, (a) 50% of the Borrower's Portion of Excess Cash Flow for such Fiscal Year if the Total Leverage Ratio for the Test Period ending as of the end of such Fiscal Year is greater than or equal to 3.25x or (b) 100% of the Borrower's Portion of Excess Cash Flow for such Fiscal Year if the Total Leverage Ratio for the Test Period ending as of the end of such Fiscal Year is less than 3.25x, less (B) if Excess Cash Flow is less than zero for any Fiscal Year beginning after December 31, 2003, 100% of such negative Excess Cash Flow.

                  "Currency of Payment" has the meaning assigned to such term in
Section 10.19.

                  "Cymbalta(TM) Launch" means the commencement by the Borrower of its commercialization efforts for Cymbalta(TM) in the United States, pursuant to an agreement entered into in July 2002 with Eli Lilly and Company.

                  "Cymbalta(TM) Ramp Up Period" means the period from the first day of the first Fiscal Quarter in which the Borrower and its Restricted Subsidiaries expend cash amounts in excess of $10.0 million during such Fiscal Quarter relating to the Cymbalta(TM) Launch (net of all royalties relating to Cymbalta(TM) and net of other fees from Eli Lilly received by the Borrower or its Restricted Subsidiaries with respect to Cymbalta(TM) during such Fiscal Quarter) to and including the last day of the sixth Fiscal Quarter after such Fiscal Quarter.

                  "Debt Incurrence" has the meaning assigned to such term in
Section 2.06(c)(ii).

                  "Default" means any Event of Default, any Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

                  "Default Rate" has the meaning assigned to such term in
Section 2.09(c)(ii).

                  "Designated Asian Subsidiary" means (i) any Non-U.S. Subsidiary organized in and operating primarily in India, Japan or Korea and identified as a Designated Asian Subsidiary either on Schedule 6.04 or by subsequent written notice to the Administrative Agent and (ii) any Non-U.S. Subsidiary that is a holding company and that has as its only asset Equity Interests of a Non-U.S. Subsidiary identified in clause (i).

                  "Destruction" means any and all damage to, or loss or destruction of, or loss of title to, all or any portion of the Property of the Parent Guarantors, the Borrower or any of the Restricted Subsidiaries.

                  "DG Equity Rollover" means the retention of $95,200,000 in aggregate amount of Equity Interests in the Borrower by Dr. Dennis B. Gillings and his affiliates and selected shareholders of the Borrower including directors and members of senior management in connection with the Merger; provided, however, that not less than 5,862,068 shares of the Borrower's com-mon stock held by Dr. Gillings and his affiliates and all options to purchase shares of Borrower's common stock held by Dr. Gillings will be delivered to the Parent in exchange for Equity Interests of the Parent.

                  "DG Equity Rollover Agreement" means the rollover agreement, dated as of August 28, 2003, as amended, by and among the Parent, Dr. Dennis B. Gillings, Joan H. Gillings, Susan Ashley Gillings, the Gillings Family Foundation, the Gillings Family Limited Partnership and the GFEF Limited Partnership.

                  "Documentation Agent" has the meaning assigned to such term in the preamble hereto.

                  "Dollar Equivalent" means, on any date of determination, (a) with respect to any amount in Dollars, such amount and (b) with respect to any amount in Pounds Sterling or Euros, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.04 using the Exchange Rate with respect to either Pounds Sterling or Euros, as the case may be, at the time in effect under the provisions of such Section.

                  "Dollar Portion" has the meaning provided for such term in
Section 2.04.

                  "Dollars" or "$" means lawful money of the United States of America.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Borrower that is not a Non-U.S. Subsidiary.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.08).

                  "Embargoed Person" has the meaning assigned to such term in
Section 6.19.

                  "EMU Legislation" means the legislative measures of the European Union for the introduction of, change over to or operation of the Euro in one or more member states.

                  "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any applicable Environmental Law.

                  "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Laws" means any and all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of the Parent Guarantors, the Borrower or any of their Subsidiaries directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment.

                  "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

                  "Equity Investments" means the OEP Equity Investment and the DG Equity Rollover.

                  "Equity Issuance" has the meaning assigned thereto in Section 2.06(c)(i).

                  "Equity Rights" means all securities convertible or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977, 4980D, 4980E and/or each "applicable section" under Section 414(t)(2) of the Code, within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

                  "ERISA Event" means (a) any "reportable event," as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Loan Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan; (e) the receipt by any Loan Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan;
(f) the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any of the Subsidiaries.

                  "Euro" or "E" means the single currency of the European Union as constituted by the treaty of European Union and as referred to in the EMU Legislation.

                  "Eurocurrency Borrowing" means a Borrowing comprised of Eurocurrency Loans.

                  "Eurocurrency Loan" means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Eurocurrency Revolving Credit Borrowing" means a Revolving Credit Borrowing or Foreign Currency Borrowing comprised of Eurocurrency Loans.

                  "Event of Default" has the meaning assigned to such term in
Section 7.01.

                  "Event of Termination" has the meaning assigned to such term in Section 7.01.

                  "Excess Cash Flow" means, without duplication, for any Person for any period for which such amount is being determined:

                  (a) Consolidated Net Income (exclusive of any non-cash write-up of assets and inclusive of any non-cash write-down of assets and without giving effect to clause (iii) of the definition thereof with respect to any cash net after-tax income from discontinued operations or after-tax gain on disposal of discontinued operations) adjusted to (A) exclude any amount of gain included in both (x) Consolidated Net Income and (y) Net Proceeds actually applied to the prepayment of the Loans pursuant to Section 2.06(c)(iii) or (iv); and (B) include the gain on any sale or disposition of a Permitted PharmaBio Investment to the extent not already included in Consolidated Net Income; plus

                  (b) the amount of depreciation, amortization of intangibles, deferred taxes (which may be positive or negative for this purpose) and other non-cash expenses and non-cash amortization of revenues received in connection with Permitted PharmaBio Investments which, pursuant to GAAP, were deducted in determining such Consolidated Net Income of such Person; plus

                  (c) the amount by which working capital for such period decreased (i.e., the decrease in Consolidated Operating Assets (excluding cash and Permitted Investments) of such Person minus Consolidated Operating Liabilities (excluding (A) changes in current liabilities for borrowed money and (B) cash or Permitted Investments which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 2.06(c)) of such Person from the beginning to the end of such period); minus

                  (d) the amount by which working capital for such period increased (i.e., the increase in Consolidated Operating Assets (excluding cash and Permitted Investments) of such Person minus Consolidated Operating Liabilities (excluding (A) changes in current liabilities for borrowed money and (B) cash or Permitted Investments which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 2.06(c)) of such Person from the beginning to the end of such period); minus

                  (e) the amount of Capital Expenditures that are paid from internally generated funds in such period; minus

                  (f) payments of principal under the Term B Loans on the Installment Payment Dates pursuant to Section 2.06(d) made during such period; minus

                  (g) scheduled payments of principal of Indebtedness permitted to be incurred under Section 6.01(a)(iii) to the extent such payment is made from internally generated funds; minus

                  (h) optional prepayments of principal under the Term B Loans from internally generated funds made during such period; minus

                  (i) the amount of any increase (but not any decrease) in advances from customers accounted for as unearned income in accordance with GAAP.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Rate" means, on any day, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into

Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Telerate Page for such currency. In the event that such rate does not appear on any Telerate Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct in the absence of facts or circumstances indicating that it has been made in error.

                  "Excluded Debt Issuance" means any issuance of Indebtedness permitted by Section 6.01(a) (other than Section 6.01(a)(xvi)).

                  "Excluded Equity Issuance" means the issuance of Equity Interests or Equity Rights of the Parent in the ordinary course to directors, officers or employees of the Borrower or its Subsidiaries.

                  "Executive Order" has the meaning assigned to such term in
Section 3.25 and Section 6.19.

                  "Facilities" has the meaning assigned to such term in Section 10.16(a).

                  "Federal Funds Rate" means, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Fee Agreement" means the Fee Agreement, dated as of August 28, 2003, among the Parent, OEP and Dennis B. Gillings, governing the payment by the Parent of OEP's and Dennis B. Gillings' and their respective Affiliates fees and expenses related to the Merger.

                  "Fee Letter" means the Fee Letter dated April 10, 2003 among the Administrative Agent, the Lead Arranger, GF Management Company, LLC, OEP and the Parent.

                  "Fees" means the Commitment Fees, the LC Fees and the Agent Fees.

                  "Financial Officer" of any corporation, partnership or other entity means the chief financial officer, the principal accounting officer, Treasurer or Controller of such corporation, partnership or other entity.

                  "Fiscal Quarter" means any quarter of a Fiscal Year.

                  "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2003 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

                  "Foreign Currency Borrowing" means Foreign Currency Loans made on the same day by the Foreign Currency Lenders ratably according to their respective Foreign Currency Sublimits then in effect.

                  "Foreign Currency Exposure" means, with respect to any Foreign Currency Lender at any time, the Dollar Equivalent of the aggregate principal amount of all Foreign Currency Loans made by such Foreign Currency Lender and outstanding at such time. The Foreign Currency Exposure of any Revolving Lender at any time shall be the sum of (without duplication) (A) its Commitment Percentage of the Foreign Currency Exposure of all Foreign Currency Lenders at such time and (B) the Foreign Currency Exposure of all Foreign Currency Lenders that has been converted into Revolving Dollar Loans pursuant to Section 2.04 and in respect of which such Revolving Lender has made, or is required to make, payments to the Foreign Currency Lenders under such Section 2.04.

                  "Foreign Currency Intercompany Notes" means any promissory note made by any Non-U.S. Subsidiary of the Borrower, as intercompany borrower, to the Borrower, evidencing all advances made with proceeds of Loans to such Non-U.S. Subsidiary by the Borrower from time to time, in form and substance reasonably satisfactory to the Administrative Agent.

                  "Foreign Currency Lender" means the Revolving Lender (or Affiliate of a Revolving Lender) identified on Schedule 2.01 on the date hereof as a "Foreign Currency Lender" with the Foreign Currency Sublimit set forth thereon and any other Revolving Lender that (a) agrees, with the approval of the Administrative Agent and the Borrower, which approval shall not be unreasonably withheld (provided, however, that after the occurrence and during the continuance of any Default or Event of Default, such approval by the Borrower shall not be required), to act, or cause one of its Affiliates to act, as a Foreign Currency Lender with a Foreign Currency Sublimit agreed to by the Administrative Agent and the Borrower (provided, however, that no Revolving Lender or Affiliate thereof shall become a Foreign Currency Lender to the extent, after giving effect to such Revolving Lender or Affiliate thereof becoming a Foreign Currency Lender with the proposed Foreign Currency Sublimit, the aggregate Foreign Currency Sublimit amount would exceed the Maximum Foreign Currency Sublimit) and (b) whether directly or through an Affiliate thereof, at the time of such agreement by such Foreign Currency Lender, can, on its own, make Foreign Currency Loans to the Borrower the interest payments with respect to which can be made free of withholding taxes.

                  "Foreign Currency Loans" means the Revolving Loans made by the Revolving Lender in Pounds Sterling or Euros pursuant to clause (iii) of the first sentence of Section 2.01(a).

                  "Foreign Currency Ratable Portion" means, with respect to any Foreign Currency Lender (a) at any time prior to the reduction of the Foreign Currency Sublimits to zero, the percentage obtained by dividing (i) the Foreign Currency Sublimit of such Lender in effect at such time by (ii) the aggregate Foreign Currency Sublimits of all Foreign Currency Lenders in effect at such time and (b) at any time thereafter, the percentage obtained by dividing (i) the aggregate outstanding principal amount of all Foreign Currency Loans outstanding at such time and owing to such Foreign Currency Lender by (ii) the aggregate outstanding principal amount of all Foreign Currency Loans outstanding at such time.

                  "Foreign Currency Sublimit" means, with respect to each Foreign Currency Lender, the Dollar amount set forth opposite such Foreign Currency Lender's name on Schedule 2.01 under the caption "Foreign Currency Sublimit," as amended to reflect each Assignment and Acceptance executed by such Foreign Currency Lender and as such amount may be reduced pursuant to this Agreement. The aggregate Foreign Currency Sublimits on the Effective Date shall be the Maximum Foreign Currency Sublimit.

                  "Foreign Excess Cash Flow" shall mean the Excess Cash Flow of the Non-U.S. Restricted Subsidiaries determined on a consolidated basis as if a separate consolidated group, without regard to the Borrower or the Domestic Subsidiaries.

                  "Foreign Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to outside the United States by any Loan Party or any Subsidiary primarily for the benefit of employees of any Loan Party or any Subsidiary employed outside the United States.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any central bank.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a "synthetic lease"), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.

                  "Guarantee Agreement" means the Subsidiary Guarantee Agreement, substantially in the form of Exhibit H, made by the Domestic Subsidiaries in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Hazardous Materials" means all pollutants, contaminants, wastes, substances, chemicals, materials and constituents, including without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rate, currency values or commodity prices.

                  "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification:

                  (a)      which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under any of Sections 6.13 through 6.16, inclusive.

                  "Increased Cost Lender" has the meaning assigned thereto in
Section 2.21.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding obligations to pay salary or benefits under deferred compensation or other benefit programs), (d) all obligations of such Person under conditional sale or other title retention agreements (excluding the deferred purchase price of Permitted PharmaBio Investments) relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding the deferred purchase price of Permitted PharmaBio Investments and current accounts payable incurred in the ordinary course of business), (f) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness or other monetary or financial obligations of others, (h) all Capital Lease Obligations of such Person, (i) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, surety bonds and performance bonds, whether or not matured. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not (i) include obligations to provide services, including without limitation, the provisions of sales force personnel and related expenses, arising pursuant to agreements entered into in connection with Permitted PharmaBio Investments, so long as such obligations are expected to be treated as expenses (and not capitalized) on the income statement of such Person) and (ii) include unearned income to the extent it relates solely to the receipt of cash in the ordinary course of business in respect of revenues that have not been recognized on such Person's income statement.

                  "Indemnitee" has the meaning assigned to such term in Section 10.05(b).

                  "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of national standing or as otherwise approved by the Administrative Agent or any third party appraiser with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, provided that such firm or appraiser is not an Affiliate of the Borrower.

                  "Information Memorandum" means (i) the Confidential Information Memorandum dated as of June 2003 and posted electronically on Intralinks (and all related updates) relating to the Borrower and this Agreement and (ii) the Offering Memorandum of the Borrower dated September 12, 2003 related to the Subordinated Notes.

                  "Initial Management Payment" has the meaning assigned to such term in Section 6.07(iv)(a).

                  "Installment Payment Date" has the meaning assigned to such term in Section 2.06(d).

                  "Interest Expense Coverage Ratio" means, for any Test Period, the ratio of (a) Consolidated EBITDA to (b) Net Cash Interest Expense, in each case for such Test Period. For Test Periods ending prior to the one year anniversary of the Effective Date, Net Cash Interest Expense shall be determined on a pro forma basis to give effect to the Transactions as if they occurred on the first day of such Test Period.

                  "Interest Payment Date" means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, (a) each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, (b) the date of any refinancing of such Borrowing with a Borrowing of a different Type.

                  "Interest Period" means (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or if available to all Lenders, 9 or 12 months) thereafter, as the Borrower may elect; provided that prior to the 31st day after the Effective Date, the Borrower shall only be permitted to request Interest Periods of seven days, or (b) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.06 or converted in accordance with Section 2.03 and (c) as to any Swingline Loan, a period commencing on the date of such Loan and ending on the earliest of (i) the fifth Business Day thereafter, (ii) the Revolving Credit Maturity Date and (iii) the date such Loan is prepaid in accordance with Section 2.06; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Intermediate Parent" has the meaning assigned to such term in the preamble hereto.

                  "Investment" has the meaning assigned to such term in Section 6.04.

                  "Investor Stockholder" shall mean OEP, TPG and Temasek.

                  "Issuing Bank" means an affiliate of Citicorp North America, Inc., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.07(i), and any other Revolving Lender approved by the Administrative Agent and the Borrower. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

                  "LC Fees" has the meaning assigned to such term in Section 2.11(b).

                  "Lead Arranger" has the meaning assigned to such term in the preamble hereto.

                  "Lender Affiliate" means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit and is managed or administered by a Lender, an Affiliate of a Lender or by the same investment advisor as a Lender or by an Affiliate of such investment advisor, any other fund that invests in bank loans and similar extensions and is managed or administered by a Lender, and Affiliate of a Lender or by the same investment advisor as a Lender or by an Affiliate of such investment advisor.

                  "Lenders" has the meaning assigned to such term in the preamble hereto.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, (a) in the case of a Borrowing of Dollars, the rate appearing on Page 3750 of the Telerate Service and (b) in the case of a Borrowing of Pounds Sterling or Euros, the British Bankers Association Interest Settlement Rate appearing on the appropriate page of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) in the currency of such Borrowing at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar, Euro or Pound Sterling deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which Dollar, Pound Sterling or Euro, as applicable, deposits for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, as of the day two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any other similar notice or lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, (d) in the case of any investment property or deposit account, any contract or other agreement, express or implied, under which any Person has the right to control such investment property or deposit account and (e) any other agreement intended to create any of the foregoing.

                  "Loan Documents" means this Agreement, the Fee Letter (for purposes of Section 7.01(a) only), the Collateral Sharing Agreement, the Guarantee Agreement, the Security Documents and, if requested by a Lender pursuant to Section 2.08(e), each Note.

                  "Loan Parties" means the Borrower, the Parent Guarantors and the Subsidiary Loan Parties.

                  "Loan Party Information" has the meaning assigned to such term in Section 10.16(b).

                  "Loans" means the Revolving Loans, the Swingline Loans, the Foreign Currency Loans and the Term B Loans.

                  "Management Agreements" means (i) the Management Agreement dated as of September 25, 2003 among the Parent, OEP, GF Management Company, LLC, TPG GenPar III, L.P. and Perseus-Soros Management LLC, as in effect on the Effective Date, and (ii) the Management Agreement dated as of September 25, 2003 between the Parent and Cassia Fund Management Pte Ltd., in each case as in effect on the Effective Date.

                  "Material Adverse Effect" means a materially adverse effect on
(a) the business, assets, operations, properties or financial condition (including, but not limited to, contingent liabilities) of the Loan Parties and their consolidated Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents, (c) the rights of or benefits available to the Lenders under the Loan Documents or (d) the value of the Collateral or the validity, enforceability, perfection or priority of the Liens granted to the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral pursuant to the Security Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Guarantors, the Borrower or the Borrower's Subsidiaries, individually or in an aggregate principal amount exceeding $15.0 million. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of either Parent Guarantor, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Parent Guarantor, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maximum Foreign Currency Sublimit" means US$25,000,000, as such amount may be reduced hereunder from time to time.

                  "Maximum Rate" has the meaning assigned to such term in
Section 10.09.

                  "Merger" means the merger of Acquisition Corp. with and into the Borrower pursuant to the terms of the Merger Agreement, with the Borrower surviving.

                  "Merger Agreement" means the merger agreement dated as of April 10, 2003 by and among the Borrower, the Parent and Acquisition Corp. and as amended as of August 18, 2003, as in effect on the Effective Date.

                  "Merger Documents" means the Merger Agreement and all related schedules, material documents and attachments.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations, including any amendment thereto. Each Mortgage shall be substantially in the form of Exhibit N or otherwise satisfactory in form and substance to the Collateral Agent.

                  "Mortgaged Property" means, initially, each parcel of Real Property identified on Schedule 4.01(y)(A), and each other parcel of Real Property with respect to which a Mortgage is granted pursuant to Section 5.11.

                  "Multiemployer Plan" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) to which any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including any Person which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which Loan Party or any Subsidiary could incur liability.

                  "Net Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, less (A) the sum of, to the extent included in Consolidated Interest Expense, (1) interest expense actually "paid in kind" in that period, (2) the amortization of any financing fees paid by, or on behalf of, the Borrower or any of its Restricted Subsidiaries, and (3) the amortization of debt discounts or capitalization of interest not otherwise paid in cash, if any, and (B) cash interest income actually received in that period. For purposes of determining Net Cash Interest Expense for any Test Period that includes or is after the date that cash interest becomes payable under the Permitted Discount Notes, Consolidated Interest Expense shall be determined on a consolidated basis for the Intermediate Parent, the Borrower and the Restricted Subsidiaries after such date.

                  "Net Cymbalta(TM) Expenses" means, to the extent reducing Consolidated EBITDA during any Fiscal Quarter, all cash amounts expended by the Borrower or its Restricted Subsidiaries during the Cymbalta(TM) Ramp Up Period relating to the Cymbalta(TM) Launch by the Borrower, net of all royalties relating to Cymbalta(TM) received by the Borrower or its Restricted Subsidiaries during such Fiscal Quarter.

                  "Net Proceeds" means, with respect to any Equity Issuance, Debt Incurrence, Asset Sale, Destruction or Taking, the cash proceeds actually received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a Destruction, insurance proceeds in excess of $5.0 million, and (iii) in the case of a Taking, condemnation awards and similar payments in excess of $5.0 million, net of the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties in connection with such event,
(ii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Guarantors, the Borrower and the Restricted Subsidiaries, and (iii) in the case of an Asset Sale, the amount of all payments required to be made by the Parent Guarantors, the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by a Prior Lien (as defined in the Security Agreement or applicable Mortgage) on such asset and the amount of any reserves established by the Parent Guarantors, the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding two years, and that are directly attributable to such event (as determined reasonably and in good faith by the Borrower); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered "Net Proceeds" upon such reduction.

                  "New Investment Subsidiary" has the meaning assigned thereto in Section 5.19.

                  "Non-Consenting Lender" has the meaning assigned thereto in
Section 2.21.

                  "Non-Operating Investment" means any loans, warrants, equity securities or other Investments that do not, other than through their sale or any write up or write down of their value prior to their sale, produce any operating income, other than interest income on loans, to the Bor-rower (whether positive or negative) and are not convertible or exchangeable into a security or other Investment that produces, other than through their sale or any write up or write down of their value prior to their sale, any such operating income to the Borrower.

                  "Non-U.S. Jurisdiction" means each jurisdiction of organization of a Subsidiary of the Borrower other than the United States (or any State thereof) or the District of Columbia.

                  "Non-U.S. Pledge Agreements" means one or more pledge agreements in form and substance reasonably satisfactory to the Collateral Agent covering 65% of the voting Equity Interests and 100% of non-voting Equity Interests owned by a Subsidiary Loan Party in the Non-U.S. Subsidiaries listed in Schedule 4.01(w).

                  "Non-U.S. Subsidiary" means any Restricted Subsidiary of the Borrower that is or becomes organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "Note" means a note substantially in the form of Exhibit F-1 or F-2.

                  "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to the Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursements made pursuant to Letters of Credit issued for the account of the Borrower and all other obligations and liabilities of the Borrower to any Agent, the Issuing Bank or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel, or otherwise).

                  "OEP" means One Equity Partners LLC, a limited liability company organized under the laws of the State of Delaware.

                  "OEP Equity Investment" means gross cash proceeds in an amount not less than $454,800,000 to purchase equity by OEP, Temasek, TPG and other Persons in the Parent pursuant to the Subscription Agreements, with such amounts (net of permitted fees and expenses) to be contributed on the Effective Date as a common equity contribution to the Intermediate Parent and then to the Borrower, provided, that in no event shall OEP make an initial cash equity investment of less than $200,000,000.

                  "OEP Subscription Agreement" means the subscription agreement dated as of August 28, 2003 between OEP and the Parent.

                  "Organic Document" means (i) relative to each Person that is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (ii) relative to each Person that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other equity interests in the Person and (iii) relative to any Person that is any other type of legal entity, such documents as shall be comparable to the foregoing.

                  "Other List" has the meaning provided to such terms in Section 6.19.

                  "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or Note or from the execution, delivery, registration, recording or enforcement of any Loan Document or Note.

                  "Parent" has the meaning assigned to such term in the preamble hereto.

                  "Parent Guarantors" means each of the Parent and Intermediate Parent.

                  "Participant" has the meaning assigned to such term in Section 10.04(f).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Pension Plan" means a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                  "Perfection Certificate" means a certificate in the form of Annex II to the Security Agreement or any other form approved by the Collateral Agent.

                  "Permitted Acquisition" means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Borrower or any Subsidiary Loan Party of all or substantially all the assets of, or all the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such acquisition shall not have been preceded by a tender offer that has not been approved or otherwise recommended by the board of directors of such Person, (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Borrower and its Restricted Subsidiaries on the Effective Date or in a business reasonably related thereto (including without limitation any Permitted PharmaBio Investment), (c) immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (iii) all the Equity Interests of each Domestic Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary Loan Party and all actions required to be taken under Sections 5.11, 5.12 and 5.16 shall have been taken,
(iv) the Borrower and its Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisi-tion, with the covenants contained in Sections 6.13 through 6.16 recomputed as at the date of the last ended Test Period, as if such acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of the relevant Test Period (provided that any acquisition that occurs prior to the first Test Period under such Sections shall be deemed to have occurred after the end of such first Test Period), (v) any Indebtedness or any Preferred Stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 6.01, (vi) after giving effect to such acquisition and any Revolving Credit Borrowings made in connection therewith, the sum of (A) the Total Revolving Credit Commitment less the Revolving Credit Exposure of all Revolving Lenders, plus (B) cash and/or Permitted Investments on the latest balance sheet of the Borrower that has been delivered to Lenders pursuant to
Section 5.01(a) or (b) (with such Permitted Investments valued at the amount set forth on such balance sheet), shall not be less than $75.0 million and (vii) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b) and (c)(i) through (vi) above, together with all relevant financial information for the Person or assets to be acquired.

                  "Permitted Discount Notes" means senior discount notes issued by the Intermediate Parent, (a) the terms of which notes (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation or redemption or repurchase at the option of the holder thereof prior to the final maturity date of the Subordinated Notes (other than in connection with the occurrence of a "change of control" or "asset sale" upon substantially the same terms set forth in the Subordinated Notes), (ii) do not provide for any cash interest payments prior to the earlier of (A) the date that is the five year anniversary of the date of issuance of such Permitted Discount Notes and (B) the date that is the seven year anniversary of the Effective Date and (iii) do not have the benefit of Guarantees or any other credit support from the Borrower and its Subsidiaries and (b) the covenants, events of default and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and its Subsidiaries than those in the Subordinated Notes (as reasonably determined by the Administrative Agent) (it being understood that changes to the covenants and events of default that are necessary for an issuance of notes by a holding company shall not be deemed more restrictive).

                  "Permitted Holders" means each of OEP, Dr. Dennis B. Gillings, the Gillings Family Limited Partnership, the GFEF Limited Partnership, GF Management Company, LLC, the Gillings Family Foundation, Temasek and TPG and each of their respective Affiliates and Permitted Transferees.

                  "Permitted Investments" means:

                  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union (as it exists on the Effective Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America or such member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

                  (b) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                  (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (d) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of any member state of the European Union (as it exists on the Effective
         Date), the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

                  (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and

                  (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

                  "Permitted Lien" has the meaning assigned to such term in
Section 6.02.

                  "Permitted PharmaBio Investments" means Investments by the Borrower or any Subsidiary Loan Party in any Person (other than a Subsidiary with the exception of Bioglan) that is involved in the development and production of pharmaceutical products, or in other lines of business within the pharmaceutical services or biotechnology industry or related or complementary businesses in the healthcare industry including consumer marketing and information technology, pharmaco-economics consulting and pharmaco-genomics, that exist as of the Effective Date (as identified on Schedule 6.04) or permitted to be made after the Effective Date pursuant to Section 6.04(x) or
(xi).

                  "Permitted PharmaBio Swaps" means the exchange by the Borrower or any Subsidiary Loan Party of a Permitted PharmaBio Investment with a Person that is not an Affiliate of the Borrower for an Investment of equal fair value as determined by the board of directors of the Borrower in good faith that would constitute a Permitted PharmaBio Investment; provided that, with respect to any transaction or series of related transactions that constitute a Permitted PharmaBio Swap with an aggregate fair value in excess of $50.0 million, the Borrower, prior to consummation thereof, shall be required to obtain written opinion from an Independent Financial Advisor to the effect that such transaction or series or related transactions are fair, from a financial point of view, to the Borrower or such Subsidiary Loan Party, taken as a whole. For the avoidance of doubt, if with respect to any disposition of any Permitted PharmaBio Investment the consideration received therefor includes both cash and another Permitted PharmaBio Investment, then for the purposes of determining compliance with Section 6.05, such transaction shall be analyzed as a Permitted PharmaBio Swap to the extent of the fair value of such other Permitted PharmaBio Investment received in exchange therefor pursuant to Section 6.05(v)(B) and a separate sale of the remaining portion of such Permitted PharmaBio Investment for cash which must comply with Section 6.05(v)(A); provided that the amount of cash and the fair value of such other Permitted PharmaBio Investment so received shall be at least equal to the fair value of the Permitted PharmaBio Investment so disposed of.

                  "Permitted Subordinated Indebtedness" means (a) additional Subordinated Notes issued after the Effective Date under the Subordinated Notes Indenture and (b) other subordinated notes issued by the Borrower, (i) the terms of which notes (A) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the final maturity date of the Subordinated Notes or (B) provide for subordination to the Obligations under the Loan Documents to substantially the same extent as the Subordinated Notes Indenture, (ii) the covenants, events of default, Subsidiary guaranties and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and its Subsidiaries than those in the Subordinated Notes (as reasonably determined by the Administrative Agent) and (iii) no Subsidiary of the Borrower or the Parent Guarantors is an obligor under such notes that is not an obligor under the Subordinated Notes.

                  "Permitted Transferee" means (i) with respect to any Permitted Holder who is a natural person, (A) such Person's estate, spouse, heir, ancestors, lineal descendants (including by adoption and step children, and the lineal descendants thereof), legatees, legal representatives or trustee of a bona fide trust of which one or more of the foregoing or such Permitted Holder is or are the controlling trustees, principal beneficiaries or grantors thereof, whether through the ownership of voting securities, by contract or otherwise, and (B) any entity controlled, directly or indirectly, by any Persons referred to in the preceding clause (A) and (ii) with respect to any Investor Stockholders, (A) any other Investor Stockholder or any of their Permitted Transferees, (B) any director, officer, or general partner, limited partner, manager, member or Affiliate of any Investor Stockholder or any of their Permitted Transferees, or (C) any director, officer, general partner or limited partner of any Affiliate of any Investor Stockholder or any of their Permitted Transferees.

                  "Person" means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

                  "Plan" means any Pension Plan or Welfare Plan.

                  "Platform" has the meaning assigned to such term in Section 10.17(b).

                  "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit I, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Pledged Securities" has the meaning provided in the Pledge Agreement.

                  "Pound Sterling" or "(pound)" means the lawful currency of the United Kingdom.

                  "Preferred Stock" means, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether or not outstanding or issued on the Effective Date.

                  "Prepayment Date" has the meaning assigned to such term in
Section 2.06(f).

                  "Pro Rata Percentage" of any Revolving Lender at any time means the percentage of the aggregate Available Revolving Credit Commitment represented by such Lender's Available Revolving Credit Commitment.

                  "Projected Financial Statements" has the meaning assigned to such term in Section 3.18(c).

                  "Property" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including any ownership interests of any Person.

                  "Public Equity Offering" means an underwritten public offering of Equity Interests of the Parent after the Effective Date, pursuant to an effective registration statement filed under the Securities Act.

                  "Real Property" means all right, title and interest of any Loan Party or any of its respective Domestic Subsidiaries in and to a parcel of real property owned, leased or operated (including, without limitation, any leasehold estate) by any Loan Party or any of its respective Domestic Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

                  "Register" shall have the meaning given such term in Section 10.04(d).

                  "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, trutees and advisors of such Person and such Person's Affiliates.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

                  "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Au-thority or voluntarily undertaken to: (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or
(ii) above.

                  "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

                  "Requisite Foreign Currency Lenders" means, collectively, Foreign Currency Lenders having more than fifty percent (50%) of (i) the aggregate outstanding amount of the Foreign Currency Sublimits or (ii) after the Revolving Credit Maturity Date, the Dollar Equivalent of the Foreign Currency Loans.

                  "Requisite Lenders" means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure and (b) the aggregate outstanding amount of all Term B Loans; provided, that if at any time any Revolving Lender (together with its Affiliates) holds more than 50% of the aggregate Revolving Credit Commitments or Revolving Credit Exposure, as applicable, the "Requisite Lenders" shall require holders of 66.3% of the aggregate Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure.

                  "Requisite Revolving Lenders" means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure.

                  "Reset Date" has the meaning assigned to such term in Section 1.04(a).

                  "Responsible Officer" of any corporation, partnership or other entity means any executive officer or Financial Officer of such corporation, partnership or other entity and any other officer or similar official thereof responsible for the administration of the obligations of such corporation, partnership or other entity in respect of this Agreement.

                  "Restricted Payment" means any direct or indirect dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests or Equity Rights in either Parent Guarantor, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or Equity Rights in either Parent Guarantor, the Borrower or any Restricted Subsidiary. The granting of security by any Restricted Subsidiary pursuant to the terms of this Agreement shall not be considered a Restricted Payment.

                  "Restricted Subsidiary" means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

                  "Revolving Credit Borrowing" means a Borrowing comprised of Revolving Dollar Loans.

                  "Revolving Credit Borrowing Request" means a Borrowing Request in connection with a Revolving Credit Borrowing.

                  "Revolving Credit Commitment" means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans and Foreign Currency Loans hereunder, expressed in each case as an amount representing the maximum principal amount of such Revolving Lender's Revolving Credit Exposure hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Revolving Lender's Revolving Credit Commitment is set forth on Schedule 2.01 (in the case of Revolving Credit Commitments in effect on the Effective Date) or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate amount of the Revolving Lenders' Revolving Credit Commitments as of the Effective Date is $75.0 million.

                  "Revolving Credit Commitment Period" means the period from and including the Effective Date to but not including the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments to make Revolving Loans pursuant to Section 2.01 shall terminate as provided herein.

                  "Revolving Credit Exposure" means with respect to any Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Revolving Dollar Loans of such Revolving Lender, plus (b) such Revolving Lender's LC Exposure at such time, plus (c) such Revolving Lender's Commitment Percentage of the aggregate principal amount at such time of all outstanding Swingline Loans, plus (d) such Revolving Lender's Foreign Currency Exposure at such time.

                  "Revolving Credit Maturity Date" means September 25, 2008, the fifth anniversary of the Effective Date.

                  "Revolving Dollar Lender" means each Revolving Lender other than the Foreign Currency Lender.

                  "Revolving Dollar Loans" means the revolving loans made by the Revolving Lenders in Dollars to the Borrower pursuant to clause (ii) of Section 2.01(a). Each Revolving Dollar Loan shall be a Eurocurrency Revolving Loan or an ABR Revolving Loan.

                  "Revolving Lender" means a Lender with a commitment to make Revolving Loans or with any Revolving Credit Exposure, in its capacity as such.

                  "Revolving Loans" means Foreign Currency Loans and Revolving Dollar Loans.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies.

                  "SDN List" has the meaning provided to such term in Section
6.19

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Parties" has the meaning assigned to such term in the Security Agreement.

                  "Security Agreement" means the Security Agreement, substantially in the form of Exhibit J, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" means the Security Agreement, the Pledge Agreement, the Non-U.S. Pledge Agreements, the Mortgages, the Perfection Certificate, Cash Management Agreements (as defined in the Security Agreement) and Hedging Agreements executed by the Loan Parties and the Collateral Agent and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11, 5.12 or 5.16 to secure any of the Obligations.

                  "Senior Indebtedness" of the Borrower means, without duplication:

                  (a) all Consolidated Indebtedness under this Agreement or any Loan Documents whether outstanding on the Effective Date or thereafter incurred; and

                  (b) any other Consolidated Indebtedness permitted to be incurred under Section 6.01, whether outstanding on the Effective Date or thereafter incurred, except the Subordinated Notes and any Permitted Subordinated Indebtedness.

                  "Senior Leverage Ratio" means, for any Test Period, the ratio of (a) Senior Indebtedness as of such date to (b) Consolidated EBITDA for such Test Period. For purposes of calculating the Senior Leverage Ratio, Consolidated EBITDA shall be calculated on a pro forma basis in accordance with Regulation S-X under the Exchange Act to give effect to any Permitted Acquisition consummated during the applicable Test Period as if such Permitted Acquisition were consummated on the first day of such Test Period.

                  "Series A Preferred Stock" means the preferred stock of the Parent designated in the Parent's Amended and Restated Certificate of Incorporation filed on September 24, 2003, as "Series A Redeemable Preferred Stock."

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate (expressed as a decimal) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which

Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any other applicable law, rule or regulation and without regard to whether any Lender actually obtains or maintains eurocurrency funding for its Eurocurrency Loans. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Notes" means $450,000,000 aggregate principal amount of 10.0% Senior Subordinated Notes due 2013 of the Borrower issued on the Effective Date.

                  "Subordinated Notes Documents" shall mean the Subordinated Notes, the Subordinated Notes Indenture and all other material documents executed and delivered with respect to the Subordinated Notes or the Subordinated Notes Indenture, as in effect on the Effective Date and as the same may be modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

                  "Subordinated Notes Indenture" shall mean the Indenture, dated as of September 25, 2003, between the Borrower, the Subsidiary Loan Parties and Wells Fargo Bank Minnesota N.A., as Trustee, as in effect on the Effective Date and as the same may be modified, supplemented and/or amended from time to time in accordance with the terms hereof and thereof.

                  "Subordination Provisions" has the meaning assigned to such term in Section 7.01(l).

                  "Subscription Agreements" means the OEP Subscription Agreement, the TPG Subscription Agreement, the Temasek Subscription Agreement and similar agreements with other Persons making cash equity investments, as contemplated by the definition of "OEP Equity Investment."

                  "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or (iii) any other legal entity the accounts of which would or should be consolidated with those of such Person on a consoli-dated balance sheet of such Person prepared in accordance with GAAP. Unless otherwise indicated, when used in this Agreement, the term "Subsidiary" shall refer to a Subsidiary of the Borrower.

                  "Subsidiary Loan Party" means each of the Borrower's Domestic Subsidiaries that guarantee the Obligations pursuant to the Guarantee Agreement, as identified on Schedule 6.04.

                  "Survey" means a survey of any Mortgaged Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction (i.e., outside of the perimeter and height of improvements shown on such survey) on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) and issue a survey endorsement.

                  "Swingline Commitment" means the commitment of the Swingline Lender to make Loans pursuant to Section 2.05.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means Citicorp North America, Inc., in its capacity as lender of Swingline Loans.

                  "Swingline Loan" has the meaning assigned to such term in
Section 2.05(a).

                  "Syndication Agents" has the meaning assigned to such term in the preamble hereto.

                  "Taking" means any taking of any Property of either of the Parent Guarantors, the Borrower or any Restricted Subsidiary or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of any Property of either of the Parent Guarantors, the Borrower or any Restricted Subsidiary or any portion thereof, by any Governmental Authority.

                  "Taxes" has the meaning assigned to such term in Section 2.17(a).

                  "Temasek" means Temasek Life Science Investments Private Limited, a Singapore Corporation.

                  "Temasek Subscription Agreement" means the subscription agreement dated as of August 28, 2003 between Temasek and the Parent.

                  "Term B Borrowing" means a Borrowing comprised of Term B Loans on the Effective Date.

                  "Term B Borrowing Request" means a Borrowing Request in connection with a Term B Borrowing made on the Effective Date.

                  "Term B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term B Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term B Loan to be made by such Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Lender's Term B Commitment is set forth on Schedule 2.01 (in the case of Term B Commitments in effect on the Effective Date) or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term B Commitment, as applicable. The initial aggregate amount of the Lenders' Term B Commitments is $310.0 million.

                  "Term B Lender" means a Lender with a Term B Commitment or an outstanding Term B Loan, in its capacity as such.

                  "Term B Loan Maturity Date" means September 25, 2009, the sixth anniversary of the Effective Date.

                  "Term B Loans" means the Loans made pursuant to clause (i) of
Section 2.01(a).

                  "Terminated Lender" has the meaning assigned thereto in
Section 2.21.

                  "Test Period" means (i) for the covenants contained in Sections 6.13 through 6.15, the four consecutive complete Fiscal Quarters of the Borrower then last ended as of each date listed under Test Period and (ii) for all other provisions in this Agreement, the four consecutive complete Fiscal Quarters of the Borrower ended as of the time indicated. Compliance with such covenants shall be tested, as of the end of each Test Period, on the date on which the financial statements pursuant to Section 5.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period.

                  "Title Company" means First American Title Insurance Company, Chicago Title Insurance Company or such other title insurance or abstract company as shall be approved by the Collateral Agent.

                  "Total Leverage Ratio" means, for any Test Period, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for such Test Period. For purposes of calculating the Total Leverage Ratio, Consolidated EBITDA shall be calculated on a pro forma basis in accordance with Regulation S-X under the Exchange Act to give effect to any Permitted Acquisition consummated during the applicable Test Period as if such Permitted Acquisition were consummated on the first day of such Test Period.

                  "Total Revolving Credit Commitment" means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

                  "TPG" means TPG Quintiles Holdco LLC, a limited liability company organized under the laws of the State of Delaware.

                  "TPG Subscription Agreement" means the subscription agreement dated as of August 28, 2003 between TPG and the Parent.

                  "Transactions" means the execution and delivery by each Loan Party of each of the Loan Documents and the Borrowing of the Term B Loans hereunder, the issuance of the Subordinated Notes, the Equity Investments, the Merger and the payment of Fees and expenses in connection with the foregoing.

                  "Transferee" has the meaning assigned to such term in Section 2.17(a).

                  "Type" when used in respect of any Loan or Borrowing, refers to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

                  "Unrefunded Swingline Loans" has the meaning assigned thereto in Section 2.05(c).

                  "Unrestricted Subsidiary" means any Subsidiary of the Borrower, that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the board of directors of the Borrower, as provided below). The board of directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired), to be an Unrestricted Subsidiary if (a) no Default is existing or will occur as a consequence thereof, (b) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries), (c) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect any Indebtedness pursuant to which the lender has recourse to any property of the Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries) and
(d) either (A) at the time of such designation such Subsidiary shall not have more than de minimis assets or (B) the Borrower shall be permitted to make an Investment in such Subsidiary in an amount equal to the fair market value of the Borrower's Equity Interests in such Subsidiary pursuant to Section 6.04(xiii). Any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Agreement. The board of directors of the Borrower may redesignate an Unrestricted Subsidiary of the Borrower to be a Restricted Subsidiary if (i) no Default is existing or will occur as a consequence thereof, (ii) such Subsidiary is a Wholly Owned U.S. Subsidiary and becomes a party to the Guarantee Agreement, Security Agreement and the Pledge Agreement, (iii) after giving effect to such redesignation and the incurrence of any Indebtedness incurred by such Subsidiary since the last day of the immediately preceding Test Period on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Borrower would be in compliance with Sections 6.13 through 6.16, inclusive, and (iv) all Indebtedness, Liens and Investments of such Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Agreement. Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "Verispan" means Verispan, L.L.C, a limited liability company organized under the laws of the State of Delaware.

                  "Welfare Plan" means a "welfare plan," as such term is defined in Section 3(1) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.

                  "Wholly Owned" means, with respect to a Subsidiary, a Subsidiary all of the voting stock of which (except directors' qualifying shares and shares required by applicable law to be held by a Person other than the Borrower) is at such time owned, directly or indirectly, by the Borrower and its other Wholly Owned Subsidiaries.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan" or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Credit Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Credit Borrowing").

                  SECTION 1.03. Terms Generally. (a) The definitions in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Effective Date and applied on a basis consistent with the application used in the financial statements referred to in Section 3.07.

                  (b) If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.

                  SECTION 1.04. Exchange Rates. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to Pounds Sterling or Euros and (ii) give written notice thereof to the Lenders and the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") or other date of determination, shall remain effective until the next succeeding Reset Date, and shall for purposes of this Agreement (other than Section 2.04, Section 10.19 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between U.S. Dollars and Pounds Sterling or Euros.

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date and on each date on which Foreign Currency Loans are made, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalent of the Revolving Credit Exposure and the Foreign Currency Sublimits and the Maximum Foreign Currency Sublimit then outstanding (after giving effect to any Loans made or repaid or Letters of Credit issued, drawn or expired on such date) and (ii) notify the Lenders and the Borrower of the results of such determination.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Credit Commitments. (a) Subject to the terms and conditions hereof, (i) each Term B Lender severally agrees to make a Term B Loan in Dollars to the Borrower on the Effective Date in a principal amount not exceeding its Term B Commitment, (ii) each Revolving Lender severally agrees to make Revolving Dollar Loans to the Borrower from time to time during the Revolving Credit Commitment Period and (iii) each Foreign Currency Lender severally agrees to make Foreign Currency Loans to the Borrower from time to time during the Revolving Credit Commitment Period. Amounts repaid or prepaid in respect of Term B Loans may not be reborrowed. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Dollar Loans or Foreign Currency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may (A) Revolving Dollar Loans or Foreign Currency Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment then in effect or (ii) the Revolving Credit Exposure of any Revolving Lender would exceed such Revolving Lender's Revolving Credit Commitment and (B) Foreign Currency Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Foreign Currency Loans), (i) the Aggregate Foreign Currency Exposure would exceed the Maximum Foreign Currency Sublimit or (ii) the Foreign Currency Exposure of any Foreign Currency Lender would exceed its Foreign Currency Sublimit.

                  (b) The Revolving Loans and Term B Loans may from time to time be (i) Eurocurrency Loans, (ii) ABR Loans if such Loans are not Foreign Currency Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03; provided that no such Loan shall be made as or converted to a Eurocurrency Loan after the day that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable.

                  (c) Each Loan (other than a Swingline Loan or Foreign Currency Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  SECTION 2.02. Procedure for Borrowing. (a) The Borrower may borrow under the Revolving Credit Commitments (subject to the limitations in Section 2.01(a)) or the Term B Commitments by giving the Administrative Agent notice substantially in the form of Exhibit B (a "Borrowing Request"), which notice must be received by the Administrative Agent prior to (a) 11:00 a.m., New York City time, three Business Days prior to the requested Borrowing Date, in the case of a Eurocurrency Borrowing, or (b) 11:00 a.m., New York City time, on the Business Day prior to the requested Borrowing Date, in the case of an ABR Borrowing. The Borrowing Request for each Borrowing shall specify (i) whether the requested Borrowing is to be a Revolving Credit Borrowing, a Term B Borrowing or a Foreign Currency Borrowing, (ii) the amount to be borrowed in the currency of such Borrowing, (iii) the requested Borrowing Date (which must be the Effective Date, in the case of a Term B Borrowing), (iv) whether the Borrowing is to be of Eurocurrency Loans or ABR Loans, (v) if the Borrowing is to be of Eurocurrency Loans, the length of the initial Interest Period therefor, and (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (b) Each Borrowing shall be in a minimum aggregate principal amount of (i) $5.0 million, L5.0 million or E5.0 million, as applicable, or an integral multiple of $1.0 million, L1.0 million or E1.0 million, as applicable, in excess thereof or (ii) in the case of a Revolving Credit Borrowing, if less, the aggregate amount of the then Available Revolving Credit Commitments.

                  (c) Upon receipt of the Term B Borrowing Request, the Administrative Agent shall promptly notify each Term B Lender of the aggregate amount of the Term B Borrowing and of the amount of such Term B Lender's pro rata portion thereof, which shall be based on their respective Term B Commitments. Each Term B Lender will make the amount of its pro rata portion of the Term B Borrowing available to the Administrative Agent for the account of the Borrower at the New York office of the Administrative Agent specified in
Section 10.01 prior to 10:00 a.m., New York City time, on the Effective Date in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term B Lenders and in like funds as received by the Administrative Agent.

                  (d) After the Effective Date, upon receipt of a Revolving Credit Borrowing Request (other than a Revolving Borrowing Request in respect of a Foreign Currency Borrowing), the Administrative Agent shall promptly notify each Revolving Lender of the aggregate amount of such Revolving Credit Borrowing and of the amount of such Revolving Lender's pro rata portion thereof, which shall be based on the respective Available Revolving Credit Commitments of all the Revolving Lenders. Each Revolving Lender will make the amount of its pro rata portion of each such Revolving Credit Borrowing available to the Administrative Agent for the account of the Borrower at the New York office of the Administrative Agent specified in Section 10.01 prior to 12:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Loans to be made to the Borrower, any Swingline Loans made to the Borrower or LC Disbursements for the account of the Borrower shall be then outstanding, the proceeds of such Revolving Loans shall first be applied to pay in full such Swingline Loans or LC Disbursements, with any remaining proceeds to be made available to the Borrower as provided above; and provided, further, that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (e) After the Effective Date, upon receipt of a Revolving Credit Borrowing Request in respect of a Foreign Currency Borrowing, the Administrative Agent shall promptly notify each Foreign Currency Lender of the requested currency and the aggregate amount (in both the requested currency and the Dollar Equivalent thereof) of such Foreign Currency Bor-rowing and of the amount of such Foreign Currency Lender's Foreign Currency Ratable Portion thereof. Each Foreign Currency Lender will make the amount of its Foreign Currency Ratable Portion of each such Foreign Currency Borrowing in the requested currency available to the Administrative Agent for the account of the Borrower at the New York office of the Administrative Agent specified in
Section 10.01 prior to 12:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Foreign Currency Lenders and in like funds as received by the Administrative Agent.

                  SECTION 2.03. Conversion and Continuation Options for Loans.
(a) The Borrower may elect from time to time to convert (i) Eurocurrency Loans that are in Dollars to ABR Loans, by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., New York City time, on the Business Day prior to a requested conversion or (ii) ABR Loans to Eurocurrency Loans by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., New York City time, three Business Days prior to a requested conversion; provided that if any such conversion of Eurocurrency Loans is made other than on the last day of an Interest Period with respect thereto, the Borrower shall pay any amounts due to the Lenders pursuant to Section 2.18 as a result of such conversion. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurocurrency Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurocurrency Loan when any Default or Event of Default has occurred and is continuing, and (ii) no Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable.

                  (b) Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving prior notice to the Administrative Agent, not later than 11:00 a.m., New York City time, three Business Days prior to a requested continuation setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurocurrency Loan (other than a Foreign Currency Loan) may be continued as such (i) when any Default or Event of Default has occurred and is continuing, and (ii) after the date that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable; and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso, then such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify the Borrower of such conversion).

                  (c) In connection with any Eurocurrency Loans, there shall be no more than ten (10) Interest Periods outstanding at any time.

                  (d)      This Section shall not apply to Swingline Loans.

                  SECTION 2.04. Provisions Relating to Foreign Currency Loans.
(a) At any time (i) after the occurrence and during the continuance of any Default or Event of Default or an Event of Termination, the Administrative Agent may (and, upon the request of any Foreign Currency Lender, shall), or (ii) upon the replacement of any Foreign Currency Loan with a Revolving Dollar Loan pursuant to Section 2.13 or 2.15 or this Section the Administrative Agent shall, demand that each Revolving Dollar Lender pay in Dollars to the Administrative Agent, for the account of the Foreign Currency Lenders, in the manner provided in clause (b) below, such Revolving Dollar Lender's Pro Rata Percentage of the Dollar Equivalent (utilizing, with respect to each Foreign Currency Loan, the Exchange Rate at the time such Foreign Currency Loan was borrowed) of the Aggregate Foreign Currency Exposure and related accrued but unpaid interest at such time, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount and interest of Foreign Currency Loans.

                  (b) Each demand referred to in clause (a) above shall be delivered to each Revolving Dollar Lender, together with a statement prepared by the Administrative Agent setting forth in reasonable detail the Aggregate Foreign Currency Exposure and Dollar Equivalent thereof (utilizing, with respect to each Foreign Currency Loan, the Exchange Rate at the time such Foreign Currency Loan was borrowed), and whether or not the conditions set forth in
Section 4.03 or 2.01(a) shall be satisfied (which conditions the Revolving Lenders hereby irrevocably waive), each Revolving Dollar Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Revolving Dollar Lender's receipt of such demand, make available to the Administrative Agent, in immediately available funds in Dollars for the account of each Foreign Currency Lender, its Pro Rata Percentage of the Dollar Equivalent (utilizing, with respect to each Foreign Currency Loan, the Exchange Rate at the time such Foreign Currency Loan was borrowed) of the Aggregate Foreign Currency Exposure and related accrued but unpaid interest at such time (with respect to each such Revolving Dollar Lender, its "Dollar Portion"). Upon such payment by a Revolving Dollar Lender, such Revolving Dollar Lender shall, except as provided in clause (c) below, be deemed to have made a Revolving Dollar Loan to the Borrower in the principal amount of such payment and bearing interest at the Alternate Base Rate. The Administrative Agent shall forward such payments by the Revolving Dollar Lenders (or cause such payments to be forwarded) to the Foreign Currency Lenders according to their respective Foreign Currency Sublimits. To the extent that any Revolving Dollar Lender fails to make its Dollar Portion available to the Administrative Agent for the accounts of the Foreign Currency Lenders, the Borrower agrees to pay such Dollar Portion on demand in immediately available funds in Dollars for the benefit of the Foreign Currency Lenders (as payment for the Foreign Currency Loans). As of the date of any such demand, the Foreign Currency Loans (together with any interest then accrued thereon) shall, immediately and without further action, become due and payable and, to the extent not otherwise repaid hereunder, the Borrower agrees, as a separate and independent obligation, to pay to the Administrative Agent, for the account of any Foreign Currency Lender entitled thereto, any amounts to which any Foreign Currency Lender may be entitled pursuant to Section 2.18 or
Section 10.19 and which shall not otherwise have been repaid by the Revolving Dollar Lenders pursuant to this Section 2.04.

                  (c)      Upon the occurrence of an Event of Default under
Section 7.01(i), the Foreign Currency Loans shall automatically, immediately, and without notice of any kind, convert to Revolving Dollar Loans (based upon the Dollar Equivalent of the Aggregate Foreign Currency Exposure at the time of the occurrence of such Event of Default) and bearing interest at the rate applicable to Revolving Dollar Loans bearing interest based on the Alternate Base Rate, whereupon each Revolving Dollar Lender shall acquire, without recourse or warranty, an undivided participation in each Foreign Currency Loan otherwise required to be repaid by such Revolving Dollar Lender pursuant to clause (b) above, which participation shall be in a principal amount equal to such Revolving Dollar Lender's Dollar Portion by paying to the Administrative Agent for the benefit of the Foreign Currency Lenders on the date on which such Revolving Dollar Lender would otherwise have been required to make a payment in respect of such Foreign Currency Loan pursuant to clause (b) above, in immediately available funds in Dollars, an amount equal to such Revolving Lender's Dollar Portion. If all or part of such amount is not in fact made available by such Revolving Dollar Lender to the Administrative Agent on such date, the Foreign Currency Lenders shall be entitled to recover any such unpaid amount on demand from such Revolving Dollar Lender together with interest accrued from such date at the Alternate Base Rate. As of the date of any such Event of Default under Section 7.01(i), all Foreign Currency Loans (together with any interest then accrued thereon) shall, immediately and without further action, become due and payable and, to the extent not otherwise repaid hereunder, the Borrower agrees, as a separate and independent obligation, to pay to the Administrative Agent, for the account of any Foreign Currency Lender entitled thereto, any amounts to which any Foreign Currency Lender may be entitled to pursuant to Section 2.18 or
Section 10.19 and which shall not otherwise have been repaid by the Revolving Dollar Lenders pursuant to this Section 2.04.

                  (d)      From and after the date on which any Revolving Lender
(i) is deemed to have made a Revolving Dollar Loan pursuant to clause (b) above with respect to any Foreign Currency Loan or (ii) purchases an undivided participation interest in a Foreign Currency Loan pursuant to clause (c) above, the Administrative Agent and the Foreign Currency Lenders shall promptly distribute to such Revolving Dollar Lender such Revolving Dollar Lender's Pro Rata Percentage of all payments of principal amount and interest received by the Administrative Agent or the Foreign Currency Lenders on account of such Foreign Currency Loan in excess of those received pursuant to clause (b) or (c) above.

                  (e) Notwithstanding the foregoing, a Revolving Dollar Lender shall not have any obligation to acquire a participation in a Foreign Currency Loan pursuant to the foregoing paragraphs if a Default or Event of Default or Event of Termination shall have occurred and be continuing at the time such Foreign Currency Loan was made and such Revolving Dollar Lender shall have notified the Foreign Currency Lenders in writing prior to the time such Foreign Currency Loan was made, that such Default or Event of Default or such Event of Termination has occurred and that such Revolving Dollar Lender will not acquire participations in Foreign Currency Loans made while such Default or Event of Default or such Event of Termination is continuing.

                  SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans (individually, a "Swingline Loan" and collectively, the "Swingline Loans") to the Borrower from time to time during the Revolving

Credit Commitment Period in accordance with the procedures set forth in this
Section 2.05; provided that (i) the aggregate principal amount of all Swingline Loans shall not exceed $15.0 million at any one time outstanding, (ii) the principal amount of any Borrowing of Swingline Loans may not exceed the aggregate amount of the Available Revolving Credit Commitments of all Revolving Lenders immediately prior to such Borrowing or result in the Aggregate Revolving Credit Exposure then outstanding exceeding the Total Revolving Credit Commitments then in effect, and (iii) in no event may Swingline Loans be borrowed hereunder if (x) a Default or Event of Default or Event of Termination shall have occurred and be continuing and (y) such Default or Event of Default or Event of Termination shall not have been subsequently cured or waived. Amounts borrowed under this Section 2.05 may be repaid and, up to but excluding the Revolving Credit Maturity Date, reborrowed. All Swingline Loans shall at all times be ABR Loans. The Borrower shall give the Administrative Agent notice of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify the Swingline Lender of the aggregate amount of such Borrowing. Not later than 2:00 p.m., New York City time, on the Borrowing Date specified in such notice the Swingline Lender shall make such Swingline Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section 10.01 in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the amount made available to the Administrative Agent by the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e), by remittance to the Issuing Bank) and in like funds as received by the Administrative Agent. Each Borrowing pursuant to this Section 2.05 shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof.

                  (b) Notwithstanding the occurrence of any Default or Event of Default or Event of Termination or noncompliance with the conditions precedent set forth in Article IV or the minimum borrowing amounts specified in
Section 2.02, if any Swingline Loan shall remain outstanding at 10:00 a.m., New York City time, on the seventh Business Day following the Borrowing Date thereof and if by such time on such seventh Business Day the Administrative Agent shall have received neither (i) a Borrowing Request delivered by the Borrower pursuant to Section 2.02 requesting that Revolving Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loan, nor (ii) any other notice satisfactory to the Administrative Agent indicating the Borrower's intent to repay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a Borrowing Request from the Borrower pursuant to Section 2.02 requesting that ABR Revolving Loans be made pursuant to Section 2.01 on such immediately succeeding Business Day in an amount equal to the amount of such Swingline Loan, and the procedures set forth in Section 2.02 shall be followed in making such ABR Revolving Loans; provided that for the purposes of determining each Revolving Lender's Pro Rata Percentage with respect to such Borrowing, the Swingline Loan to be repaid with the proceeds of such Borrowing shall be deemed to not be outstanding. The proceeds of such ABR Revolving Loans shall be applied to repay such Swingline Loan.

                  (c) If, for any reason, ABR Revolving Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.05 to repay any Swingline Loan as required by such paragraph, effective on the date such ABR Revolving Loans would otherwise have been made, each Revolving Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default or Event of Default, purchase a participating interest in such Swingline Loan ("Unrefunded Swingline Loan") in an amount equal to such Revolving Lender's Pro Rata Percentage of the aggregate amount of the ABR Revolving Loans which would otherwise have been made pursuant to paragraph (b) of this Section 2.05. Each Revolving Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participations shall be distributed by the Administrative Agent to the Swingline Lender. All payments by the Revolving Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.14.

                  (d) Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to the foregoing paragraphs if a Default or Event of Default or Event of Termination shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing prior to the time such Swingline Loan was made, that such Default or Event of Default or such Event of Termination has occurred and that such Lender will not acquire participations in Swingline Loans made while such Default or Event of Default or such Event of Termination is continuing.

                  SECTION 2.06. Optional and Mandatory Prepayments of Loans; Repayments of Term B Loans. (a) The Borrower may at any time and from time to time prepay the Loans (subject, in the case of Eurocurrency Loans, to compliance with the terms of Section 2.18), in whole or in part, subject to Section 2.06(e), upon irrevocable notice to the Administrative Agent not later than 12:00 noon, New York City time, two Business Days prior to the date of such prepayment, specifying (i) the date and amount of prepayment, and (ii) the Class of Loans to be prepaid and whether the prepayment is of Eurocurrency Loans, ABR Loans or a combination thereof (including in the case of Eurocurrency Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be in an aggregate principal amount of $5.0 million, (pound)5.0 million or (euro)5.0 million, as applicable, or a whole multiple of $1.0 million, (pound)1.0 million or (euro)1.0 million, as applicable, in excess thereof (or, if less, the remaining outstanding principal amount thereof). Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).

                  (b) In the event and on such occasion that the Aggregate Revolving Credit Exposure exceeds the Total Revolving Credit Commitment, the Borrower shall prepay Revolving Credit Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in the account established with the Administrative Agent pursuant to Section 2.07(j)) in an aggregate amount equal to such excess. In the event and on such occasion that the Aggregate Foreign Currency Exposure exceeds the Maximum Foreign Currency Sublimit, the Borrower shall prepay Foreign Currency Borrowings in an aggregate amount equal to such excess.

                  (c) (i) If, subsequent to the Effective Date, either Parent Guarantor or the Borrower shall issue any Equity Interests or Equity Rights (it being understood that the issuance of debt securities convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Right shall be governed by Section 2.06(c)(ii) below) (other than any Excluded Equity Issuance) (each, an "Equity Issuance"), 50% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of the Term B Loans in accordance with Section 2.06(e) below.

                  (ii) If, subsequent to the Effective Date, either Parent Guarantor, the Borrower or any of the Restricted Subsidiaries shall incur or permit the incurrence of any Indebtedness (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Rights) (other than Excluded Debt Issuances) (each, a "Debt Incurrence"), 100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of the Term B Loans in accordance with Section 2.06(e) below; provided that if at the time of such Debt Incurrence, the Total Leverage Ratio as of the last Test Period for which a Compliance Certificate has been delivered determined on a pro forma basis after giving effect to such Debt Incurrence is less than 3.0x, then only 50% of the Net Proceeds thereof shall be so applied.

                  (iii) If, subsequent to the Effective Date, either Parent Guarantor, the Borrower or any of the Restricted Subsidiaries shall receive Net Proceeds from any Asset Sale, 100% of such Net Proceeds shall be applied immediately after receipt thereof toward the prepayment of the Term B Loans in accordance with Section 2.06(e) below; provided that (x) the Net Proceeds from Asset Sales permitted by Section 6.05 shall not be required to be applied as provided herein if and to the extent that (1) no Default or Event of Default then exists or would arise therefrom and (2) the Borrower delivers an officers' certificate to the Administrative Agent on or prior to the date of such Asset Sale stating that such Net Proceeds shall be reinvested in assets of the Borrower or any Restricted Subsidiary otherwise permitted to be acquired pursuant to this Agreement in each case within 270 days (subject to Section 6.05(vii), if applicable) following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended),
(y) all such Net Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and (z) if all or any portion of such Net Proceeds not so applied as provided herein is not so used within such 270-day period (subject to Section 6.05(vii), if applicable), such remaining portion shall be applied on the last day of such period as specified in this subsection (c)(iii); provided, further, if the Property subject to such Asset Sale constituted Collateral under the Security Documents, then any capital assets pur-chased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with
Section 5.11.

                  (iv) If, subsequent to the Effective Date, either Parent Guarantor, the Borrower or any of the Restricted Subsidiaries shall receive proceeds from insurance recoveries in respect of any Destruction or any proceeds or awards in respect of any Taking, 100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of the Term B Loans in accordance with Section 2.06(e) below; provided that (x) so long as no Default or Event of Default then exists or would arise therefrom, such Net Proceeds shall not be required to be so applied to the extent that the Borrower has delivered an officers' certificate to the Administrative Agent promptly following the receipt of such Net Proceeds stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of the Borrower or the Restricted Subsidiaries, in each case within 270 days following the date of the receipt of such Net Proceeds, (y) all such Net Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and (z) if all or any portion of such Net Proceeds not required to be applied to the prepayment of Term B Loans pursuant to the preceding proviso is not so used within 270 days after the date of the receipt of such Net Proceeds, such remaining portion shall be applied on the last day of such period as specified in this subsection
(c)(iv); provided, further, if the Property subject to such Destruction or Taking constituted Collateral under the Security Documents, then any replacement or substitution Property purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.

                  (v) If, for any Fiscal Year of the Borrower commencing with its Fiscal Year ending on December 31, 2004, there shall be Excess Cash Flow of the Borrower and the Restricted Subsidiaries for such Fiscal Year, 50% of such Excess Cash Flow shall be applied not later than 150 days after the end of such Fiscal Year toward prepayment of the Term B Loans in accordance with
Section 2.06(e) below; provided that for the Fiscal Year ending on December 31, 2004, Excess Cash Flow to be applied toward the prepayment of the Term B Loans pursuant to this Section 2.06(c)(v) shall be reduced by Foreign Excess Cash Flow, if positive.

                  (d) The Term B Loans shall be repaid in consecutive quarterly installments on the dates set forth below (each such day, an "Installment Payment Date"), commencing on December 31, 2003, in an aggregate amount equal to the amount specified below for each such Installment Payment Date.

Installment Payment Date                             Installment Amount
------------------------                             ------------------
December 31, 2003                                     $     775,000.00
March 31, 2004                                        $     775,000.00
June 30, 2004                                         $     775,000.00
September 30, 2004                                    $     775,000.00
December 31, 2004                                     $     775,000.00

Installment Payment Date                             Installment Amount
------------------------                             ------------------
March 31, 2005                                        $     775,000.00
June 30, 2005                                         $     775,000.00
September 30, 2005                                    $     775,000.00
December 31, 2005                                     $     775,000.00
March 31, 2006                                        $     775,000.00
June 30, 2006                                         $     775,000.00
September 30, 2006                                    $     775,000.00
December 31, 2006                                     $     775,000.00
March 31, 2007                                        $     775,000.00
June 30, 2007                                         $     775,000.00
September 30, 2007                                    $     775,000.00
December 31, 2007                                     $     775,000.00
March 31, 2008                                        $     775,000.00
June 30, 2008                                         $     775,000.00
September 30, 2008                                    $     775,000.00
December 31, 2008                                     $     775,000.00
March 31, 2009                                        $     775,000.00
June 30, 2009                                         $     775,000.00
Term B Loan Maturity Date                             $ 292,175,000.00

                  (e) Prepayments of Term B Loans pursuant to Sections 2.06(a) and (c) shall be applied pro rata to remaining installments of principal of such Term B Loans. Except as otherwise may be directed by the Borrower, any prepayment of Loans pursuant to this Section 2.06 shall be applied, first, to any ABR Loans then outstanding and the balance of such prepayment, if any, to the Eurocurrency Loans then outstanding.

                  (f) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.06, but for the operation of this Section 2.06(f) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of ABR Loans which are of the Type required to be prepaid and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the Borrower shall deposit Dollars into the Collateral Account in an amount equal to such excess, and only the outstanding ABR Loans which are of the Type required to be prepaid shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurocurrency Loan which is of the Type required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Collateral Account (and liquidate investments held in the Collateral Account as necessary) to prepay such Eurocurrency Loans for which the Interest Period is then ending to the extent funds are available in the Collateral Account. For avoidance of doubt, all such Eurocurrency Loans shall continue to bear interest until repaid.

                  (g)      Any optional prepayment of Term B Loans pursuant to
Section 2.06(a) (other than with the proceeds from any sale of Equity Interests of Bioglan or any sale of Bioglan through merger, consolidation or any sale of its assets) and any mandatory prepayment of Term

B Loans pursuant to Section 2.06(c)(ii) during the periods set forth below shall be made with the premium (expressed as a percentage of the principal amount being prepaid) set forth opposite the periods below:


            Period                                      Prepayment Premium
            ------                                      ------------------
Effective Date - September 25, 2004                            2.0%
September 26, 2004 - September 25, 2005                        1.0%

                  SECTION 2.07. Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Credit Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $25.0 million and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. With respect to any Letter of Credit which contains any "evergreen" automatic renewal provision, the Issuing Bank shall be deemed to have consented to any such extension or renewal provided that all of the requirements of this Section 2.07 are met and no Default or Event of Default exists and is continuing.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, if such payment is made from the proceeds of Revolving Credit Loans, or 2:00 p.m., New York City time, if such payment is made from cash or is made from the proceeds of a Swingline Loan, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender's Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Re-volving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.07 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issu-ing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.07, then Section 2.09(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.07 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Requisite Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in a collateral account reasonably satisfactory to the Collateral Agent an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (a) of
Section 7.01 or any Event of Default described in clause (i) of Section 7.01. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations of the Borrower under this Agreement and the Borrower hereby grants the Collateral Agent a security interest in respect of each such deposit and the collateral account in which such deposits are held.

The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the collateral account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the collateral account. Moneys deposited in the collateral account pursuant to this Section 2.07(j) shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults or Events of Default have been cured or waived.

                  SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) in respect of Revolving Credit Borrowings and Foreign Currency Borrowings, on the Revolving Credit Maturity Date (or such earlier date as, and to the extent that, such Revolving Dollar Loan or Foreign Currency Loan becomes due and payable pursuant to Section 2.04, 2.05, 2.06, 2.12 or Article VII), the unpaid principal amount of each Revolving Dollar Loan and Foreign Currency Loan and each Swingline Loan made to it by each such Lender, in the applicable currency of such Loan, and (ii) in respect of Term B Borrowings, on the Term B Loan Maturity Date (or such earlier date as, and to the extent that, such Term B Loan becomes due and payable pursuant to
Section 2.06 or Article VII), the unpaid principal amount of each Term B Loan held by each such Term B Lender. The Borrower hereby further agrees to pay interest in immediately available funds at the applicable office of the Administrative Agent (as specified in Section 2.14(a)) on the unpaid principal amount of the Revolving Dollar Loans, Foreign Currency Loans, Swingline Loans and Term B Loans made to it from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section
2.09. All payments required hereunder shall be made in the currency of such Loan.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to Section 10.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Class and Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in re-spect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender's share thereof.

                  (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.08 and the Notes maintained pursuant to paragraph (e) of this Section 2.08 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Loans of each Class made by each Lender to the Borrower shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a single Note duly executed on behalf of the Borrower, in substantially the form attached hereto as Exhibit F-1 or F-2, as applicable, with the blanks appropriately filled, payable to the order of such Lender.

                  SECTION 2.09. Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect thereto at a rate per annum equal to:

                  (i) in the case of a Eurocurrency Revolving Loan, (A) the LIBO Rate determined for such Interest Period, plus (B) the Applicable Rate; or

                  (ii) in the case of a Eurocurrency Term B Loan, (A) the LIBO Rate determined for such Interest Period plus (B) the Applicable Rate.

                  (b) Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or over a year of 360 days when the Alternate Base Rate is determined by reference to clause (c) of the definition of "Alternate Base Rate") at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                  (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the "Default Rate")which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.09 plus 2.00% per annum or (y) in the case of any overdue interest, Fee or other amount, the rate described in Section 2.09(b) applicable to an ABR Revolving Loan plus 2.00% per annum, in each case from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date and on the Term B Loan Maturity Date and Revolving Credit Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. Interest on each Loan shall be paid in the same currency as the currency in which the Loan is made.

                  SECTION 2.10. Computation of Interest. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  SECTION 2.11. Fees. (a) The Borrower agrees to pay a commitment fee (a "Commitment Fee") to each Revolving Lender, for which payment will be made in arrears through the Administrative Agent on the last day of March, June, September and December beginning after the Effective Date, and on the Commitment Fee Termination Date (as defined below). The Commitment Fee due to each Revolving Lender shall commence to accrue for a period commencing on the Effective Date and shall cease to accrue on the date (the "Commitment Fee Termination Date") that is the later of (i) the date on which the Revolving Credit Commitment of such Revolving Lender shall be terminated as provided herein and (ii) the first date after the end of the Revolving Credit Commitment Period. The Commitment Fee accrued to each Revolving Lender shall equal 0.50% per annum multiplied by such Lender's Commitment Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the date of this Agreement and ending with such Lender's Commitment Fee Termination
Date). A Revolving Lender's "Commitment Fee Average Daily Amount" with respect to a calculation period shall equal the average daily amount during such period calculated using the daily amount of such Revolving Lender's Revolving Credit Commitment less such Revolving Lender's Revolving Credit Exposure (excluding clause (c) and, in the case of Revolving Lenders that are not also Foreign Currency Lenders, clause (d) of the definition thereof for purposes of determining the Commitment Fee Average Daily Amount only) for any applicable days during such Revolving Lender's Revolving Credit Commitment Period. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate for Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender's Revolving Credit Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion

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thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees (collectively, "LC Fees") accrued through and including the last day of March, June, September and December of each calendar year during the Revolving Credit Commitment Period shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent the annual administrative fee set forth in the Fee Letter (the "Agent Fees").

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Once paid, none of the Fees shall be refundable.

                  SECTION 2.12. Termination, Reduction or Adjustment of Commitments. (a) Unless previously terminated, (i) the Term B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

                  (b) The Borrower shall have the right, upon one Business Day's notice to the Administrative Agent, to terminate or, from time to time, reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, (i) the Aggregate Revolving Credit Exposure then outstanding would exceed the Total Revolving Credit Commitment then in effect or
(ii) the Aggregate Foreign Currency Exposure then outstanding would exceed the Maximum Foreign Currency Sublimit then in effect. Any such reduction shall be in an amount equal to $5.0 million or a whole multiple of $1.0 million in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (c) If any prepayment of Term B Borrowings would otherwise be required pursuant to Section 2.06 but cannot be made because there are no Term B Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term B Borrowings, then, on the date that such prepayment is required, the Revolving Credit Commitments shall be permanently reduced by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term B Borrowings, as the case may be.

                  (d) The Borrower shall pay to the Administrative Agent for the account of the applicable Revolving Lenders, on each date of termination or reduction of the Revolving Credit Commitments, the Commitment Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

                  (e) Each reduction in the Revolving Credit Commitments shall reduce the Swingline Commitment of the Swingline Lender, and the Maximum Foreign Currency Sublimit and the Foreign Currency Sublimit of each Foreign Currency Lender, by an equal percentage.

                  SECTION 2.13. Inability to Determine Interest Rate; Unavailability of Deposits; Inadequacy of Interest Rate. If prior to 11:00 a.m., London time, two Business Days before the first day of any Interest Period, including an initial Interest Period, for a requested Eurocurrency Borrowing:

                  (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the currency in which any Eurocurrency Loan is denominated or the currency specified in the Borrowing Request for such Eurocurrency Borrowing (the "Applicable Currency") for such Interest Period, or

                  (ii) the Administrative Agent shall have received notice from a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate determined or to be determined for such Interest Period for such Applicable Currency will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders by 12:00 noon, New York City time, on the same day. The Administrative Agent shall give telecopy or telephonic notice to the Borrower and the Lenders as soon as practicable after the circumstances giving rise to such notice no longer exist, and until such notice has been given, any affected Eurocurrency Loans of the Applicable Currency shall not be (x) converted or continued pursuant to Section 2.03 or (y) made pursuant to a Borrowing Request, and shall be continued or made as ABR Loans (including the requirement that all Foreign Currency Loans shall be replaced by Revolving Dollar Loans pursuant to Section 2.04(a)(ii)), as the case may be.

                  SECTION 2.14. Pro Rata Treatment and Payments. (a) Each reduction of the Revolving Credit Commitments of the Revolving Lenders shall be made pro rata according to the amounts of such Revolving Lenders' Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders of the applicable Class. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are Eurocurrency Loans designated by the Borrower to be applied to a particular Eurocurrency Borrowing shall be made pro rata according to the respective outstanding principal amounts of such

Loans then held by the Lenders of the applicable Class. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Swingline Loans and Foreign Currency Loans shall be made pro rata according to the respective outstanding principal amounts of the Swingline Loans or Foreign Currency Loans, as applicable, or participating interests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 a.m., New York time, on the due date thereof to the Administrative Agent, for the account of the Lenders of the applicable Class, at the Administrative Agent's New York office specified in Section 10.01 in the currency in which the applicable obligation is denominated (except as set forth in Section 2.04) and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto in the same currency as received and promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Subject to Section 2.13, unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.14(b) shall be conclusive in the absence of manifest error. If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the Borrower, but without prejudice to any right or claim that the Borrower may have against such Lender.

                  (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  SECTION 2.15. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law, or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be suspended until such time as the making or maintaining of Eurocurrency Loans shall no longer be unlawful, and (b) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans (including the requirement that all Foreign Currency Loans shall be replaced by Revolving Dollar Loans pursuant to Section 2.04(a)(ii)) on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.

                  SECTION 2.16. Requirements. (a) If at any time any Lender or the Issuing Bank determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Adjusted LIBO Rate) or the compliance by such Lender or the Issuing Bank with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender or the Issuing Bank for agreeing to make or making, funding or maintaining any Eurocurrency Loans or participating in, issuing or maintaining any Letter of Credit, then the Borrower shall from time to time, within five days of demand therefor by such Lender or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the Issuing Bank, as applicable, additional amounts sufficient to compensate such Lender or the Issuing Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error. Such Lender or the Issuing Bank, as applicable, shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or the Issuing Bank, as applicable, for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or the Issuing Bank, as applicable, within five days of the Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                  (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuing Bank (or a holding company control-ling such Lender or the Issuing Bank) and such Lender or the Issuing Bank determines (in its sole and absolute discretion) that the rate of return on its capital (or the capital of its holding company, as the case may be) as a consequence of its Revolving Credit Commitment or the Loans made by it or its participations in Swingline Loans or Foreign Currency Loans or any issuance, participation or maintenance of Letters of Credit is reduced to a level below that which such Lender or the Issuing Bank (or its holding company) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuing Bank to the Borrower, the Borrower shall immediately pay directly to such Lender or the Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or the Issuing Bank (or its holding company) for such reduction in rate of return. A statement of such Lender or the Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or the Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

                  (c) In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim under this
Section 2.16 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the Borrower; provided that any failure to provide such notice shall in no way impair the rights of the Issuing Bank or such Lender to demand and receive compensation under this Section 2.16, but without prejudice to any claims of the Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking.

                  SECTION 2.17. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable under the Loan Documents and the Notes shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Administrative Agent, the Issuing Bank, any Lender or any assignee of such Lender or the Issuing Bank, as the case may be, or a Participant or a change in designation of the lending office of a Lender or the Issuing Bank, as the case may be (a "Transferee"), but excluding taxes imposed on or measured by the recipient's net income (or franchise taxes imposed in lieu thereof) that are imposed by a taxing authority in a jurisdiction in which the recipient is incorporated or organized or maintains its principal place of business or a lending office (such non-excluded items and any interest, penalties and related reasonable costs and expenses, being called "Taxes"), unless required by applicable law, rule or regulation. In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

                  (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

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

                  (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (iii) pay to the Administrative Agent for its account or the account of a Lender, the Issuing Bank or the Transferee, as the case may be, such additional amount or amounts as are necessary to ensure that the net amount actually received by the Administrative Agent, such Lender, the Issuing Bank or such Transferee, as the case may be, will equal the full amount the Administrative Agent, such Lender, the Issuing Bank or such Transferee, as the case may be, would have received had no such withholding or deduction been required (including withholding or deduction in respect of additional amounts payable under this Section 2.17).

Moreover, if any Taxes are directly asserted, whether or not correctly asserted, against the Administrative Agent, the Issuing Bank or any Lender or Transferee with respect to any payment received by the Administrative Agent, the Issuing Bank or such Lender or Transferee hereunder, the Borrower will promptly indemnify each such party for the full amount of such Taxes.

                  (b) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for its account or the account of the Issuing Bank, the respective Lenders or Transferees, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Issuing Bank, the Lenders and the Transferees for any incremental Taxes that may become payable by the Administrative Agent, the Issuing Bank or any Lender or Transferee as a result of any such failure. For purposes of this Section 2.17, a distribution hereunder by the Administrative Agent to or for the account of the Issuing Bank or any Lender or Transferee shall be deemed a payment by the Borrower.

                  (c) Each Lender or Transferee that is organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof shall, on or prior to the Effective Date (in the case of each Lender that is a party hereto on the Effective Date) or on or prior to the date of any assignment, participation or change in the designated lending office hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by the Borrower or the Administrative Agent, execute and deliver, if legally able to do so, to the Borrower and the Administrative Agent one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or such other forms or documents (or successor forms or documents) reasonably requested by the Borrower, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of withholding or deduction of Taxes imposed by the United States. If a Lender or Transferee becomes aware of any fact that would cause any form previously provided by such Lender or Transferee pursuant to this paragraph (c) to become untrue in any material respect, or would prevent such Lender or Transferee from providing a renewal form upon expiration of the form previously provided, such Lender or Transferee shall promptly notify the Borrower and the Administrative Agent.

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                  (d)      The Borrower shall not be required to indemnify or to
pay any additional amounts to the Administrative Agent, the Issuing Bank or any Lender or Transferee with respect to any Taxes imposed by the United States pursuant to Section 2.17(a), Section 2.17(b) or this Section 2.17(d) to the extent that (i) any obligation to withhold, deduct or pay amounts with respect to such Tax existed on the date the Administrative Agent, the Issuing Bank or such Lender or Transferee became a party to this Agreement or otherwise became a Transferee (and, in such case, the Borrower may deduct and withhold such Tax from payments to the Administrative Agent, the Issuing Bank, such Lender or Transferee); provided that this clause (i) shall not apply to a party that is not an original party to this Agreement (a "Subsequent Party") to the extent that the Borrower's obligations with respect to such Subsequent Party on the date such party becomes a Subsequent Party do not exceed the Borrower's obligations with respect to the Subsequent Party's predecessor immediately prior thereto, or (ii) any Lender or Transferee fails to comply in full with the provisions of paragraph (c) above (and, in such case, the Borrower may deduct and withhold all Taxes required by law as a result of such noncompliance from payments to the Administrative Agent, the Issuing Bank or such Lender or Transferee).

                  (e) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  SECTION 2.18. Indemnity. In the event any Lender shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurocurrency Loan) as a result of any conversion of a Eurocurrency Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurocurrency Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.04, 2.06, 2.08, 2.13, 2.15, 2.16 or 2.21 or otherwise, or any failure to borrow or convert any Eurocurrency Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such Borrowing or otherwise, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                  SECTION 2.19. Change of Lending Office. Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15, 2.16 or 2.17 with respect to such Lender (or Transferee), it will, if requested by the Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.19 shall affect or postpone any of the Obligations of the Borrower or the rights of any Lender (or Transferee) pursuant to Sections 2.15,
2.16 and 2.17.

                  SECTION 2.20. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or participations in LC Disbursements which at the time shall be due and payable as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements which at the time shall be due and payable shall be proportionately less than the unpaid principal portion of such Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and participations in LC Disbursements as prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or an LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor directly to the Borrower in the amount of such participation.

                  SECTION 2.21. Assignment of Commitments Under Certain Circumstances. In the event that (a) any Lender shall have delivered a notice or certificate pursuant to Section 2.16, or the Borrower shall be required to make additional payments to any Lender under Section 2.17 (each, an "Increased Cost Lender"), or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof that fall within the proviso to the first sentence of Section 10.08(b), the consent of all Lenders would have been obtained but for one or more Lenders representing no more than 25% of the aggregate amount of Term B Loans outstanding and the Revolving Credit Commitments (or after the Revolving Credit Maturity Date, the Revolving Credit Exposure) failure to consent (each such Lender, a "Non-Consenting Lender"); then, with respect to each such Increased Cost Lender or Non-Consenting Lender (the "Terminated Lender"), the Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Terminated Lender and the Administrative Agent, to replace such Terminated Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.04) approved by the Administrative Agent, the Issuing Bank, the Swingline Lender and Foreign Currency Lender (which approval shall not be unreasonably withheld), and such Terminated Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Terminated Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) such assignee or the Borrower shall pay to the affected Terminated Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Terminated Lender and participations in LC Disbursements, Swingline Loans and Foreign Currency Loans held by such Terminated Lender and all commitment fees and other fees owed to such Terminated Lender hereunder and all other amounts accrued for such Terminated Lender's account or owed to it hereunder (including, without limitation, any Commitment Fees).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents, the Loan Parties, jointly and severally, make the representations and warranties set forth in this Article III on the Effective Date (after giving effect to the Transactions) and upon the occurrence of each Credit Event thereafter:

                  SECTION 3.01. Organization, etc. Each Loan Party (a) is a corporation or other form of legal entity, and each of its Subsidiaries is a corporation, partnership or other form of legal entity, duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has the requisite corporate or other power and authority to carry on its business as now conducted, (c) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not result in a Material Adverse Effect, and (d) has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its Property and to conduct its business substantially as currently conducted by it.

                  SECTION 3.02. Due Authorization, Non-Contravention, etc. Assuming the execution and delivery of this Agreement by each of the other parties hereto, the execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder are within each Loan Party's corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not

                  (a) contravene the Organic Documents of any Loan Party or any of its respective Subsidiaries;

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

                  (b) subject to the receipt of government approvals set forth on Schedule 3.03, contravene any law or governmental regulation or court decree or order binding on or affecting any Loan Party or any of its respective Subsidiaries;

                  (c) except as set forth on Schedule 3.02, violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its respective Subsidiaries; or

                  (d) result in, or require the creation or imposition of, any Lien on any assets of any Loan Party or any of its respective Subsidiaries that would have or could reasonably be expected to have a Material Adverse Effect, except Liens created under the Loan Documents.

                  SECTION 3.03. Government Approval, Regulation, etc. Except as set forth on Schedule 3.03, no consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Loan Party of this Agreement or any other Loan Document, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, nor for the consummation of the Transactions, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens under the Security Documents. No Loan Party or any of its respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.04. Validity, etc. This Agreement and each other Loan Document to which any Loan Party is to be a party has been duly executed and delivered by such Loan Party and constitutes, assuming the due execution and delivery of this Agreement and such other Loan Document by each of the other parties thereto, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

                  SECTION 3.05. Activities of Parent Guarantors and Acquisition Corp. As of the Effective Date, each of the Parent Guarantors and Acquisition Corp. has had no operations, assets or liabilities.

                  SECTION 3.06. Representations and Warranties in the Merger Agreement. (a) Each of the representations and warranties set forth in Article III of the Merger Agreement remains true and correct (unless expressly stated to relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

                  (b) Subject to the qualifications set forth in Section 7.3(a) of the Merger Agreement, each of the representations and warranties set forth in Article IV of the Merger

Agreement remains true and correct (unless expressly stated to relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

                  SECTION 3.07. Financial Information. (a) The consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2001 and 2002, reported on by PricewaterhouseCoopers LLP in the case of the balance sheet dated as of December 31, 2002, independent public accountants, and as of June 30, 2003, certified by the Borrower's chief financial officer, and the related consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for the three years ended December 31, 2002, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied (except as may be indicated therein or in the notes thereto), and present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

                  (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, none of the Borrower or its Subsidiaries or the Parent Guarantors has, as of the Effective Date, any material (i) Indebtedness, (ii) contingent liabilities,
(iii) long-term commitments or (iv) unrealized losses.

                  SECTION 3.08. [Reserved].

                  SECTION 3.09. No Material Adverse Change. Since December 31, 2002, no event or circumstance (other than to the extent the Lenders have been reasonably apprised of such event or occurrence pursuant to Schedule 3.09 as in effect on the Effective Date) has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  SECTION 3.10. Litigation. Except as set forth on Schedule 3.10, there is no pending or, to the knowledge of the Loan Parties, threatened litigation, action or proceeding (including, without limitation, any existing or new litigation relating to the Merger) affecting any Loan Party or any of its Subsidiaries, or any of their respective operations or properties, or the ability of the parties to consummate the transactions contemplated hereby, which has had or could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

                  SECTION 3.11. Compliance with Laws and Agreements. None of the Borrower or any of its Subsidiaries has violated, is in violation of or has been given written notice of any violation of any laws (other than Environmental Laws, which are the subject of Section 3.16), regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except for any violations which could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 3.12. Subsidiaries. Schedule 6.04 (a) sets forth the name of (i) each Subsidiary and the direct or indirect ownership interest of the Parent Guarantors and the Bor-rower therein and (ii) Investments of the Parent Guarantors, the Borrower and each Subsidiary in Persons other than Subsidiaries and (b) identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

                  SECTION 3.13. Ownership of Properties. (a) Each of the Borrower and its Subsidiaries has good and legal fee simple title to (or other similar legal title in jurisdictions outside the United States of America), or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its material properties and assets (including all Mortgaged Properties), except for defects in title (or such other rights as referenced above, as applicable) that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title (or such other rights as referenced above, as applicable) in the aggregate could not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Permitted Liens.

                  (b) As of the Effective Date, Schedule 3.13(b) contains and will contain a true and complete list of each parcel of Real Property (i) owned in fee by any Loan Party as of the date hereof and describes the type of interest therein held by such Loan Party and (ii) leased, subleased or otherwise occupied by any Loan Party, as lessee, as of the date hereof and describes the type of interest therein held by such Loan Party and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.

                  (c) Each of the Borrower and its Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  (d) Each of the Borrower and its Subsidiaries owns, possesses, is licensed or otherwise has the right to use, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, except where such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (e) As of the Effective Date, no Loan Party or any of its respective Subsidiaries has received any written notice of any actual pending or threatened condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Effective Date.

                  (f) Neither the Borrower nor any of its Subsidiaries is obligated on the Effective Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

                  SECTION 3.14. Taxes. Each of the Borrower and its Subsidiaries has timely filed all federal, foreign and all other material income tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that any such contest of taxes or charges with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.

                  SECTION 3.15. Pension and Welfare Plans. (a) No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect or give rise to a Lien on the assets of any Loan Party or a Subsidiary. The Borrower and its Subsidiaries and their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan except for failures to so comply which could not reasonably be expected to have a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any Plan which reasonably might result in the incurrence by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to post-retirement benefits provided by the Borrower or any of its Subsidiaries under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, (ii) liabilities under employment agreements existing on the Effective Date and (iii) liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as could not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 3.15(b), (i) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (ii) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

                  SECTION 3.16. Environmental Warranties. Except as set forth on
Schedule 3.16:

                  (a) All facilities and property owned, leased or operated by the Borrower or any of its Subsidiaries, and all operations conducted thereon, are in compliance with all Environmental Laws, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b)      There are no pending or threatened (in writing):

                           (i) Environmental Claims received by the Borrower or any of its Subsidiaries, or

                           (ii) written claims, complaints, notices or inquiries received by the Borrower or any of its Subsidiaries regarding Environmental Liability,

         in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (c) There have been no Releases of Hazardous Materials at, on, under or from any property now or, to any Loan Party's knowledge, previously owned, leased or operated by the Borrower or any of its Subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                  (d) The Borrower and its Subsidiaries have been issued and are in compliance with all Environmental Permits necessary for their operations, facilities and businesses and each is in full force and effect, except for such Environmental Permits which, if not so obtained or as to which the Borrower and its Subsidiaries are not in compliance, or are not in effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (e) No property now or, to any Loan Party's knowledge, previously owned, leased or operated by the Borrower or any of its Subsidiaries is listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA.

                  (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, surface impoundments or disposal areas, on or under any property now or, to any Loan Party's knowledge (without independent investigation or inquiry), previously owned or leased by the Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (g) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to any Environmental Claim against the Borrower or such Subsidiary that could reasonably be expected to have a Material Adverse Effect.

                  (h) No liens have been recorded pursuant to any Environmental Law with respect to any property or other assets currently owned or leased by the Borrower or its Subsidiaries.

                  (i) Neither the Borrower nor any of its Subsidiaries is currently conducting any Remedial Action pursuant to any Environmental Law, nor has any of the Loan Parties or any of their respective Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law, the cost of which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (j) There are no polychlorinated biphenyls or friable asbestos present at any property owned, leased or operated by the Borrower or any of its Subsidiaries, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.17. Regulations U and X. The Loans, the use of the proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation U or X.

                  SECTION 3.18. Disclosure; Accuracy of Information; Pro Forma Balance Sheets and Projected Financial Statements. (a) The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries is subject, and all other matters known to any of them that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither this Agreement nor the factual statements in any other document, certificate or statement furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection herewith (including, without limitation, the Information Memorandum) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made; provided that to the extent this or any such document, certificate or statement (including without limitation the Information Memorandum) was based upon or constitutes a forecast, projection or internal summary analysis, the Loan Parties represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such document, certificate or statement for the purposes intended.

                  (b) Not less than one week prior to the Effective Date, the Borrower shall have furnished to the Lenders the pro forma consolidated balance sheet as of June 30, 2003, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) was prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum, (ii) accurately reflects all adjustments necessary to give effect to the Transactions and (iii) presents fairly the pro forma financial position of the Borrower and its consolidated Subsidiaries as of the Effective Date, as if the Transactions had occurred on such date.

                  (c) Not less than one week prior to the Effective Date, the Borrower shall have furnished to the Lenders pro forma consolidated income statement projections for the Borrower and its Subsidiaries, pro forma consolidated balance sheet projections for the Borrower and its Subsidiaries and pro forma consolidated cash flow projections for the Borrower and its Subsidiaries, all for the Fiscal Years ending 2004 through 2008, inclusive (the "Projected Financial Statements"), which give effect to the Transactions and all Indebtedness and Liens incurred or created in connection with the Transactions. The assumptions made in preparing the Projected Financial Statements are reasonable as of the date of such projections and all material assumptions with respect to the Projected Financial Statements are set forth therein. The Projected Financial Statements present a good faith estimate of the consolidated financial information contained therein at the date thereof, it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections probably will differ from the projected results and that the difference may be material.

                  SECTION 3.19. Insurance. As of the Effective Date, set forth on Schedule 3.19 is a summary of all insurance policies maintained by the Borrower and each of its Subsidiaries with financially sound and responsible insurers (a) with respect to its properties material to the business of the Borrower and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as are customary in the case of similar businesses operating in the same or similar locations, and (b) required to be maintained pursuant to the Security Documents.

                  SECTION 3.20. Labor Matters. Except as could not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

                  SECTION 3.21. Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, and in the case of the Subsidiary Loan Parties, after giving effect to the terms of the Guarantee Agreement, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

                  SECTION 3.22. Securities. The common stock of each of the Parent Guarantors' and the Borrower's Subsidiaries has been validly issued and fully paid and is nonassessable and free of preemptive rights that have not been waived. The Equity Interests of each Subsidiary held, directly or indirectly, by the Borrower are owned, directly or indirectly, by the Borrower and, after the Effective Date, by the Parent Guarantors, free and clear of all Liens. There are not, as of the Effective Date, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any Person to acquire any common stock of the Borrower or its Subsidiaries or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such common stock, except as disclosed in the financial statements delivered pursuant to Sections 5.01(a) and (b) or otherwise disclosed to the Lenders prior to the Effective Date.

                  SECTION 3.23. Indebtedness Outstanding. Set forth on Schedule 6.01(a)(iii) hereto is a list and description of (a) all Indebtedness (without giving effect to clause (k) in the definition of "Indebtedness") of the Borrower and its Subsidiaries (other than the Loans) outstanding on the Effective Date and (b) all Indebtedness of the Borrower and its Subsidiaries that will be repaid, defeased, transferred or otherwise terminated on or prior to the Effective Date. Schedule 6.02 hereto is a list and description of all Liens (other than Liens permitted by Sections 6.02(iii), (v), (ix), (x), (xii) and
(xiii)) of the Borrower and its Subsidiaries outstanding on the Effective Date.

                  SECTION 3.24. Security Documents. (a) The Pledge Agreement and each Non-U.S. Pledge Agreement is effective to create in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement or Non-U.S. Pledge Agreement, as applicable) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral.

                  (b) (i) The Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and (ii) when (x) financing statements in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (y) upon the taking of possession or control by the Collateral Agent of any such Collateral in which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)) to the extent such Lien and security interest can be perfected by the filing of a financing statement pursuant to the UCC or by possession or control by the Collateral Agent, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

                  (c) When the filings in clause (b)(ii)(x) above are made and when the Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective
Date), in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

                  (d) Each Mortgage executed and delivered as of the Effective Date is, or, to the extent any Mortgage is duly executed and delivered thereafter by the relevant Loan Party, such Mortgage will be, effective to create (subject to Permitted Encumbrances (as defined in each Mortgage)) in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, if and when the Mortgages are filed in the offices specified on Schedule 3.24(d), no other recordings of filings will be necessary to give constructive notice to third Persons of, and to otherwise establish of record the Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Encumbrances.

                  SECTION 3.25. Anti-Terrorism Laws. (a) None of the Loan Parties or, to the knowledge of any of the Loan Parties, any of their Affiliates is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (for the purposes of this Section 3.25 only, the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

                  (b) No Loan Party or, to the knowledge of any of the Loan Parties, any of their Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:

                  (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                  (v) a Person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

                  (c) No Loan Party or, to the knowledge of any Loan Party, any of its brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.08) and subject to satisfaction of the conditions set forth in Section 4.02:

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received counterparts of the Guarantee Agreement signed on behalf of each Domestic Subsidiary.

                  (c) The Administrative Agent shall have received, on behalf of itself and the Lenders, favorable written opinions of each of
         (i) Morgan Lewis & Bockius LLP, New York counsel for the Loan Parties, substantially in the form of Exhibit K-1, (ii) Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel for the Loan Parties, substantially in the form of Exhibit K-2, (iii) local counsel to the Loan Parties and to each of the Non-U.S. Subsidiaries in each of the Non-U.S. Jurisdictions (in each case unless, and to the extent, otherwise agreed by the Administrative Agent) referred to in Schedule 4.01(c), in each case reasonably satisfactory to the Administrative Agent, which opinions shall (x) be addressed to the Administrative Agent and the Lenders and be dated the Effective Date, (y) cover the perfection and priority of the security interests granted in respect of the Equity Interests of Persons organized in such Non-U.S. Jurisdiction, and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (z) be in form, scope and substance reasonably satisfactory to the Administrative Agent, and (iv) local counsel to the Loan Parties as speci-fied on Schedule 4.01(c) in the forms of Exhibit L and reasonably satisfactory to the Agents, which opinions (x) shall be addressed to the Administrative Agent and each of the Lenders and be dated the Effective Date, (y) shall cover the enforceability of the respective Mortgage and perfection of the Liens and security interests granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 4.01 and 4.02(b) and (c) substantially in the form of Exhibit G.

                  (e) The Administrative Agent shall have received from each Loan Party a certificate, dated the Effective Date, signed by the Secretary of such Loan Party and attested to by an Authorized Officer of such Loan Party together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Loan Party, and the resolutions of such Loan Party authorizing the Transactions on or prior to the Effective Date.

                  (f) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (g)      [Reserved]

                  (h) All documents executed or submitted in connection with this Agreement, the Borrowings hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders.

                  (i) The issuance of the Subordinated Notes by the Borrower shall have been consummated on the Effective Date and shall have terms and conditions consistent with and as set forth in the Offering Memorandum dated September 25, 2003. On the Effective Date,
         (x) the Administrative Agent shall have received true and correct copies of all Subordinated Notes Documents, certified as such by an appropriate officer of the Borrower, (y) all such Subordinated Notes Documents, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Lenders and (z) all such Subordinated Notes Documents shall be in full force and effect. Each of the conditions precedent to the consummation of the issuance of the Subordinated Notes as set forth in the Subordinated Notes Documents shall have been satisfied in all material respects and not waived except with the consent of the Administrative Agent.

                  (j) There shall not have occurred any event or circumstance (other than to the extent the Lenders have been reasonably apprised of such event or occurrence pursuant to Schedule 3.09 as in effect on the Effective Date) since December 31, 2002 that, individually or in the aggregate with such other events or circumstances, has, or could reasonably be expected to have, a Material Adverse Effect.

                  (k) The Borrower shall have delivered to the Lenders (a) audited consolidated balance sheets for the two Fiscal Years ended before the Effective Date and related statements of income, stockholders' equity and cash flows of the Borrower for the three Fiscal Years ended before the Effective Date and (b) to the extent available, unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower for each completed Fiscal Quarter since the date of such audited financial statements (and, to the extent available, for each completed month since the last such quarter), which audited and unaudited financial statements (i) shall be in form and scope satisfactory to the Lenders and (ii) shall not be materially inconsistent with the financial statements previously provided to the Lenders.

                  (l) Except as set forth on Schedule 3.10, no litigation or administrative proceeding or development in any litigation or administrative proceeding (including, without limitation, existing or new litigation relating to the Merger) by any entity (private or governmental) shall be pending or, to the knowledge of the Borrower, threatened (i) with respect to the Transactions or any documentation executed in connection therewith (including any Loan Document) or the transactions contemplated thereby or (ii) which has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (m) The Borrower shall have obtained a senior secured debt rating in respect of the Loans from each of S&P and Moody's, and the Loans shall continue to be rated on the Effective Date.

                  (n) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Loan Documents to occur on or prior to the Effective Date shall be in form and substance reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (o) The Lenders shall have received a certificate of the chief financial officer of the Borrower in form of Exhibit M and reasonably satisfactory to the Administrative Agent, confirming the solvency of each of the Loan Parties on a consolidated basis after giving effect to the Transactions.

                  (p) Each of the OEP Equity Investment and the DG Equity Rollover shall have been consummated, and all documentation relating to the OEP Equity Investment and the DG Equity Rollover shall be in form and substance satisfactory to the Administrative Agent.

                  (q) The Administrative Agent shall be satisfied that the Borrower shall have cash in an amount not less than $579,222,000 available to fund in part the merger consideration under the Merger Agreement.

                  (r) The merger of Acquisition Corp. with and into the Borrower with the Borrower surviving shall have been consummated in accordance with the Merger Agreement and all other related documents. On the Effective Date, (x) the Administrative Agent shall have received true and correct copies of all Merger Documents, certified as such by an appropriate officer of the Borrower, (y) all changes to the Merger Documents, and all changes to the terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Administrative Agent and (z) all Merger Documents shall be in full force and effect. Each of the conditions precedent to the consummation of the Merger as set forth in the Merger Documents shall have been satisfied in all material respects and not waived, consented to or approved except with the consent of the Administrative Agent, to the reasonable satisfaction of the Administrative Agent.

                  (s) After giving effect to the Transactions, none of the Parent Guarantors or the Borrower or their respective consolidated Subsidiaries shall have outstanding any Indebtedness other than (a) the Loans and other extensions of credit under this Agreement, (b) the Subordinated Notes and (c) Indebtedness specified on Schedule 6.01(a)(iii) to remain outstanding after the Effective Date or as otherwise permitted to be incurred (and such Indebtedness shall be deemed to have been incurred as of the Effective Date) under Section 6.01(a).

                  (t) All requisite material governmental authorities and third parties shall have approved or consented to the Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no judicial or regulatory action by a governmental agency, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions.

                  (u) The Administrative Agent shall have received all Fees payable to the Administrative Agent or any Lender on or prior to the Effective Date under the Fee Letter and all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and domestic and foreign local counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (v) The Lenders shall be satisfied that the amount and nature of any environmental and employee health and safety liabilities and exposures to which the Parent Guarantors, the Borrower and their consolidated Subsidiaries may be subject after giving effect to the Transactions could not be reasonably expected to have a Material Adverse Effect.

                  (w) The Collateral Agent shall have received (i) counterparts of the Pledge Agreement signed by each Loan Party and covering pledges of (A) 100% of the Equity Interests held directly by the Parent in the Intermediate Parent, by the Intermediate Parent in the Borrower, by the Borrower in all of its Domestic Subsidiaries and each Subsidiary Loan Party in its domestic Subsidiaries and (B) 65% of the voting Equity Interests and 100% of the non-voting Equity Interests held directly by any Loan Party in any Non-U.S. Subsidiary, (ii) counterparts of the Non-U.S. Pledge Agreements signed by the applicable Loan Party and covering pledges of 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of the "first tier" Non-U.S. Subsidiaries of the Borrower or the applicable Subsidiary Loan Party identified on Schedule 4.01(w) and (iii) promissory notes evidencing all Indebtedness for liabilities over $500,000 owed to any Loan Party by the Borrower or any Subsidiary as of the Effective Date, in each case, together with undated stock powers or other instruments of transfer, endorsed in blank.

                  (x) The Collateral Agent shall have received counterparts of the Security Agreement signed by each Loan Party together with the following in form and substance satisfactory to the Collateral Agent:

                           (A) certificates of insurance required under the Security Documents;

                           (B)      appropriate financing statements or
                  comparable documents authorized by (and executed by, to the extent applicable) the appropriate entities in proper form for filing under the provisions of the UCC and applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, in the Collateral Agent's sole discretion, to grant to the Collateral Agent a perfected first priority Lien on such Collateral, superior and prior to the rights of all third persons other than the holders of Permitted Liens;

                           (C) UCC, judgment and tax lien, bankruptcy and pending lawsuit search reports listing all effective financing statements or comparable documents which name any applicable Loan Party as debtor and which are filed in those jurisdictions in which, any Loan Party is organized, any of such Collateral is located and the jurisdictions in which any applicable Loan Party's principal place of business is located in the United States, together with copies of such existing financing statements, none of which shall encumber such Collateral covered or intended or purported to be covered by the Security Documents other than Permitted Liens;

                           (D) evidence of the preparation for recording or filing, as applicable, of all recordings and filings of each such Security Document, including, without limitation, with the United States Patent and Trademark Office and the United States Copyright Office, and delivery and recordation, if necessary, of such other security and other documents, including, without limitation, UCC-3 termination statements with respect to UCC filings that do not constitute Permitted Liens, as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported or intended to be created, by such Security Documents;

                           (E) with respect to leased Mortgaged Property, if Inventory (as defined in the Security Agreement), Equipment (as defined in the Security Agreement) or other personal property of any Loan Party or its Subsidiaries is maintained on such premises, the Borrower shall use its commercially reasonable efforts to deliver a Landlord Subordination substantially in the form of Exhibit P attached hereto with respect thereto;

                           (F) evidence that all other actions reasonably necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interest created by the Security Documents have been taken; and

                           (G) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released.

                  (y) The Collateral Agent shall have received the following documents and instruments:

                           (A) Mortgages encumbering each Mortgaged Property in which the applicable Loan Party holds a fee ownership or leasehold interest (as indicated on Schedule 4.01(y)(A) hereto) in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, duly executed and acknowledged by the applicable Loan Party, and otherwise in form for recording in the recording office where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be legally required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 4.01(c)(iv) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, if any, which Mortgage and financing statements and other instruments shall when recorded be effective to create a Lien on such Mortgaged Property subject to no other Liens other than the Permitted Encumbrances (as defined in such Mortgage);

                           (B) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments, in form reasonably acceptable to the Collateral Agent, as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                           (C)      with respect to each Mortgage indicated on
                  Schedule 4.01(y)(A), a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property or leasehold interest, as the case may be, and fixtures described therein in an amount not less than the amount set forth on Schedule 4.01(y)(C) (110% of the fair market value thereof), which policies (or commitments) shall, to the extent the same are available within each particular state in which the applicable Mortgaged Property is located,
                  (w) be issued by the Title Company, (x) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (y) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements, to the extent available in each jurisdiction at commercially reasonably rates, on matters relating to usury, first loss, last dollar, zoning, contiguity, variable rate, revolving credit, doing business, access, survey, address and so-called comprehensive coverage over covenants and restrictions) and (z) contain only such exceptions to title as shall be agreed to by the Collateral Agent on or prior to the Effective Date with respect to such Mortgaged Property, in each case, subject to Permitted Encumbrances as defined in the Mortgage encumbering each such Mortgaged Property;

                           (D) with respect to each Mortgaged Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

                           (E) with respect to each Mortgaged Property indicated on Schedule 4.01(y)(A), a Survey in form reasonably acceptable to the Collateral Agent (it is intended and agreed that a Survey will be required only for each Mortgaged Property owned in fee and whole building leases);

                           (F) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (C) above;

                           (G) evidence reasonably acceptable to the Collateral Agent of payment by the appropriate Loan Party or Subsidiary thereof of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the re-cording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (C) above;

                           (H) with respect to each Real Property or Mortgaged Property, copies of all leases or other agreements relating to possessory interests to which any Loan Party or Subsidiary thereof is a party. To the extent any of the foregoing in which any Loan Party is a landlord or sublandlord affect any Mortgaged Property, such agreement shall be subordinate to the Mortgage to be recorded against such Mortgaged Property and otherwise acceptable to the Collateral Agent; and

                           (I) with respect to each Mortgaged Property indicated on Schedule 4.01(y)(A), an Officers' Certificate substantially in the form of Exhibit O attached hereto.

                  (z) The Administrative Agent shall have received subordination agreements (to the extent legally permitted) in form and substance satisfactory to it covering all intercompany notes or other obligations owed by a Loan Party to a Subsidiary of the Borrower that is not a Loan Party.

                  (aa) The Borrower shall have delivered to the Collateral Agent certificates of insurance with respect to all existing insurance coverage maintained by the Borrower and the Subsidiary Loan Parties which certificates shall comply with Section 5.04 hereof and shall provide evidence that the insurance coverage required by Section
         5.04 and the Security Documents is in effect in form and substance satisfactory to the Collateral Agent.

                  SECTION 4.02. Conditions to Each Credit Event. The agreement of each Lender to make any Loan (excluding continuations and conversions of Loans) and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (such event being called a "Credit Event") requested to be made by it on any date is subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.02, 2.04, 2.05 or 2.07, as applicable (or such notice shall have been deemed given in accordance with Section 2.04(b)).

                  (b)      The representations and warranties set forth in
         Article III hereof and in the other Loan Documents shall be true and correct with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Each Loan Party hereby covenants and agrees with the Lenders that on or after the Effective Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed:

                  SECTION 5.01. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 50 days (or five days after such shorter period for the filing of the Borrower's Form 10-Q as may be required by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Restricted Subsidiaries and similar consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Restricted Subsidiaries and similar consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the same period in the prior Fiscal Year and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of the Borrower;

                  (b) as soon as available and in any event within 95 days (or five days after such shorter period as may be required for the filing of the Borrower's Form 10-K by the SEC) after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet of the Borrower and its Restricted Subsidiaries and a similar consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Restricted Subsidiaries and similar consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Administrative Agent, together with a certificate from a Financial Officer of the Borrower (a "Compliance Certificate") containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in Sections 6.13 through 6.16, inclusive, and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officer has not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it, and concurrently

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         with the delivery of the foregoing financial statements, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (c) as soon as available and in any event within 30 days after the end of each of the first two months of each Fiscal Quarter of the Borrower, a consolidated balance sheet of the Borrower and its Restricted Subsidiaries and a similar balance sheet of the Borrower and its Subsidiaries as of the end of such month and consolidated statements of earnings and cash flow of the Borrower and its Restricted Subsidiaries and similar consolidated statements of earnings of the Borrower and its Subsidiaries for such month and for the same period in the prior Fiscal Year and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, certified by a Financial Officer of the Borrower;

                  (d) as soon as available and in any event within 50 days (or five days after such shorter period as may be required for the filing of the Borrower's Form 10-Q by the SEC) after the end of each Fiscal Quarter, a Compliance Certificate containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in Sections 6.13 through 6.16, inclusive, and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officers have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officers have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

                  (e) no later than January 31 of each Fiscal Year of the Borrower, a detailed consolidated budget by Fiscal Quarter for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year) and the succeeding Fiscal Years through the Term B Loan Maturity Date (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of each such Fiscal Year) having the same level of detail as the projections referred to in Section 3.18(c) and, promptly when available, any significant revisions of such budgets;

                  (f) promptly upon receipt thereof, copies of all reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit;

                  (g) as soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower becomes aware of the occurrence of any Default or Event of Default, a statement of such Responsible Officer setting forth details of such

         Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (h) as soon as possible and in any event within five Business Days after a Responsible Officer becoming aware of (i) the occurrence of any adverse development with respect to any litigation, action or proceeding described in Section 3.10 that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding of the type described in Section 3.10 that could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto;

                  (i) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials (including affidavits with respect to reports) which the Borrower or any of its Subsidiaries or any of their officers files with the SEC or any national securities exchange;

                  (j) promptly upon becoming aware of the taking of any specific actions by the Borrower or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without the Borrower or any ERISA Affiliate having to provide more than $1.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could result in a Lien on the assets of any Loan Party or a Subsidiary or in the incurrence by a Loan Party of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect, or any increase in the contingent liability of a Loan Party with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability which could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

                  (k)      upon request by the Administrative Agent, copies of:
         (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or a Subsidiary thereof with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan sponsored, maintained or contributed to by any Loan Party or a Subsidiary thereof;
         (iii) all notices received by any Loan Party or a Subsidiary thereof from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

                  (l) as soon as possible, after a Responsible Officer of the Borrower becomes aware of any notice of any other development that could reasonably be expected to have a Material Adverse Effect;

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

                  (m) on the 10th day of each month (or, if not a Business Day, the Business Day immediately following such day) a report setting forth the amount of aggregate unused availability on such date of Revolving Credit Commitments;

                  (n) simultaneously with the delivery of financial statements pursuant to Sections 5.01(a) and (b), certifications by the chief executive officer and the chief financial officer or others to the extent required to be filed under the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and/or the rules and regulations of the SEC, without any exceptions or qualifications; and

                  (o) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                  SECTION 5.02. Compliance with Laws, etc. The Loan Parties will, and will cause each of their Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation):

                  (a) the maintenance and preservation of their and their Subsidiaries' existence and their qualification as a foreign corporation or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon them or upon their property except as provided in Section 5.09.

                  (c) Quintiles Ireland (Finance) Limited (the "Irish Company") effecting the financial assistance whitewash procedure set out in Section 60(2)-(11) of the Companies Act, 1963 of Ireland prior to the Irish Company guaranteeing or granting any security for any obligation hereunder or making any payment (whether envisaged by this Agreement or otherwise) which is to be used directly or indirectly to repay any facilities advanced hereunder which were or are to be used to acquire shares in the Irish Company or any shares of any holding company (as defined by reference to Section 155 of such Act) of the Irish Company.

                  SECTION 5.03. Maintenance of Properties. Each Loan Party and each of its respective Restricted Subsidiaries will maintain, preserve, protect and keep its material properties and assets in good repair, working order and condition (reasonable wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided that nothing in this
Section 5.03 shall prevent any Loan Party from discontinuing the operation, maintenance or preservation of any of its properties or any of those of its Restricted Subsidiaries if such discontinuance is, in the reasonable commercial judgment of such Loan Party, desirable in the conduct of its or their business and does not in the aggregate have a Material Adverse Effect.

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

                  SECTION 5.04. Insurance. The Loan Parties will and will cause each of their respective Subsidiaries to maintain or cause to be maintained with financially sound and responsible insurers (a) insurance with respect to their properties material to the business of the Loan Parties and their respective Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Loan Parties and their respective Subsidiaries in accordance with this Section. Each such insurance policy shall provide that (i) it may not be cancelled or otherwise terminated without at least thirty (30) days' prior written notice to the Collateral Agent (and to the extent any such policy is cancelled or renewed, the Borrower shall deliver a copy of the renewal or replacement policy (or other evidence thereof) to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent and Collateral Agent of the payment of the premium therefor); (ii) the Collateral Agent is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due; (iii) all losses thereunder shall be payable notwithstanding any act or negligence of any Loan Party or any of its Subsidiaries or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments; (iv) to the extent such insurance policy constitutes property insurance, all losses payable thereunder in an amount in excess of $2.0 million (other than losses related to claims in respect of business interruption) shall be payable to the Collateral Agent, as an additional insured and as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount at least sufficient to prevent coinsurance liability; provided that the Collateral Agent, as loss payee pursuant to the foregoing, shall not agree to the adjustment of any claim without the consent of the Borrower (such consent not to be unreasonably withheld or delayed); and (v) with respect to liability insurance, the Collateral Agent shall be named as an additional insured; provided, in the event that Borrower's or any Loan Parties' compliance with this Agreement with respect to the insurance requirements of this Section 5.04 will result in a default under any lease encumbered by a Mortgagee, Mortgagor need only comply with the provisions of this Agreement with respect to any such lease to the greatest extent possible without causing a default under any such lease. Notwithstanding the inclusion in each insurance policy of the provision described in clause (ii) of the immediately preceding sentence, in the event any Loan Party gives the Collateral Agent written notice that it does not intend to pay any premium relating to any insurance policy on which the Collateral Agent is named or to be named as an additional insured when due, the Collateral Agent shall not exercise its right to pay such premium so long as such Loan Party delivers to the Collateral Agent a replacement insurance policy or insurance certificate evidencing that such replacement policy or certificate provides the same insurance coverage required under this Section
5.04 as the policy being replaced by such Loan Party with no lapse in such coverage.

                  SECTION 5.05. Books and Records; Visitation Rights. Each Loan Party will, and will cause each of its respective Subsidiaries to, keep books and records which accurately reflect its business affairs in all material respects and material transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and, upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or partnership records.

                  SECTION 5.06. Environmental Covenant. Each Loan Party will, and will cause each of its respective Subsidiaries to:

                  (a) use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliance therewith and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect;

                  (b) promptly notify the Administrative Agent and provide copies of all written inquiries, claims, complaints or notices from any Person relating to the environmental condition of its facilities and properties or compliance with or liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto;

                  (c) in the event of the presence of any Hazardous Material on any Mortgaged Property which is in violation of any Environmental Law or which could reasonably be expected to have Environmental Liability which violation or Environmental Liability could reasonably be expected to have a Material Adverse Effect, each applicable Loan Party and its Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep the Administrative Agent informed of their actions;

                  (d) at the written request of the Administrative Agent or the Requisite Lenders, which request shall specify in reasonable detail the basis therefor, each Loan Party will provide, at such Loan Party's sole cost and expense, an environmental site assessment report concerning any Mortgaged Property now or hereafter owned or leased by such Loan Party or any of its respective Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any Remedial Action in connection with such Hazardous Materials on, at, under or emanating from such Mortgaged Property pursuant to any applicable Environmental Law; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default or (ii) the Administrative Agent or the Requisite Lenders reasonably believe that the Borrower or any such Mortgaged Property is not in compliance with Environmental Law and such noncompliance could reasonably be expected to have a Material Adverse Effect, or that circumstances exist that could reasonably be expected to form the basis of an Environ-mental Claim against such Loan Party or to result in Environmental Liability, in each case that could reasonably be expected to have a Material Adverse Effect (in such events as are listed in this subparagraph, the environmental site assessment shall be focused upon the noncompliance or other circumstances as applicable). If any Loan Party fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and such Loan Party shall grant and hereby grants to the Administrative Agent and the Requisite Lenders and their agents access to such Mortgaged Property and specifically grants the Administrative Agent and the Requisite Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at such Loan Party's sole cost and expense; and

                  (e) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.

                  SECTION 5.07. Information Regarding Collateral. (a) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (b) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower (i) setting forth the information required pursuant to Sections 1, 2, 7, 8, 12, 13, 14, 15, 16, 17 and 18 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  SECTION 5.08. Existence; Conduct of Business. Each Loan Party will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.09. Performance of Obligations. Each Loan Party and its respective Subsidiaries will perform all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party, except for such noncompliance as individual or in the aggregate would not have a Material Adverse Effect.

                  SECTION 5.10. Casualty and Condemnation. Each Loan Party (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other in-

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sured damage to any Collateral in an amount in excess of $5.0 million or the commencement of any action or proceeding for the Taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

                  SECTION 5.11. Pledge of Additional Collateral. In any event within 30 days after the acquisition of assets of the type that would have constituted Collateral on the Effective Date pursuant to the Security Documents (the "Additional Collateral"), each appropriate Loan Party will, and will cause its respective Restricted Subsidiaries to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending the Guarantee Agreement and the Security Documents, or in the case of the Equity Interests of a "first tier" Non-U.S. Subsidiary organized in a Non-U.S. Jurisdiction specified on Schedule 4.01(c), entering into a Non-U.S. Pledge Agreement providing for the relevant Loan Party to have an enforceable and perfected security interest in 65% of the voting Equity Interests and 100% of the non-voting Equity Interests in such Subsidiary, to grant to the Collateral Agent for its benefit and the benefit of the Secured Parties a perfected first priority Lien in such Collateral pursuant to and to the full extent required by the Security Documents and this Agreement (including, without limitation, satisfaction of the conditions set forth in subsections (c) and (x) of Section 4.01). In the event that any Loan Party or its respective Subsidiaries acquire an interest in additional Real Property having a fair market value in excess of $2.0 million as determined in good faith by the Borrower or renews or enters into any new lease of Real Property for a term of one (1) year or more (whether or not the subject of a leasehold mortgage under the Security Documents on the Effective Date) for space in excess of 50,000 rentable square feet and with respect to a facility where manufacturing and/or research activities are undertaken, the Borrower or the appropriate Loan Party or Restricted Subsidiary, as the case may be, and using its commercially reasonable efforts in respect of any such leases, will take such actions and execute such documents as the Collateral Agent shall reasonably require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage (including, without limitation, satisfaction of the conditions set forth in subsections (c) and (y) of Section 4.01, if not previously fulfilled by the Borrower or such Loan Party with respect to such new Collateral). All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Administrative Agent and the Collateral Agent, shall be for the account of the Borrower, which shall pay all sums due on demand.

                  SECTION 5.12. Further Assurances. The Loan Parties will, and will cause each Restricted Subsidiary of a Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which may be required under any applicable law, or which the Administrative Agent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any

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such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  Without limiting the foregoing, the Loan Parties shall comply with the provisions of Section 2(a) of the Pledge Agreement (regarding actions in furtherance of perfecting the Lien of the Collateral Agent in certain Collateral) within the time periods specified (unless extended or waived by the Collateral Agent).

                  SECTION 5.13. Use of Proceeds. The Borrower covenants and agrees that (i) the proceeds of the Term B Loan Borrowings hereunder will be used on the Effective Date to pay the aggregate Per Share Amount (as defined in the Merger Agreement) in the Merger and to pay Fees and expenses payable hereunder, (ii) all Revolving Credit Borrowings will be used for general corporate purposes; provided that if the proceeds thereof are used to make an Investment, after giving effect to such Borrowing, the sum of (A) the Total Revolving Credit Commitment less the Revolving Credit Exposure of all Revolving Lenders, plus (B) cash and/or Permitted Investments on the latest balance sheet of the Borrower that has been delivered to Lenders pursuant to Section 5.01(a) or (b) (with such Permitted Investments valued at the amount set forth on such balance sheet), shall not be less than $75.0 million and (iii) all Foreign Currency Loans shall be advanced to one or more Non-U.S. Subsidiaries pursuant to an Intercompany Note that is pledged to the Secured Parties pursuant to the Security Documents.

                  SECTION 5.14. Payment of Taxes. Each Loan Party and its respective Subsidiaries will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any Properties of such Loan Party or any of its respective Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither such Loan Party nor any of its respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the Property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP; provided, further, that any such contest of any tax, assessment, charge, levy or claim with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.

                  SECTION 5.15. Equal Security for Loans and Notes. If any Loan Party shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained from the Administrative Agent and the Requisite Lenders), it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other assets or Property thereby secured as long as any such assets or Property shall be secured; provided that this covenant shall not be construed as

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consent by the Administrative Agent and the Requisite Lenders to any violation by any Loan Party of the provisions of Section 6.02.

                  SECTION 5.16. Guarantees. In the event that (i) any Domestic Subsidiary of the Borrower existing on the Effective Date has not previously executed the Guarantee Agreement, (ii) any Person becomes a Domestic Subsidiary of the Borrower after the Effective Date, or (iii) any Subsidiary that Guarantees any other Indebtedness of the Borrower or any Domestic Subsidiary, the Borrower will promptly notify the Administrative Agent of that fact and cause such Subsidiary to execute and deliver to the Administrative Agent a counterpart of the Guarantee Agreement and deliver to the Collateral Agent a counterpart of the Security Agreement and the Pledge Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and certificates comparable to those described in Sections 4.01(c), (e) and (f)) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the Collateral Agent, for the benefit itself and of the Secured Parties, a valid and perfected first priority Lien on all of the Property and assets of such Subsidiary described in the applicable forms of the Security Documents.

                  SECTION 5.17. Subordination of Loans. Each Loan Party covenants and agrees that any existing and future loans from any Subsidiary that is not a Loan Party to either of the Parent Guarantors, the Borrower or any Subsidiary Loan Party shall be subordinated (to the extent legally permitted) to the Obligations pursuant to a written agreement to at least the same extent as the Subordinated Notes are subordinated to the Obligations.

                  SECTION 5.18. Unrestricted Subsidiaries. Each Loan Party shall ensure that all financial statements of each Unrestricted Subsidiary distributed to any creditor of an Unrestricted Subsidiary clearly states the separateness of such Unrestricted Subsidiary from the Loan Parties.

                  SECTION 5.19. Non-Pledgeable Permitted PharmaBio Investments.
(a) Within 60 days after the Effective Date, unless otherwise extended or waived by the Administrative Agent in its reasonable discretion, the Borrower shall create a newly-formed Wholly Owned Domestic Subsidiary that will become a party to the Guarantee Agreement ("New Investment Subsidiary"), pledge 100% of the New Investment Subsidiary's Equity Interests pursuant to the Pledge Agreement and transfer to such New Investment Subsidiary all Permitted PharmaBio Investments (or other securities) owned by the Borrower or any Subsidiary Loan Party on the Effective Date and that are (i) not pledged in favor of the Collateral Agent under the Pledge Agreement and (ii) not subsequently disposed of; provided, however, the failure to transfer any security to such New Investment Subsidiary shall not constitute a breach of this covenant if such transfer is prohibited by the terms of any agreement related to such security and the applicable Loan Party has used commercially reasonable efforts to obtain all required consents to such transfer.

                  (b) The New Investment Subsidiary shall not conduct any business or hold any assets or have any operations (other than holding Permitted PharmaBio Investments (or other securities) and actions reasonably related thereto). Each Loan Party shall promptly transfer any Permitted PharmaBio Investments (or other securities) acquired in the future by such Loan Party

(other than the New Investment Subsidiary) that are by their terms not permitted to be pledged under the Pledge Agreement to the New Investment Subsidiary; provided, however, the failure to transfer any security to such New Investment Subsidiary shall not constitute a breach of this covenant if such transfer is prohibited under the terms of any agreement related to such security and the applicable Loan Party has used commercially reasonable efforts to obtain all required consents to such transfer.

                  SECTION 5.20. Additional Mortgages. (a) The Loan Parties, as appropriate, will use commercially reasonable efforts (unless waived or extended by the Collateral Agent in its discretion) to obtain, within sixty (60) days after the Effective Date, the property owners' consent to leasehold mortgage financing with respect to the properties located at 475 Brannan Street, San Francisco, CA and 10 Waterview Boulevard, Parsippany, NJ, and if such consent is so obtained with respect to either or both of such properties, the Loan Parties, as appropriate, will use commercially reasonably efforts to deliver within thirty (30) days thereafter the following:

                  (i) a duly executed and acknowledged Mortgage, financing statements and other instruments meeting the requirements of Section 4.01(y)(A) hereof;

                  (ii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as required by Section 4.01(y)(B);

                  (iii) a policy of title insurance meeting the requirements of Section 4.01(y)(C);

                  (iv)     policies or certificates of insurance as required by
         Section 4.01(y)(D);

                  (v)      a Survey meeting the requirements of Section
         4.01(y)(E);

                  (vi) such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as required by Section 4.01(y)(F);

                  (vii) evidence of payment of all applicable premiums, charges, costs, taxes, etc. as required by Section 4.01(y)(G);

                  (viii) copies of all leases or other agreements, and subordination of such, as required by Section 4.01(y)(H);

                  (ix) an Officers' Certificate as required by Section 4.01(y)(I); and

                  (x) favorable written opinions of local counsel as required by Section 4.01(c)(iv).

                  SECTION 5.21. Foreign Pledges. (a) Within 30 days after the Effective Date unless otherwise extended or waived by the Collateral Agent in its discretion, (i) the Borrower shall have authorized, executed and delivered all documents and taken all actions necessary or appropriate to grant in favor of the Collateral Agent a first priority pledge of 65% of the voting

Equity Interests and 100% of the non-voting Equity Interests in Quintiles AG under the laws of Switzerland (including, without limitation, the taking of all actions or the foreign equivalent, if applicable, and the delivery of all items, or their foreign equivalent, if applicable, of the type and nature enumerated in
Section 4.01(w) of this Agreement, the delivery of all certificates, agreements or instruments representing such Equity Interest of Quintiles AG, accompanied by instruments of transfer endorsed in blank to the extent required or permitted under the jurisdiction or organization of the applicable issuer of such Equity Interests and the payment of all fees in connection therewith) and (ii) the Collateral Agent shall have received, on behalf of itself, the other Agents and the Lenders, a favorable written opinion of counsel in Switzerland as shall be acceptable to the Collateral Agent, (a) dated no later than such 30th day after the Effective Date, (b) addressed to the Collateral Agent and the Lenders and
(c) covering such matters relating to the Security Documents and the Loan Documents as the Collateral Agent shall request.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Loan Parties and their respective Subsidiaries (other than Unrestricted Subsidiaries, except as expressly specified below) agree with the Lenders that:

                  SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist (including by way of Guarantee) any Indebtedness, except:

                  (i) Indebtedness incurred and outstanding under the Loan Documents;

                  (ii) (A) Indebtedness of the Loan Parties incurred and outstanding under the Subordinated Notes in an aggregate principal amount not to exceed $450 million and (B) any refinancings thereof with Permitted Subordinated Indebtedness; provided that in the case of this clause (B) only, (x) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it were incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Borrower would be in compliance with Sections 6.13 through 6.16, inclusive, and
         (z) the amount of such Indebtedness is not increased at the time of such refinancing, except by an amount equal to any reasonable prepayment premium on such Indebtedness being refinanced and fees and expenses reasonably incurred in connection with such refinancing;

                  (iii) Indebtedness existing on the Effective Date and set forth in Schedule 6.01(a)(iii) and any renewals, refinancings and extensions thereof on terms and condi-tions (other than interest rates and other terms which fluctuate with general market conditions) no less favorable to such Person than such existing Indebtedness; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to any reasonable prepayment premium on such Indebtedness being refinanced and fees and expenses reasonably incurred in connection with such refinancing and by an amount equal to any existing commitment unutilized thereunder, and such refinanced Indebtedness matures no earlier than the Indebtedness being refinanced;

                  (iv) (x) Indebtedness of the Borrower to any Subsidiary Loan Party (other than Bioglan) and of any Subsidiary Loan Party to the Borrower or any other Subsidiary Loan Party (other than Bioglan), or
         (y) Indebtedness of any Non-U.S. Subsidiary owed to a Wholly Owned Non-U.S. Subsidiary, including, pursuant to any cash management facility;

                  (v) Guarantees by the Borrower of Indebtedness of any Subsidiary Loan Party and by any Subsidiary Loan Party (other than Bioglan) of Indebtedness of the Borrower or any other Subsidiary Loan Party (other than Bioglan), in each case, to the extent such Indebtedness was permitted to be incurred hereunder, and if such Indebtedness is subordinated to the Obligations under the Loan Documents, such Guarantee is as subordinated in right of payment to the Obligations;

                  (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (vii) Indebtedness of Non-U.S. Subsidiaries in an aggregate principal amount outstanding at any time not in excess of $40.0 million; provided that (x) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Borrower would be in compliance with Sections 6.13 through 6.16, inclusive;

                  (viii) (A) Indebtedness of any Non-U.S. Subsidiary to the Borrower or any Subsidiary Loan Party (other than Bioglan) in an aggregate principal amount outstanding at any time not in excess of $50.0 million; provided that any such Indebtedness that exceeds $500,000 in principal amount shall be evidenced by a promissory note and shall be pledged pursuant to the Pledge Agreement; and (B) Indebtedness of any Wholly Owned Non-U.S. Subsidiary in the form of a promissory note that is issued to the Borrower or a Subsidiary Loan Party (other than Bioglan) as a dividend or return of capital by such Wholly Owned Non-U.S. Subsidiary; provided that such promissory note is pledged pursuant to the Pledge Agreement;

                  (ix) Indebtedness of any Wholly Owned Non-U.S. Subsidiary (other than any Designated Asian Subsidiary) to the Borrower or any Subsidiary Loan Party representing (1) the deferred payment of the purchase price for the sale of Equity Interests of a Non-U.S. Subsidiary (other than any Designated Asian Subsidiary) by the Borrower or a Subsidiary Loan Party (other than Bioglan) to such Wholly Owned Non-U.S. Subsidiary, (2) an allocation of development costs for intellectual property used by such Wholly Owned Non-U.S. Subsidiary and
         (3) a management or other fee owed to the Borrower for services provided by the Borrower or a Subsidiary Loan Party (other than Bioglan) to such Wholly Owned Non-U.S. Subsidiary; provided that (a) in each case, such Indebtedness that exceeds $500,000 in principal amount individually or in the aggregate shall be evidenced by a promissory note and shall be pledged pursuant to the Pledge Agreement and (b) in the case of clause (1), 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of such Wholly Owned Non-U.S. Subsidiary or the "first tier" holding company thereof that is a Wholly Owned Non-U.S. Subsidiary shall be pledged pursuant to a Non-U.S. Pledge Agreement;

                  (x) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
         (B) the aggregate principal amount of Indebtedness permitted by this clause (x) shall not exceed $50.0 million at any time outstanding;

                  (xi) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (xii) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;

                  (xiii) Indebtedness of the Borrower and its Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (xiv) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary of the Borrower providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than Guarantees of Indebt-edness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary for the purpose of financing such acquisition;

                  (xv) obligations in respect of performance and surety bonds and completion guarantees provided by the Borrower or any Restricted Subsidiary in the ordinary course of business;

                  (xvi) Permitted Subordinated Indebtedness in an aggregate principal amount outstanding not to exceed $50.0 million; provided that
         (x) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Borrower would be in compliance with Sections 6.13 through 6.16, inclusive;

                  (xvii) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower in connection with a Permitted Acquisition, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Restricted Subsidiary; provided that (x) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Borrower would be in compliance with Sections 6.13 through 6.16, inclusive;

                  (xviii) other unsecured Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not exceeding $50.0 million at any time outstanding;

                  (xix) other secured Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not exceeding $10.0 million at any time outstanding;

                  (xx) deferred payment obligations under the employment agreements identified on Schedule 6.01(a)(xx);

                  (xxi) Indebtedness of any Loan Party owed to any Non-U.S. Subsidiary; provided, that such Indebtedness is subordinated (including, without limitation, a prohibition on enforcement) to the Obligations on terms and conditions satisfactory to the Administrative Agent; and

                  (xxii) Permitted Discount Notes raising gross proceeds not to exceed $125.0 million issued by the Intermediate Parent; provided that within 60 days of the issuance of such Permitted Discount Notes, so long as no Default or Event of Default has occurred and is continuing, the Intermediate Parent (A) distributes the net proceeds of the issuance of such Permitted Discount Notes to the Parent pursuant to Section 6.07(ix), (B) contributes the net proceeds of the issuance of such Permitted Discount Notes to the equity capital of the Borrower or (C) distributes and/or contributes such net proceeds in any combination of clauses (A) and (B) above; provided further, that during such 60 day period such net proceeds are held in a deposit account in which the Collateral Agent has a perfected first priority security interest.

                  (b) The Loan Parties will not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, issue any Preferred Stock or other preferred Equity Interest (other than a Non-U.S. Subsidiary issuing Preferred Stock or other preferred Equity Interest to the Borrower or a Subsidiary Loan Party that is permitted to be issued by Section 6.04(iv)) which
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Preferred Stock or any other preferred Equity Interest described in this paragraph.

                  SECTION 6.02. Liens. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by them, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except the following (herein collectively referred to as "Permitted Liens"):

                  (i) Liens in favor of the Collateral Agent under the Security Documents;

                  (ii) Liens on assets acquired after the Effective Date existing at the time of acquisition thereof by the Borrower or any Restricted Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Borrower or any Restricted Subsidiary other than the specific assets so acquired;

                  (iii) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, attorney's or other like liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (A) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, (B) if such Lien is on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied and (C) such Liens relating to statutory obligations, surety or appeal bonds or performance bonds shall only extend to or cover cash and Permitted Investments not in the Collateral Account;

                  (iv) Liens existing on the Effective Date and identified on Schedule 6.02 to the extent permitted by the applicable Security Documents;

                  (v) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, in any case incurred in the ordinary course of business, that do not secure Indebtedness for borrowed money and (A) that are not yet delinquent or (B) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that
         (1) any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (2) if such Lien is on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied;

                  (vi) Liens to secure Indebtedness (including Capital Lease Obligations) of the type described in Section 6.01(a)(x) covering only the assets acquired or improved with such Indebtedness;

                  (vii) Liens on the assets of a Non-U.S. Subsidiary that are not otherwise Collateral which Liens secure such Non-U.S. Subsidiary's obligations under Indebtedness incurred pursuant to Section 6.01(a)(vii);

                  (viii) Liens securing Indebtedness incurred to refinance Indebtedness secured by the Liens of the type described in clauses (ii) and (vii) of this Section 6.02; provided that any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced;

                  (ix) (A) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (1) secure Indebtedness or (2) have a Material Adverse Effect, individually or in the aggregate, or materially impair the use of the real property in the ordinary course of business of the Borrower and any Restricted Subsidiary at such real property and (B) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord's or owner's interest in such leased property;

                  (x) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower or any Subsidiary is a party, in each case, made in the ordinary course of business for amounts (A) not yet due and payable or (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that
         (1) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, (2) if such Lien is on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied and (3) such Liens shall in no event encumber any Collateral other than cash and Cash Equivalents not in the Collateral Account;

                  (xi) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Agreement; provided that if any such Liens are on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied;

                  (xii) Liens in the form of licenses, leases or subleases granted or created by the Borrower or any Restricted Subsidiary, which licenses, leases or subleases do not inter-fere, individually or in the aggregate, in any material respect with the business of the Borrower or such Restricted Subsidiary or individually or in the aggregate materially impair the use (for its intended purpose) or the value of the Property subject thereto; provided that (x) to the extent such licenses, leases or subleases relate to Mortgaged Property in existence as of the Effective Date, the Borrower or such Restricted Subsidiary shall use its commercially reasonable efforts to as soon as practicable cause such licenses, leases or subleases to be subordinated to the Lien granted and evidenced by the Security Documents in accordance with the provisions thereof and (y) with respect to Mortgaged Property, to the extent entered into after the Effective Date, such licenses, leases or subleases shall be subordinate to the Lien granted and evidenced by the Security Documents in accordance with the provisions thereof; provided, further, that any such Lien shall not extend to or cover any asset of the Parent Guarantors, the Borrower or any Subsidiary that is not the subject of any such license, lease or sublease;

                  (xiii) Liens on fixtures or personal property held by or granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable; provided that (i) with respect to any such Liens in existence on the Effective Date, the Borrower or any applicable Restricted Subsidiary has used its commercially reasonable efforts to obtain a landlord lien waiver reasonably satisfactory to the Collateral Agent and (ii) with respect to any leases entered into after the Effective Date, the Borrower or any applicable Restricted Subsidiary shall use its commercially reasonable efforts to (x) enter into a lease that does not grant a Lien on fixtures or personal property in favor of the landlord thereunder or (y) obtain a landlord lien waiver reasonably satisfactory to the Collateral Agent;

                  (xiv) Liens on Permitted PharmaBio Investments consisting of call rights, purchase options or transfer restrictions by the issuer of the applicable securities or pursuant to shareholders agreements or other similar agreements;

                  (xv) Liens on assets or property that does not constitute Collateral that secure Indebtedness permitted to be incurred pursuant to Section 6.01(a)(xix); and

                  (xvi) Liens securing Indebtedness permitted by Section 6.01(a)(xvii); provided that such Liens existed prior to such Person becoming a Restricted Subsidiary, were not created in anticipation thereof and attach only to specific assets of such Person that is the subject of the Permitted Acquisition;

provided, however, that (x) no Liens shall be permitted to exist, directly or indirectly, on any Collateral (as defined in the Pledge Agreement) or on any Securities (as defined in the Security Agreement), other than Liens in favor of the Collateral Agent and Liens permitted by Sections 6.02 (v), (xi) and (xiv) and (y) no Liens shall be permitted to exist, directly or indirectly, on a Permitted PharmaBio Investment, other than Liens in favor of the Collateral Agent and Liens permitted by Sections 6.02(v), (xi) and (xiv).

                  SECTION 6.03. Fundamental Changes. (a) The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with them, or liq-uidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Wholly Owned Restricted Subsidiary (other than Bioglan) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Wholly Owned Restricted Subsidiary (other than Bioglan) may merge with or into any Wholly Owned Restricted Subsidiary (other than Bioglan) in a transaction in which the surviving entity is a Wholly Owned Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party, (iii) any Unrestricted Subsidiary may merge into another Unrestricted Subsidiary and (iv) Permitted Acquisitions may be consummated so long as the surviving person of any merger or consolidation is the Borrower, a Subsidiary Loan Party or a Wholly Owned Non-U.S. Subsidiary; provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable.

                  (b) Notwithstanding the foregoing, any Subsidiary Loan Party may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary Loan Party (other than Bioglan) (provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable), and any Restricted Subsidiary which is not a Subsidiary Loan Party other than Bioglan may dispose of assets to any other Wholly Owned Restricted Subsidiary which is not a Subsidiary Loan Party (other than Bioglan).

                  (c) The Borrower will not, and will not permit any of its Subsidiaries (including Unrestricted Subsidiaries) to, directly or indirectly, engage in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Effective Date and businesses reasonably related thereto.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to or other extensions of credit, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make any other payment for property or services for the account or use of any other Person (other than expenses incurred in the ordinary course of business or as required pursuant to agreements entered into in connection with Permitted PharmaBio Investments) or make any upfront milestone, marketing or other funding payment to another Person in connection with obtaining a right to receive royalty or other payments in the future, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person con-stituting a business unit (each of the foregoing, an "Investment" and collectively, "Investments"), except:

                  (i)      Permitted Investments;

                  (ii) Investments existing on the Effective Date (or in respect of which a binding commitment to make such Investment exists on the Effective Date) (including, without limitation, Permitted PharmaBio Investments as of the Effective Date) and set forth on Schedule 6.04;

                  (iii) Investments by the Parent in the Intermediate Parent and by the Intermediate Parent in the Borrower and by or among the Borrower and the Restricted Subsidiaries in Subsidiary Loan Parties (other than Investments in Bioglan); provided that any such Investment held by a Loan Party shall be pledged pursuant to a Pledge Agreement;

                  (iv) (a) Investments made after the Effective Date by the Borrower and its Restricted Subsidiaries in Equity Interests of Non-U.S. Subsidiaries and (b) Investments that would otherwise constitute a Permitted PharmaBio Investment or a Permitted Acquisition but for the fact that such Investment is made by a Wholly Owned Non-U.S. Subsidiary; provided, that the aggregate amount of Investments made pursuant to this clause (iv) shall not exceed $50.0 million at any time; provided, further, that such limitation shall not be applied to Investments specified in clause (a) consisting solely of the capitalization of loans to Non-U.S. Subsidiaries otherwise permitted under this Agreement;

                  (v) Investments constituting Indebtedness permitted by Sections 6.01(a)(iv), (viii), (ix) and (xi);

                  (vi)     Guarantees constituting Indebtedness permitted by
         Section 6.01(a)(v);

                  (vii) Investments by a Wholly Owned Non-U.S. Subsidiary in another Wholly Owned Non-U.S. Subsidiary;

                  (viii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (ix) loans and advances to employees of the Parent, the Borrower or their Restricted Subsidiaries (A) in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) not to exceed $8.0 million in the aggregate at any time outstanding or (B) for the purpose of purchasing Equity Interests in the Parent Guarantors not to exceed $5.0 million in the aggregate at any time outstanding;

                  (x) Permitted PharmaBio Investments since the Effective Date not to exceed in the aggregate the sum of (x) $150.0 million plus
         (y) Cumulative Excess Cash Flow plus (z) any net cash amounts (for avoidance of doubt, excluding any Investment received in a Permitted PharmaBio Swap) received in respect of the sale or disposition or satisfaction of obligations of or with respect to any Permitted PharmaBio Investments (other than the sale or disposition of marketable securities (as set forth on the Borrower's balance sheet in accordance with GAAP) held by the Borrower or any of its Subsidiaries on the Effective Date) to the extent such amount does not exceed the original amount of such Investment (exclusive of any write-up or write-down);

                  (xi) Permitted PharmaBio Investments received in connection with a Permitted PharmaBio Swap;

                  (xii) Permitted Acquisitions for aggregate Acquisition Consideration since the Effective Date not to exceed $200.0 million; and

                  (xiii) other loans, advances and investments of the Borrower or any Subsidiary Loan Party not in excess of $15.0 million outstanding at any time.

                  SECTION 6.05. Asset Sales. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by them (including Equity Interests of an Unrestricted Subsidiary), nor will the Borrower permit any of its Subsidiaries (including any Unrestricted Subsidiaries) to, directly or indirectly, issue any additional Equity Interest in such Subsidiary, except:

                  (i) sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business;

                  (ii) sales, transfers and dispositions to the Borrower or any other Subsidiary Loan Party (other than sales, transfers and dispositions to Bioglan); provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable;

                  (iii) the lease or sublease of Real Property in the ordinary course of business and not constituting a sale and leaseback transaction;

                  (iv)     sales of Permitted Investments;

                  (v) (A) sales of Permitted PharmaBio Investments and (B) Permitted PharmaBio Swaps; provided, that, other than with respect to sales or swaps of Non-Operating Investments, after giving effect to such sale or swap (and any other sale or swap of Permitted PharmaBio Investments consummated since the last day of the immediately preceding Test Period) on a pro forma basis as if it was consummated on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Borrower would be in compliance with Sections 6.13 through 6.16, inclusive;

                  (vi) transfers of assets which transfers constitute Investments that are permitted under Section 6.04;

                  (vii) the issuance by any Designated Asian Subsidiary of its Equity Interests in connection with a public offering of Equity Interests or sale of Equity Interests to a strategic or an institutional investor, in each case for fair value; provided that (i) no such issuance shall result in the Borrower or any Restricted Subsidiary owning less than 65% of the outstanding Equity Interests on a fully diluted basis of such Designated Asian Subsidiary and (ii) the net proceeds from such issuance are either (A) retained by such Designated Asian Subsidiary and reinvested in its business or (B) applied toward the prepayment of Loans to the extent required by
         Section 2.06(c)(iii); provided, however, for purposes of this clause
         (B) only, all references to 270 days in Section 2.06(c) shall be deemed to refer to the date that is the earlier of (y) 270 days after the repatriation to the Borrower or any Subsidiary Loan Party of the net proceeds from such issuance and (z) 540 days following the date of such issuance;

                  (viii) sales, transfers and dispositions of assets between Wholly Owned Non-U.S. Subsidiaries;

                  (ix) sales, transfers and dispositions of assets as contemplated by Section 6.01(a)(ix)(1) hereof; and

                  (x) sales, transfers and dispositions of assets (other than Equity Interests of a Restricted Subsidiary) not otherwise permitted under this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (x) shall not, in the aggregate, exceed $35.0 million during any Fiscal Year and $100.0 million in the aggregate and the Net Proceeds thereof are applied as required by Section 2.06(c)(iii);

provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and (x) for at least 75% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clause (v)(A) and (y) for 100% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clauses (iv), (vii), and
(x).

                  SECTION 6.06. Sale and Leaseback Transactions. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby they shall sell or transfer any Property, real or personal, used or useful in their business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that they intend to use for substantially the same purpose or purposes as the Property sold or transferred unless (i) the sale of such Property is permitted by Section 6.05 and (ii) any Lien arising in connection with the use of such Property by any Loan Party or a Restricted Subsidiary is permitted by Section 6.02.

                  SECTION 6.07. Restricted Payments. The Parent, the Intermediate Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

                  (i) Subsidiaries of the Borrower may declare and pay dividends to the Borrower or another Subsidiary ratably with respect to their Equity Interests;

                  (ii) the Parent may pay dividends consisting solely of shares of its common stock or additional shares of the same class of shares on which the dividend is being paid;

                  (iii) so long as no Default or Event of Default shall have occurred and be continuing, the Parent may purchase, redeem or acquire, and the Borrower may make payments, directly or indirectly, to the Parent in order for it to so purchase, redeem or acquire, any of its Equity Interests or Equity Rights from any of its or its Subsidiaries' present or former officers or employees upon the death, disability or termination of employment of such officer or employee, so long as the aggregate amount of payments under this clause (iii) shall not exceed $10.0 million in any Fiscal Year and $20.0 million in the aggregate since the Effective Date;

                  (iv) so long as no Default or Event of Default shall have occurred and be continuing, payments, directly or indirectly, to the Parent to be used by the Parent to make (a) payments pursuant to the Management Agreements, upon the Effective Date, in an aggregate amount of $20 million (the "Initial Management Payment") and (b) immediately after the receipt thereof, additional payments pursuant to the Management Agreements, not to exceed in any calendar year the aggregate amount of $3.75 million plus an amount equal to the cumulative CPI Increase Amount for each calendar year following the Effective Date (the "Annual Management Payment");

                  (v) the Borrower may make payments, directly or indirectly, to the Parent in an amount not to exceed $500,000 during any Fiscal Year if the proceeds thereof are immediately used by the Parent to pay franchise taxes and other fees required to maintain the Parent's corporate existence, other taxes and general corporate and overhead expenses (including salaries and other compensation of employees) incurred by the Parent in the ordinary course of its business as a holding company for the Borrower;

                  (vi) the Borrower may make payments, directly or indirectly, to the Parent to be used by the Parent to pay consolidated, combined or similar Federal, state and local taxes payable by the Parent and directly attributable to (or arising as a result of) the operations of the Borrower and its Subsidiaries; provided, however, that (A) the amount of such dividends, distributions or advances paid shall not exceed the amount that would be due with respect to a consolidated, combined or similar Federal, state or local tax return that included the Borrower and its Subsidiaries and (B) such payments pursuant to this clause (vi) are used by the Parent for such purposes within 90 days of the receipt of such payments;

                  (vii) the Borrower may make Restricted Payments, directly or indirectly, to the Intermediate Parent or the Parent pursuant to this clause (vii) in an amount not to exceed the sum of (A) $100.0 million and (B) Cumulative Consolidated Net Income since the Effective Date so long as (x) both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing and (y) the Total Leverage Ratio as of the Test Period ending on the last day for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b) on a pro forma basis for such Restricted Payment is less than 2.80x;

                  (viii) the Borrower may make payments, directly or indirectly to the Parent to pay fees and expenses pursuant to the Fee Agreement, the Subscription Agreements and the DG Equity Rollover Agreement each as in effect on the Effective Date as well as in connection with the Transactions that have not been otherwise paid by the Borrower or Parent; provided that the aggregate amount of payments pursuant to this clause (viii) and pursuant to clause (iv)(a) of this
         Section 6.07 shall not exceed $140.0 million; and

                  (ix) so long as no Default or Event of Default has occurred and is continuing, the Intermediate Parent may make payments to the Parent on the date of issuance of any Permitted Discount Notes or within 60 days thereafter, of the net proceeds from the sale of such Permitted Discount Notes to be utilized by the Parent to redeem Series A Preferred Stock.

                  SECTION 6.08. Transactions with Affiliates. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, unless such transactions are (i) either (A) in the ordinary course of the Borrower's business or (B) approved by a majority of those members of the board of directors of the Parent that are disinterested in the relevant transactions, and
(ii) are at prices and on terms and conditions not less favorable to the Loan Party or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, except:

                  (i) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate and transactions among Subsidiaries not involving any Loan Party;

                  (ii) any Restricted Payment permitted by Section 6.07 or any Investment (other than Permitted Acquisitions) permitted by Section 6.04;

                  (iii) fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of the Borrower or any Subsidiary as determined in good faith by the board of directors of the Borrower;

                  (iv) loans and advances to employees permitted by Section 6.04(ix);

                  (v) (a) the Initial Management Payment and (b) so long as no Default or Event of Default has occurred and is continuing, the Annual Management Payment;

                  (vi) any tax sharing arrangement and payments pursuant thereto among the Borrower and its Restricted Subsidiaries and other Persons (including the Parent) with which the Borrower or its Restricted Subsidiaries are required or permitted to file a consolidated, combined or similar tax return or with which the Borrower or any of its Restricted Subsidiaries is or could be a part of a consolidated, combined or similar group for tax purposes in amounts not otherwise prohibited by this Agreement;

                  (vii) transactions between the Borrower and Dr. Gillings or his Affiliates identified on Schedule 6.08;

                  (viii) any change of control or severance payments made to employees of the Borrower as a result of the Merger pursuant to agreements identified on Schedule 6.01(a)(xx) as in effect on the Effective Date;

                  (ix) the issuance or sale of any Equity Interests of the Parent; and

                  (x) payments pursuant to the Fee Agreement, the Subscription Agreements and the DG Equity Rollover Agreement, each as in effect on the Effective Date.

                  SECTION 6.09. Restrictive Agreements. The Loan Parties will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its Property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary or to transfer property to the Borrower or any of its Restricted Subsidiaries; provided that the foregoing shall not apply to:

                  (i)      conditions imposed by law or any Loan Document;

                  (ii) clause (a) shall not apply to assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;

                  (iii) restrictions and conditions existing on the Effective Date not otherwise excepted from this Section 6.09 identified on
         Schedule 6.09 (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition);

                  (iv) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Borrower; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary;

                  (v) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary (or the assets of a Subsidiary) pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder;

                  (vi) clause (a) shall not apply to Indebtedness of Non-U.S. Subsidiaries permitted by Section 6.01(a)(vii) so long as such Indebtedness does not restrict any Lien securing any of the Loan Documents;

                  (vii) clause (b) shall not apply to Indebtedness of Non-U.S. Subsidiaries permitted by Section 6.01(a)(vii) which restrictions only apply to such Non-U.S. Subsidiaries and such encumbrances or restrictions will not materially affect the Borrower's ability to make any principal or interest payment on the Loans; and

                  (viii) clause (a) shall not apply to customary provisions in leases and service contracts in the ordinary course between the Borrower and its customers and other contracts restricting the assignment thereof.

                  SECTION 6.10. Amendments or Waivers of Certain Documents; Prepayments of Indebtedness. (a) The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise change (or waive) the terms of their Organic Documents, the documents governing any Indebtedness outstanding as of the date hereof, the Subordinated Notes, the Subordinated Notes Indenture, any documents governing Permitted Discount Notes or Permitted Subordinated Indebtedness, the Management Agreements, the Fee Agreement or the Merger Agreement, in each case, in a manner adverse to the Lenders.

                  (b) The Loan Parties will not, and will not permit any Restricted Subsidiary to, make (or give any notice or offer in respect of) any voluntary or optional payment or mandatory prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of principal of any Indebtedness of the type referred to in Section 6.01(a)(ii) (except with the net proceeds of Permitted Subordinated Indebtedness as set forth in Section 6.01(a)(ii)) (xvi) or (xxii).

                  SECTION 6.11. No Other "Designated Senior Indebtedness". Neither the Parent Guarantors nor the Borrower shall designate, or permit the designation of, any Indebtedness (other than under this Agreement or the other Loan Documents) as "Designated Senior Indebtedness" (or any equivalent term) under the Subordinated Notes Documents or any documents relating to Permitted Subordinated Indebtedness.

                  SECTION 6.12. Limitation on Activities of Parent Guarantors. Notwithstanding anything to the contrary set forth herein, neither the Parent nor the Intermediate Parent shall conduct any business or hold or acquire any assets (other than the Equity Interests of the Borrower or the net proceeds of the Permitted Discount Notes to the extent permitted by Section 6.01(a)(xxii), in the case of the Intermediate Parent, or the Intermediate Parent, in the case of the

Parent) and shall have no operations other than holding such Equity Interests or such net proceeds, as applicable.

                  SECTION 6.13. Interest Expense Coverage Ratio. The Borrower will not permit the Interest Expense Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth below opposite such period:

   Test Period                   Ratio
   ----------                    -----
December 31, 2003                2.50
March 31, 2004                   2.50
June 30, 2004                    2.50
September 30, 2004               2.50
December 31, 2004                2.50
March 31, 2005                   3.00
June 30, 2005                    3.00
September 30, 2005               3.00
December 31, 2005                3.00
March 31, 2006                   4.00
June 30, 2006                    4.00
September 30, 2006               4.00
December 31, 2006                4.00
March 31, 2007                   4.00
June 30, 2007                    4.00
September 30, 2007               4.00
December 31, 2007                4.00
March 31, 2008                   4.00
June 30, 2008                    4.00
September 30, 2008               4.00
December 31, 2008                4.00
March 31, 2009                   4.00
June 30, 2009                    4.00
September 30, 2009               4.00
December 31, 2009                4.00

                  SECTION 6.14. Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio for any Test Period ending on a date set forth below to exceed the ratio set forth opposite such period:

   Test Period                   Ratio
   -----------                   -----
December 31, 2003                 4.50
March 31, 2004                    4.50
June 30, 2004                     4.50
September 30, 2004                4.50

   Test Period                   Ratio
   -----------                   -----
December 31, 2004                 4.50
March 31, 2005                    3.75
June 30, 2005                     3.75
September 30, 2005                3.75
December 31, 2005                 3.75
March 31, 2006                    3.25
June 30, 2006                     3.25
September 30, 2006                3.25
December 31, 2006                 3.25
March 31, 2007                    2.75
June 30, 2007                     2.75
September 30, 2007                2.75
December 31, 2007                 2.75
March 31, 2008                    2.50
June 30, 2008                     2.50
September 30, 2008                2.50
December 31, 2008                 2.50
March 31, 2009                    2.50
June 30, 2009                     2.50
September 30, 2009                2.50
December 31, 2009                 2.50

                  SECTION 6.15. Senior Leverage Ratio. The Borrower will not permit the Senior Leverage Ratio for any Test Period ending on a date set forth below to exceed the ratio set forth opposite such period:

   Test Period                   Ratio
   -----------                   -----
December 31, 2003                 2.25
March 31, 2004                    2.25
June 30, 2004                     2.25
September 30, 2004                2.25
December 31, 2004                 2.25
March 31, 2005                    2.00
June 30, 2005                     2.00
September 30, 2005                2.00
December 31, 2005                 2.00
March 31, 2006                    1.75
June 30, 2006                     1.75
September 30, 2006                1.75
December 31, 2006                 1.75
March 31, 2007                    1.75

   Test Period                   Ratio
   -----------                   -----
June 30, 2007                     1.75
September 30, 2007                1.75
December 31, 2007                 1.75
March 31, 2008                    1.75
June 30, 2008                     1.75
September 30, 2008                1.75
December 31, 2008                 1.75
March 31, 2009                    1.75
June 30, 2009                     1.75
September 30, 2009                1.75
December 31, 2009                 1.75

                  SECTION 6.16. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditures, except that the Borrower and its Subsidiaries may make or commit to make Capital Expenditures not exceeding the amount set forth below (the "Base Amount") for each of the Fiscal Years of the Borrower set forth below:

     Period                       Base Amount
     ------                       -----------
December 31, 2003                $  90,000,000
December 31, 2004                   95,000,000
December 31, 2005                  110,000,000
December 31, 2006                  125,000,000
December 31, 2007                  135,000,000
December 31, 2008                  155,000,000
December 31, 2009                  155,000,000

provided that for any period set forth above, the Base Amount set forth above may be increased by a maximum of 50% of the Base Amount for any such period by carrying over to any such period any portion of the Base Amount (without giving effect to any increase) not spent in the immediately preceding period, and that Capital Expenditures in any period shall be deemed first made from the Base Amount applicable to such period in any given period; provided, further, that for avoidance of doubt, Capital Expenditures for the Fiscal Year ended December 31, 2003 shall include Capital Expenditures made or committed to be made by the Borrower prior to the Effective Date.

                  SECTION 6.17. Maintenance of Corporate Separateness. The Loan Parties shall not permit any Unrestricted Subsidiary to (a) fail to satisfy customary corporate formalities, including (i) the holding of regular board of directors' and shareholders' meetings, (ii) the maintenance of separate corporate records and (iii) the maintenance of separate bank accounts in its own name; (b) fail to act solely in its own corporate name and through its authorized officers and agents; (c) commingle any of its money or other assets with any money or other assets of any Loan Party; or (d) take any action, or conduct its affairs in a manner which is reasonably likely to result in the separate corporate existence of the Loan Parties from the Unrestricted Subsidiaries to be ignored or the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of any Loan Party in any bankruptcy, insolvency proceeding; or permit any Loan Party to make any payment to any creditor of any Unrestricted Subsidiary or provide any direct or indirect guarantee or other credit support for any Indebtedness or other obligations of any Unrestricted Subsidiary.

                  SECTION 6.18. Anti-Terrorism Law. The Loan Parties shall not
(i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in
Section 3.25 above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.18).

                  SECTION 6.19. Embargoed Person. At all times throughout the term of the Loans, (a) none of the funds or assets of the Loan Parties that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of any Loan Party, indirectly by, any Person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN List") maintained by the Office of Foreign Assets Control (OFAC), U.S. Department of the Treasury, and/or to the knowledge of any Loan Party, as of the date thereof, based upon reasonable inquiry by such Loan Party, on any other similar list ("Other List") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "Executive Orders"), and (b) no Embargoed Person shall have any direct interest, and to the knowledge of any Loan Party, as of the date hereof, based upon reasonable inquiry by any Loan Party, indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

                  SECTION 6.20. Anti-Money Laundering. At all times throughout the term of the Loans, to the knowledge of any Loan Party, as of the date hereof, based upon reasonable inquiry by such Loan Party, none of the funds of such Loan Party that are used to repay the Loans shall be derived from any unlawful activity with the result that the investment in the Loan Parties (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

                  SECTION 7.01. Listing of Events of Default. Each of the following events or occurrences described in this Section 7.01 shall constitute
(i) an "Event of Default", if any Loans, LC Disbursements or Letters of Credit are outstanding, and (ii) an "Event of Termination", if no Loans, LC Disbursements or Letters of Credit are outstanding:

                  (a) The Borrower shall default (i) in the payment when due of any principal of any Loan (including, without limitation, on any Installment Payment Date) or any reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of three Business Days), or (iii) in the payment when due of any Fee described in Section 2.11 or of any other previously invoiced amount (other than an amount described in clauses (i) and (ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of three Business Days).

                  (b) Any representation or warranty of the Borrower, the Parent Guarantors or any other Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Parent Guarantors or any other Loan Party to the Administrative Agent, the Issuing Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.

                  (c) The Borrower shall default in the due performance and observance of any of its obligations under clause (g), (h) or (l) of
         Section 5.01, clause (a) of Section 5.02 (with respect to the maintenance and preservation of the Parent Guarantors' or the Borrower's corporate existence) or Article VI.

                  (d) The Borrower, the Parent Guarantors or any other Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date of such default.

                  (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause
         (ii) is to accelerate the maturity of any such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

                  (f) Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $10.0 million individually or in the aggregate (to the extent not fully covered by insurance (less any deductible) and as to which the insurer has acknowledged responsibility to pay such judgment or order) shall be rendered against the Borrower, either Parent Guarantor or any of their Subsidiaries (or any combination thereof) and

                           (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed;

                           (ii) such judgment has not been stayed, vacated or discharged within 60 days of entry; or

                           (iii) there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of the Borrower.

                  (g) Any of the following events shall occur with respect to any Pension Plan:

                           (i) the taking of any specific actions by a Loan Party, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or any ERISA Affiliate could expect to incur a liability or obligation to such Pension Plan which could reasonably be expected to have a Material Adverse Effect; or

                           (ii) an ERISA Event, or event of noncompliance with respect to Foreign Plans, shall have occurred that gives rise to a Lien on the assets of any Loan Party or a Subsidiary or, when taken together with all other ERISA Events and events of noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to have a Material Adverse Effect.

                  (h)      Any Change in Control shall occur.

                  (i) The Borrower, either Parent Guarantor or any of their Subsidiaries shall

                           (i) become insolvent or generally fail to pay debts as they become due;

                           (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, such Parent Guarantor or any of such Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

                           (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, such Parent Guarantor or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that the Borrower, each Parent Guarantor and each such Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                           (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, such Parent Guarantor or any such Subsidiary and, if any such case or proceeding is not commenced by the Borrower, such Parent Guarantor or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Parent Guarantor or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed, provided that the Borrower, each Parent Guarantor and each such Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                           (v) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

                  (j) The obligations of either Parent Guarantor under its Guarantee in Article IX or of any other Loan Party under the Guarantee Agreement shall cease to be in full force and effect or either Parent Guarantor or any such other Loan Party shall repudiate its obligations thereunder.

                  (k) Any Lien purported to be created under any Security Document shall fail or cease to be (other than any Lien which is voluntarily released by the Collateral Agent), or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, and such failure or cessation shall continue unremedied for five days.

                  (l) The subordination provisions relating to the Subordinated Notes or any Permitted Subordinated Indebtedness (the "Subordination Provisions") shall fail in any material respect to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof or the Borrower, the Parent Guarantors or any Subsidiary Loan Party shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions.

                  SECTION 7.02. Action if Bankruptcy. If any Event of Default described in clauses (i) through (v) of Section 7.01(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrower.

                  SECTION 7.03. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (v) of Section 7.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrower and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate.

                  SECTION 7.04. Action if Event of Termination. Upon the occurrence and continuation of any Event of Termination, the Requisite Lenders may, by notice from the Administrative Agent to the Borrower and the Lenders (except if an Event of Termination described in clauses (i) through (v) of Section 7.01(i) shall have occurred, in which case the Commitments (if not theretofore terminated) shall, without notice of any kind, automatically terminate) declare their Commitments terminated, and upon such declaration the Lenders shall have no further obligation to make any Loans hereunder. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.

                                  ARTICLE VIII

                                   THE AGENTS

                  SECTION 8.01. The Agents. Citicorp North America, Inc. is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes each of the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to such Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, all payments and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Default specified in this Agreement of which such Agent has actual knowledge acquired in connection with its agency hereunder; (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by such Agent, (d) to enter into the Security Documents on behalf of the Lenders and (e) to claim all Obligations owed to any Lender against the Borrower in its own name for the purpose of any Security Documents.

                  None of the Agents nor any of their Related Parties shall be liable to the Lenders as such for any action taken or omitted to be taken by any of them except to the extent finally judicially determined to have resulted from its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. Each Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Requisite Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of actual knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. None of the Agents nor any of their Related Parties shall have any responsibility to the Loan Parties on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Loan Parties of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through any of its Related Parties or any sub-agent appointed by it and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of any Loan Document unless it shall be requested in writing to do so by the Requisite Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500.0 million or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent hereunder by such a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

                  With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and such Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                  Notwithstanding anything to the contrary in this Agreement, neither CGMI, as a Lead Arranger, in such capacity, nor CGMI or Banc One, as Syndication Agents, or RFC, as Documentation Agent, shall have any obligations, duties or responsibilities, and shall incur any liabilities, under this Agreement or any other Loan Document.

                                   ARTICLE IX

                                    GUARANTEE

                  SECTION 9.01. Guarantee of the Parent Guarantors. In order to induce the Administrative Agent, the Issuing Bank and the Lenders to execute and deliver this Agreement and to make or maintain the Loans and to issue Letters of Credit hereunder, and in consideration thereof, each of the Parent Guarantors hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Agents, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and each of the Parent Guarantors further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents, the Issuing Bank or any Lender in enforcing any of their rights under the Guarantee contained in this Article IX. The Guarantee contained in this Article IX, subject to Section 9.04, shall remain in full force and effect until all Letters of Credit have terminated, the Obligations are paid in full and the Commitments are terminated.

                  Each of the Parent Guarantors agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent, the Issuing Bank or any Lender on account of its liability under this Article IX, it will notify such Agent, the Issuing Bank or such Lender in writing that such payment is made under the Guarantee contained in this Article IX for such purpose. No payment or payments made by the Borrower or any other Person or received or collected by any Agent, the Issuing Bank or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of such Parent Guarantor under this Article IX, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 9.04, all Letters of Credit have terminated and the Obligations are paid in full and the Commitments are terminated.

                  SECTION 9.02. Amendments, etc. with Respect to the Applicable Obligations. Each of the Parent Guarantors shall remain obligated under this
Article IX notwithstanding that (i) without any reservation of rights against such Parent Guarantor, and (ii) without notice to or further assent by such Parent Guarantor, (x) any demand for payment of or reduction in the principal amount of any of the Obligations made by the Agents, the Syndication Agents, the Issuing Bank or any Lender may be rescinded by the Agents, the Syndication Agents, the Issuing Bank or such Lender, (y) any of the Obligations may be continued, and the applicable Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agents, the Syndication Agents, the Issuing Bank or any Lender, and (z) this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agents, the Syndication Agents, the Issuing Bank or any Lender for the payment of the applicable Obligations may be sold, exchanged, waived, surrendered or released. None of the Agents, the Syndication Agents, the Issuing Bank or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the Guarantee contained in this Article IX or any property subject thereto.

                  SECTION 9.03. Guarantee Absolute and Unconditional. Each of the Parent Guarantors waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agents, the Syndication Agents, the Issuing Bank or any Lender upon the Guarantee contained in this Article IX or acceptance of the Guarantee contained in this Article IX; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee contained in this
Article IX, and all dealings between each of the Parent Guarantors, on the one hand, and the Agents, the Syndication Agents, the Issuing Bank and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee contained in this Article IX. The Agents, Syndication Agents, Issuing Bank and any Lender will, to the extent permitted by applicable law, request payment of any applicable Obligation from the Borrower before making any claim against either Parent Guarantor under this
Article IX, but will have no further obligation to proceed against the Borrower or to defer for any period a claim against each of the Parent Guarantors hereunder. Except as expressly provided in the preceding sentence, each of the Parent Guarantors waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Parent Guarantor or the Borrower with respect to the Obligations. The Guarantee contained in this Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or Guarantee or right of offset with respect thereto at any time or from time to time held by any Agent, the Syndication Agents, the Issuing Bank or any Lender, (b) the legality under applicable laws of repayment by the Borrower of any Obligations or the adoption of any applicable laws purporting to render any Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Parent Guarantor or the Borrower against the Agents, the Syndication Agents, the Issuing Bank or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of either Parent Guarantor or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any Obligations, or of either Parent Guarantor under the Guarantee contained in this Article IX, in bankruptcy or in any other instance. When any Agent, the Syndication Agents, the Issuing Bank or any Lender is pursuing its rights and remedies under this
Article IX against the Parent Guarantors, such Agent, the Syndication Agents, the Issuing Bank or such Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or Guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Agent, the Syndication Agents, the Issuing Bank or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or Guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, Guarantee or right of offset, shall not relieve the Parent Guarantors of any liability under this Article IX, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents, the Syndication Agents, the Issuing Bank and the Lenders against the Parent Guarantors.

                  SECTION 9.04. Reinstatement. The Guarantee contained in this
Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Agent, the Syndication Agents, the Issuing Bank or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, all as though such payments had not been made.

                  SECTION 9.05. Payments. Each of the Parent Guarantors hereby agrees that any payments in respect of the Obligations pursuant to this Article IX will be paid without setoff or counterclaim in the currency in which the applicable Loans are denominated at the office of the Administrative Agent specified in Section 10.01.

                  SECTION 9.06. Independent Obligations. The obligations of each of the Parent Guarantors under the Guarantee contained in this Article IX are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against each of the Parent Guarantors whether or not the Borrower is joined in any such action or actions. Each of the Parent Guarantors waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any pay-ment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Parent Guarantors.

                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. (a) Except as set forth in Section 10.17, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronic mail, as follows:

                  (i) if to the Borrower, to it at 4709 Creekstone Drive, Riverbirch Building, Suite 200, Durham, NC 27703 (telecopy: (919) 941-7345) (e-mail: john.russell@quintiles.com), with a copy to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 First Union Capital Center, P.O. Box 2611, Raleigh, NC 27602, attention:
         Gerald F. Roach, Esq. (telecopy: (919) 821-6800), and a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, attention:
         Ira White, Esq. (telecopy: (212) 309-6273);

                  (ii) if to the Administrative Agent to it at Citicorp North America, Inc., 390 Greenwich St., New York, New York 10013, attention: Allen Fisher (telecopy: (212) 723-6708) (e-mail: allen.fisher@citigroup.com), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, attention: William M. Hartnett, Esq. (telecopy: (212) 269-5420);

                  (iii) if to the Syndication Agents, to ABN at 55 East 52nd Street, New York, New York 10055 and to Banc One at 1 Bank One Plaza, Mail Code ILI-0868, Chicago, IL 60603;

                  (iv) if to the Documentation Agent, to RFC at 2711 North Haskell, Suite 900, Dallas, Texas 75204;

                  (v) if to the Issuing Bank, to it at Citicorp North America, Inc., 390 Greenwich St., New York, New York 10013, attention:
         Allen Fisher (telecopy: (212) 723-6708) (e-mail: allen.fisher@citigroup.com), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, attention: William M. Hartnett, Esq. (telecopy: (212) 269-5420); and

                  (vi) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

                  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic mail or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. Each Loan Party and Lender hereunder agrees to notify the Administrative Agent in writing promptly of any change to the notice information provided above or in
Schedule 2.01.

                  (b) The Borrower shall forthwith on demand indemnify each Lender against any loss or liability which that Lender incurs (and that Lender shall not be liable to the Borrower in any respect) as a consequence of:

                  (i) any Person to whom any notice or communication under or in connection with this Agreement is sent by the Borrower by telecopy failing to receive that notice or communication (unless directly caused by that Person's gross negligence or willful default); or

                  (ii) any telecopy communication which reasonably appears to that Lender to have been sent by the Borrower having in fact been sent by a Person other than the Borrower.

                  SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by Lenders hereto and shall survive the making by the Lenders of the Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.16, 2.17, 2.18, 10.05 and 10.16 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.03. Binding Effect. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party (including any Affiliate of the Issuing Bank that issues any Let-ter of Credit). All covenants, promises and agreements by or on behalf of the Borrower, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (f) below and, solely to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or a Lender Affiliate or in connection with the initial syndication of the Commitments and Loans, the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure, Swingline Exposure or Foreign Currency Exposure, the Issuing Bank, the Swingline Lender and the Foreign Currency Lenders, as applicable) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or in connection with the initial syndication of the Commitments and Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of the Term B Loans, $1.0 million and increments of $1.0 million in excess thereof and, in the case of the Revolving Loans, $5.0 million and increments of $1.0 million in excess thereof (or (A) if the aggregate amount of the Commitment or Loans of the assigning Lender is a lesser amount, the entire amount of such Commitment or Loans, or (B) in any other case, such lesser amount as the Borrower and the Administrative Agent otherwise agree), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments and Loans, (iv) except in the case of the assignment to a Lender Affiliate of such Lender or an assignment required to be made pursuant to Section 2.21, the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and, if applicable, the forms required by Section 2.17(c) hereof, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default or an Event of Default has occurred and is continuing. Subject to acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise determined by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agree-ment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans and participations in Swingline Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to
Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon either Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof and any other Loan Document, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (viii) Schedule 2.01 shall be deemed to be amended to reflect the reduction of commitment of or deletion of the assigning Lender thereunder and the commitment of the assignee thereunder after giving effect thereto.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements, and participations in Swingline Loans, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Except to the extent inconsistent with Section 2.08(d), the entries in the Register shall be conclusive and the Borrower, the Agents, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Issuing Bank, the Swingline Lender, the Foreign Currency Lenders and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                  (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Foreign Currency Lender, the Issuing Bank or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) each Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.16, 2.17 and 2.18 and the provisions of
Section 5.01 to the same extent as if they were Lenders and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04 (provided that no participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender would have been entitled to receive in respect of the interest transferred unless either (x) such transfer to such Participant is made with the Borrower's prior written consent (not to be unreasonably withheld) or (y) a Default or an Event of Default has occurred and is continuing at the time of such participation), and (iv) the Borrower, the Agents, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (which each Lender agrees will not be limited by the terms of any participation agreement or other agreement with a participant) to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents (other than, without the consent of the Participant, amendments, modifications or waivers described in the first proviso of Section 10.08(b) that affect such Participant). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.21 as though it were a Lender.

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and its Subsidiaries furnished to such Lender by or on behalf of any of the Loan Parties; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute a confidentiality agreement in form and substance consistent with provisions of Section 10.16.

                  (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that (x) no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and (y) any foreclosure or similar action shall be subject to the provisions of Section 10.04(b) concerning assignments and shall not be effective to transfer any rights under this Agreement or in any Loan, Note or other instrument evidencing the rights of a Lender under this Agreement until the requirements of Section 10.04(b) concerning assignments are fully satisfied. In order to facilitate such a pledge or assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

                  SECTION 10.05. Expenses; Indemnity. (a) The Loan Parties agree, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, CGMI and its Affiliates, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Lead Arranger, the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement (including its rights under this Section), the other Loan Documents or the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Lead Arranger, the Issuing Bank or any Lender; provided, however, that the Loan Parties shall not be obligated to pay for expenses incurred by a Lender in connection with the assignment of Loans to an assignee Lender (except pursuant to Section 2.21) or the sale of Loans to a participant pursuant to Section 10.04.

                  (b) Each of the Loan Parties, jointly and severally, agrees to indemnify the Administrative Agent, the Collateral Agent, the Syndication Agents, the Documentation Agent, the Lead Arranger, the Issuing Bank, each Lender, each Affiliate of any of the foregoing Persons and each of their respective Related Parties (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto or thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability or Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses are finally judicially determined to have arisen by reason of the Indemnitee's gross negligence or willful misconduct.

                  (c) To the extent that the Loan Parties fail to promptly pay any amount to be paid by them to any Agent, the Lead Arranger, the Issuing Bank, the Foreign Currency Lender or the Swingline Lender under paragraph (a) or
(b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank, Foreign Currency Lender or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (other than syndication expenses); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent, the Lead Arranger, the Issuing Bank, Foreign Currency Lender or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Credit Exposures, outstanding Term B Loans and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

                  SECTION 10.06. Right of Setoff. If an Event of Default or Event of Termination shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. In connection with exercising its rights pursuant to the previous sentence, a Lender may at any time use any of the Borrower's credit balances with the Lender to purchase at the Lender's applicable spot rate of exchange any other currency or currencies which the Lender considers necessary to reduce or discharge any amount due by the Borrower to the Lender, and may apply that currency or those currencies in or towards payment of those amounts. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after making any such setoff.

                  SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.08. Waivers; Amendment. (a) No failure or delay of either Agent, the Issuing Bank or any Lender in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default regardless of whether an Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement,

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

pursuant to an agreement or agreements in writing entered into by the Borrower and the Requisite Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties or other Persons that are parties thereto, in each case with the consent of the Requisite Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of any Loan or LC Disbursement, or extend the final scheduled maturity date or any Installment Payment Date of the Loans or date for the payment of any interest on any Loan or the required date of reimbursement of any LC Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or LC Disbursement, or postpone the scheduled date of termination of any Commitment, without the prior written consent of each Lender affected thereby,
(ii) change or extend the Commitment, Foreign Currency Sublimit or Maximum Foreign Currency Sublimit or decrease the Commitment Fee or LC Fee of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.14, the provisions of this Section, the definition of "Requisite Lenders," or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the prior written consent of each Lender (or each Lender of such Class, as the case may be), (iv) release any Loan Party from its Guarantee under Article IX or a Guarantee Agreement (except as expressly provided herein or in such Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (v) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly provided in this Agreement or the Security Documents) or subordinate the Liens under any Security Document, without the written consent of each Lender, (vi) amend Section 3.01 of the Collateral Sharing Agreement without the written consent of each Lender or (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority interest of the outstanding Loans and unused Commitments of each affected Class; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent, the Lead Arranger, the Issuing Bank, Foreign Currency Lender or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of such Agent, the Lead Arranger, the Issuing Bank, Foreign Currency Lender or the Swingline Lender, as the case may be; provided, further, that (x) with respect to (i) any change to Section 2.06(c), (ii) any change to Section 2.06(g) or (iii) any amendment that changes the application of any optional or mandatory prepayments of the Loans to the remaining amortization payments under the Term B Loans, the consent of Term B Lenders representing more than 50% of the outstanding Term B Loans shall be required, (y) the consent of the Requisite Revolving Lenders shall be required with respect to any express amendment, modification, supplement or waiver of any condition precedent in
Section 4.02 to any Revolving Credit Borrowing and (z) the consent of the Requisite Foreign Currency Lenders shall be required for any modification of
Section 2.04 and any change to the definition of "Foreign Currency Lenders" or "Foreign Currency Ratable Portion" or any related definitions.

                  (c) A Revolving Lender may allocate any proportion of its Revolving Credit Commitment or Revolving Credit Exposure with respect to any waiver, amendment, modifica-tion, consent or any other action pursuant to this Section 10.08 or any other Loan Document in order to vote separate portions thereof differently with respect thereto.

                  SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents; provided that any letter agreement relating to the subject matter hereof between the Borrower and a Lender shall remain effective in accordance with its terms. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

                  SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provi-sions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 10.15. Jurisdiction; Consent to Service of Process.
(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph
(a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.16. Confidentiality. (a) The Loan Parties, the Lenders, the Administrative Agent and the Syndication Agents hereby agree that each of the Loan Parties, the Lenders, the Administrative Agent and the Syndication Agents and each of their respective officers, directors, employees, agents, accountants, attorneys and other advisors are, and have been from the commencement of discussions with respect to the facilities established by this Agreement (the "Facilities"), permitted to disclose to any and all Persons, without limitation of any kind, the structure and "tax aspects" (as such terms are used in Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Facilities, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Loan Parties, such Lender, the Administrative Agent or the Syndication Agents related to such structure and tax aspects. In this regard, each of the Loan Parties, the Lenders, the Administrative Agent and the Syndication Agents acknowledges and agrees that its disclosure of the structure or tax aspects of the Facilities is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Loan Parties, the Lenders, the Administrative Agent and the Syndication Agents acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facilities is limited in any other manner (such as where the Facilities are claimed to be proprietary or exclusive) for the benefit of any other Person. To the extent that disclosure of the structure or tax aspects of the Facilities by the Loan Parties, the Administrative Agent, the Syndication Agents or the Lenders is limited by any existing agreement between the Loan Parties, the Administrative Agent, the Syndication Agents or the Lenders, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the structure and tax aspects of the Facilities as provided in this paragraph (a).

                  (b) Subject to paragraph (a) of this Section 10.16, none of the Administrative Agent, the Syndication Agents or any Lender may disclose to any Person any confidential, proprietary or non-public information of the Loan Parties furnished to the Administrative Agent, the Syndication Agents or the Lenders by the Loan Parties (such information being referred to collectively herein as the "Loan Party Information"), except that each of the Administrative Agent, the Syndication Agents and the Lenders may disclose Loan Party Information (i) to its and its affiliates' employees, officers, directors, agents, accountants, attorneys and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Loan Party Information and instructed to keep such Loan Party Information confidential on substantially the same terms as provided herein),
(ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.16(b), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Loan Party Information (A) is or becomes generally available to the public on a nonconfidential basis other than as a result of a breach of this
Section 10.16(b) by any party to this Agreement, or (B) is or becomes available to the Administrative Agent, the Syndication Agents or such Lender on a nonconfidential basis from a source other than the Loan Parties and (viii) with the consent of the Loan Parties. Nothing in this provision shall imply that any party has waived any privilege it may have with respect to advice it has received.

                  SECTION 10.17. Citigroup Direct Website Communications. (a) Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information material, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefore, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

                  (b) Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission systems (the "Platform"). Each Loan Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

                  (c) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO THE LOAN PARTIES, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE LOAN PARTIES' OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO

HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  The Administrative Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

                  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

                  SECTION 10.18. Collateral Agent as Joint Creditor. Each of the Loan Parties and each of the Lenders agree that the Collateral Agent shall be the joint creditor (together with the relevant Lender) of each and every obligation of the Loan Parties towards each of the Lenders under or in connection with the Loan Documents, and that accordingly the Collateral Agent will have its own independent right to demand performance by the Loan Parties of those obligations. However, any discharge of any such obligation to the Collateral Agent or the relevant Lender shall, to the same extent, discharge the corresponding obligation owing to the other.

                  SECTION 10.19. Currency of Payment. (a) Each payment owing by the Borrower hereunder shall be made in the relevant currency specified herein or, if not specified herein, specified in any other Loan Document executed by the Administrative Agent (the "Currency of Payment") at the place specified herein (such requirement is of the essence of this Agreement). If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another currency, the parties hereto agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Currency of Payment with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for delivery two Business Days thereafter. The obligations in respect of any sum due hereunder to any Secured Party shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by such Secured Party of any sum adjudged to be so due in such other currency, such Secured Party may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. The Borrower agrees that (a) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Secured Party in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, the Borrower shall immediately pay the shortfall (in the Currency of Payment) to such Secured Party and (b) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such

Secured Party, such Secured Party shall promptly pay the excess over to the Borrower in the currency and to the extent actually received.

                  (b) The Obligations owing to any Secured Party hereunder shall, notwithstanding any payment in a currency other than the Currency of Payment and notwithstanding any deemed conversion or replacement hereunder, be discharged only to the extent that, on the Business Day following receipt by such Secured Party of any amount in such other currency, such Secured Party may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. The Borrower agrees that (i) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Secured Party in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, the Borrower shall immediately pay the shortfall (in the Currency of Payment) to such Secured Party and (ii) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Secured Party, such Secured Party shall promptly pay the excess over to the Borrower in the currency and to the extent actually received.

                  SECTION 10.20. Relationship of Banc One Mezzanine Corporation.

                  (a) Each of the parties to this Agreement (a) acknowledges that Banc One Mezzanine Corporation is a subsidiary of Bank One Corporation, as is OEP, (b) consents to these multiple roles, and further acknowledges that the fact that OEP and the Borrower are affiliates of Banc One Mezzanine Corporation does not mean that any action taken or proposal made by OEP or the Borrower (i) is acceptable to Banc One Mezzanine Corporation in its capacity as Co-Syndication Agent or Lender hereunder, (ii) is consistent with the terms of this Agreement or (iii) is or will be acceptable to any other Lenders, and (c) Banc One Mezzanine Corporation shall not be deemed to have knowledge of information known to the Borrower or OEP simply because they are affiliates.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         QUINTILES TRANSNATIONAL CORP.,
                                         as Borrower

                                         By: -s- James L. Bierman
                                             -----------------------------------
                                             Name: JAMES L. BIERMAN
                                             Title:

                                         PHARMA SERVICES HOLDING, INC.,
                                         as a Parent Guarantor

                                         By: -s- Dennis B. Gillings
                                             -----------------------------------
                                             Name: DENNIS B. GILLINGS
                                             Title:

                                         PHARMA SERVICES INTERMEDIATE
                                         HOLDING CORP., as a Parent Guarantor

                                         By: -s- Dennis B. Gillings
                                             -----------------------------------
                                             Name: DENNIS B. GILLINGS
                                             Title:

                                         CITICORP NORTH AMERICA, INC.,
                                         as Administrative Agent

                                         By: -s- Andrew Robinson
                                             -----------------------------------
                                             Name: ANDREW ROBINSON
                                             Title: VICE PRESIDENT

                                       CITIGROUP GLOBAL MARKETS INC.,
                                       as Sole Lead Arranger and Sole Bookrunner

                                       By: -s- Andrew Robinson
                                           -----------------------------------
                                           Name: ANDREW ROBINSON
                                           Title: VICE PRESIDENT

                                         ABN AMRO BANK N. V.,
                                         as Co-Syndication Agent

                                         By: -s- Alex Blodi
                                             -----------------------------------
                                         Name: Alex Blodi
                                         Title: Director

                                         By: -s- Todd J. Miller
                                             -----------------------------------
                                         Name: Todd J. Miller
                                         Title: Assistant Vice President

                                         BANC ONE MEZZANINE CORPORATION,
                                         as Co-Syndication Agent And Lender

                                         By: -s- Marsha A. Cruzan
                                             -----------------------------------
                                             Name: MARSHA A. CRUZAN
                                             Title: MANAGING DIRECTOR

                                         ABN AMRO Bank N.V., as Revolving Lender

                                         By: -s- Alexander M. Blodi
                                             -----------------------------------
                                         Name: Alexander M. Blodi
                                         Title: Director

                                         By: -s- Todd J. Miller
                                             -----------------------------------
                                         Name: Todd. J. Miller
                                         Title: Assistant Vice President

                                         CITICORP NORTH AMERICA, INC.,
                                         as Term B Lender

                                         By: -s- Andrew Robinson
                                             -----------------------------------
                                             Name: ANDREW ROBINSON
                                             Title: VICE PRESIDENT

                                         CITICORP NORTH AMERICA, INC.,
                                         as Revolving Lender

                                         By: -s- Andrew Robinson
                                             -----------------------------------
                                             Name: ANDREW ROBINSON
                                             Title: VICE PRESIDENT

                                         Residential Funding Corporation, as
                                         Lender and Documentation Agent

                                         By: -s- Kevin Howell
                                             -----------------------------------
                                             Name: Kevin Howell
                                             Title: Senior Vice President

                                       S-2